As filed with the Securities and Exchange Commission on August 16, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Transamerica Life Insurance Company

(Exact Name of Registrant as specified in its charter)

Iowa	6311	39-0989781
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6400 C Street SW

Cedar Rapids, IA 52499

Telephone Number: (319) 355-8511

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Brian Stallworth, Esq.

Transamerica Life Insurance Company

c/o Office of the General Counsel

6400 C Street SW

Cedar Rapids, IA 52499-4240

Telephone Number: (319) 355-8511

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities using this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY

An Individual Flexible Premium Deferred Index-Linked Annuity

Policy Issued by Transamerica Life Insurance Company

This prospectus includes important information about the Transamerica Structured Index Advantage® Annuity (the “Policy”), which you can use to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. This prospectus describes all material terms of the Policy, including material state variations. You should carefully read this prospectus and speak with your financial professional about whether the Policy is appropriate for you. You should also consult with a tax professional.

The Policy allows you to allocate your premium payments and earnings (if any) among the Policy’s investment options, which currently include index- linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”).

•

Index Account Options. Each Index Account Option is tied (or “linked”) to the performance of a specific market index or exchange- traded fund for a defined time period (a “Crediting Period”). Each Index Account Option currently has a Buffer (10%, 15%, or 20%) downside feature that provides limited protection against any negative Index rate of return that may be charged to your investment for a Crediting Period. At the end of a Crediting Period, you could lose up to 90% of premiums and earnings invested in an Index Account Option with a 10% Buffer, up to 85% in an Index Account Option with a 15% Buffer, and up to 80% in an Index Account Option with a 20% Buffer. Each Index Account Option currently also has a Cap (minimum Cap Rate no lower than 2%) or Participation (minimum Participation Rate 50%) upside feature that may limit any positive Index rate of return that may be credited to your investment for a Crediting Period. The risk of investment loss could be significantly greater than the potential for investment gain. These Buffer Rates and minimum Caps or Participation Rates for each Index Account Option currently offered in this Prospectus will not change for the life of the Policy.

•	Fixed Account Option. The Fixed Account Option guarantees principal and a rate of interest for a 1-year Crediting Period.

We expect to add and remove investment options from time to time. We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution). If we offer new Index Options in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

•

For Policies with applications signed prior to May 1, 2024, if we offer a new Index Account Option that includes a Buffer, a Cap, or a Participation Rate, the minimum Buffer Rate will be at least 10%, the minimum Cap Rate will be at least 2%, and the minimum Participation Rate will be no lower than 50%, respectively.

•

For Policies with applications signed on or after May 1, 2024, if we offer a new Index Account Option that includes a Buffer, there is no pre-specified minimum Buffer Rate. If we offer a new Index Account Option that includes a Cap or a Participation Rate, the minimum Cap Rate will be at least 2% and the minimum Participation Rate will be no lower than 10%, respectively.

•

Within any guaranteed limits to which are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. Further, while we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal downside protection. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that we may not offer investment options in the future that are attractive to you based on your personal preferences, risk tolerances, or time horizon, or with the risk that we may offer only a single Index Account Option in the future, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no investment options that you wish to select, but the Surrender may be subject to surrender charges, will be based on an interim value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax if taken before age 59 1/2), and your Policy will terminate.

You should not buy this Policy if you are not willing to assume its investment risks. See PRODUCT RISK FACTORS beginning on page 22 . Index-linked annuities are complicated investments. You may lose money, including your principal investment and previously credited earnings. Charges and adjustments under the Policy could cause your losses to be greater than the downside protection of the Index Account Options. Your losses may be significant. The Policy is designed primarily for investors who expect to remain invested in an investment option until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals.

The Policy may not be appropriate for you if you plan to take withdrawals from an Index Account Option before the end of the Crediting Period, especially if you plan to take ongoing withdrawals, such as automatic withdrawals, advisory fee withdrawals, or minimum required distributions. You should consult with a financial professional.

•

Before the end of a Crediting Period for an Index Account Option, if you take a surrender or any type of withdrawal, including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, or surrender charge-free withdrawal, or if you exercise the Performance Lock feature, or if you annuitize, or if the death benefit is paid, or if a fee or charge is deducted, the transaction will be based on the interim value of your investment in that Index Account Option. Interim values fluctuate daily, positively or negatively. Interim values could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings). For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction listed above can be performed without the application of at least one interim value.

•

Before the end of a Crediting Period for an Index Account Option, if you take any type of partial withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge free withdrawal, or any other withdrawal), or if a fee or charge is deducted from that Index Account, your investment base will be proportionately reduced. This proportionate adjustment will also reduce the death benefit. This negative adjustment could be greater than the amount withdrawn or deducted and could negatively impact your gains or losses significantly.

•

A six-year surrender charge period applies to the initial and any additional premium payment. In addition, a surrender or withdrawal may be subject to federal and state income taxes and a 10% federal penalty tax if made before age 59 1/2.

•

You may be able to pay investment advisory fees directly from this Policy. Advisory fee withdrawals will reduce your Policy value and will be subject to the same risks and consequences of withdrawals, including surrender charges, interim value adjustments, negative adjustments, and income taxes and tax penalties and proportionate reductions to the death benefit. For tax-qualified Policies, there is no maximum limit on advisory fee withdrawals. For non-qualified Policies, advisory fee withdrawals are subject to a maximum limit of 1.5% of the Policy’s cash value (determined without regard to any surrender charges) each Policy Year. We will not report advisory fee withdrawals as taxable distributions to the IRS. However, we cannot guarantee that federal and/or state taxing authorities will not subject advisory fee withdrawals to income taxes or tax penalties. You should consult a tax professional.

Our financial obligations under the Policy are subject to our financial strength and claims-paying ability.

The Securities and Exchange Commission (the “SEC”) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you are a new investor in the Policy, you may cancel your Policy within 10 days (30 days for replacement Policies). In some states or circumstances, this period may be longer. Upon cancellation, you will receive the value of your Policy, plus any fees or charges deducted on the date of cancellation, unless a different amount is required by law. If you invest in an Index Account Option, you will be subject to risk of loss during the right to cancel period because the amount refunded will be based on an interim value. State law may require us to refund the greater of your Policy value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period.

Transamerica Capital, Inc. is the principal underwriter for the Policy. The minimum initial premium is $25,000. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities, in any state where offers or sales are not permitted.

Prospectus Date: [ ], 2024

GLOSSARY

Account – An Index Account, the Fixed Account, the Fixed Holding Account, or the Performance Lock Account.

Accrued Credit Advantage Fees – Accrued Credit Advantage Fees are used to calculate Interim Values for an Index Account Option subject to a Credit Advantage Fee. Interim Values will reflect a dollar for dollar reduction equal to Accrued Credit Advantage Fees, which accrue on a daily basis during the Crediting Period.

Administrative Office – Transamerica Life Insurance Company, Attention: Customer Care Group, 6400 C Street SW, Cedar Rapids, IA 52499, (800) 525-6205.

Advisory Fee Withdrawals (advisory fee withdrawals) – If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may request that your financial professional or financial professional’s firm be permitted to request withdrawals from the Policy for the purpose of paying your investment advisory fees. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. For tax-qualified Policies issued as an IRA or in connection with certain tax-qualified retirement plans, there is no maximum limit on advisory fee withdrawals. For non-qualified Policies, advisory fee withdrawals are subject to a maximum limit of 1.5% of the Policy’s cash value (determined without regard to any surrender charges) each Policy Year. Please contact our Administrative Office to inquire about setting up advisory fee withdrawals.

Allocation Account – An Index Account Option or the Fixed Account Option.

Allocation Anniversary – Each twelve-month anniversary of the Crediting Period start date of an Index Account Option. The number of Allocation Anniversaries is equal to the length of the Crediting Period in years.

•

For a 1-year Crediting Period, there would be only one Allocation Anniversary. For example, if you begin a 1-year Crediting Period for an Index Account Option on January 1, 2022, the only Allocation Anniversary would be January 1, 2023.

•

For a 2-year Crediting Period, there would be two Allocation Anniversaries. For example, if you begin a 2-year Crediting Period for an Index Account Option on January 1, 2022, the Allocation Anniversaries would be January 1 of 2023 and 2024.

•

For a 6-year Crediting Period, there would be six Allocation Anniversaries. For example, if you begin a 6-year Crediting Period for an Index Account Option on January 1, 2022, the Allocation Anniversaries would be January 1 of 2023, 2024, 2025, 2026, 2027, and 2028.

Annuitant – The person on whose life any annuity payments involving life contingencies will be based.

Annuity Commencement Date – The date upon which annuity payments are to commence.

Beneficiary (beneficiary) – A person designated to receive the death benefit.

Best Entry Reset Maximum – For a Best Entry Enhanced Index Account Option, a percentage representing the maximum total reduction in the Initial Index Value allowed due to one or more resets.

Best Entry Reset Minimum Value – For a Best Entry Enhanced Index Account Option, the lowest value to which the Initial Index Value can be reset. The Best Entry Reset Minimum Value equals the Index Value at the beginning of the Crediting Period multiplied by (1 plus the Best Entry Reset Maximum).

Best Entry Reset Threshold – For a Best Entry Enhanced Index Account Option, the net percentage decrease in the Index Value necessary to reset the Initial Index Value on an Observation Day, comparing the Index Value at the beginning of the Crediting Period to the Index Value on that Observation Day.

Bond Reference Portfolio Yield – A reference portfolio yield rate which is the sum of a treasury rate and an option adjusted spread from a widely utilized bond index. The Bond Reference Portfolio Yield used to calculate Interim Value on a given Business Day will be based on the option adjusted spread as of the prior Business Day.

Buffer – The Downside Protection Type for the available Index Account Options. If you select an Index Account Option, your investment will incur loss at the end of the Crediting Period for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance). If the Index Change were -15%, your Index Credit Rate would be -5% and you would incur loss.

Buffer Rate – A percentage used to calculate the Index Credit Rate for an Index Account Option when the Index Change is negative.

Business Day – Any day when the New York Stock Exchange is open for regular trading.

Cap – A Growth Opportunity Type. If you select an Index Account Option with Cap, you will participate in positive Index performance at the end of the Crediting Period up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

Cap Rate – For an Index Account Option with Cap, the percentage used to calculate the Index Credit Rate if the Index Change is positive.

Company (we, us, our) – Transamerica Life Insurance Company.

Credit Advantage – We currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

Credit Advantage Fee – The additional fee charged when you invest in an Index Account Option with a Credit Advantage Growth Opportunity Type.

Crediting Period – The duration of an Allocation Account’s investment term, expressed in years. The Crediting Period is also the period of time during which the performance of an Index Account Option is linked to the performance of an Index.

Death Benefit – Upon the death of the Annuitant during the accumulation phase, an amount payable equal to the Policy Value, or if the GMDB Rider is in effect, the greater of the Policy Value or the GMDB. If the Owner is not the Annuitant, we will pay the Cash Value if the Owner predeceases the Annuitant during the accumulation phase.

Default Option – Currently, the Fixed Account Option.

Downside Protection Type – A feature of an Index Account Option that provides limited protection from negative Index performance. (Buffer is the only Downside Protection Type that we are currently offering as part of the Index Account Options.)

Final Index Value – The Index Value for the final day of a Crediting Period.

Fixed Account – The fixed interest account supporting the Fixed Account Option and the Performance Lock Account.

Fixed Account Option – The fixed interest investment option under the Policy.

Fixed Holding Account – The interest-bearing account generally in which premium payments are held until allocated to an Allocation Account.

Guaranteed Minimum Death Benefit (guaranteed minimum death benefit) – The minimum death benefit provided by the Guaranteed Minimum Death Benefit (GMDB) rider. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the rider effective date. Thereafter, over the life of the rider, the guaranteed minimum death benefit will increase dollar for dollar for subsequent premium payments, and will be proportionately reduced by withdrawals. If the GMDB rider has been elected, the guaranteed minimum death benefit is only payable upon the death of the Annuitant during the accumulation phase.

The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

•	For Policy applications signed before May 1, 2024, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

•

For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

GMDB Benefit Base – Under the Guaranteed Minimum Death Benefit rider, the GMDB Benefit Base equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and proportionate reductions for withdrawals).

Good Order (good order) – The receipt by the Company, at our Administrative Office, of all information, documentation, instructions, and/or premium payment deemed necessary by the Company to issue the Policy or execute any transaction pursuant to the terms of the Policy.

Growth Opportunity Type – A feature of an Index Account Option that determines how and the extent to which an Index Account Option will participate in positive Index performance. (Cap and Participation are the only Growth Opportunity Types that we are currently offering as part of the Index Account Options.)

Index – The market index or exchange-traded fund to which an Index Account Option may be linked.

Index Account / Index Account Option – An index-linked investment option under the Policy.

Index Account Option Value – The value of your investment in an Index Account Option at the end of a Crediting Period.

Index Base – The portion of the Policy Value allocated to an Index Account Option, less the sum of any adjustments for withdrawals or fees and charges deducted from the Index Account Option since inception of a Crediting Period.

Index Change – The net percentage change in the Index Value between the first day of a Crediting Period and the last day of the Crediting Period.

Index Credit – A dollar amount of gain or loss reflected in your Index Account Option Value at the end of a Crediting Period. Index Credit may be positive, negative, or equal to zero.

Index Credit Rate – A percentage gain or loss used to calculate your Index Account Option Value at the end of a Crediting Period. The Index Credit Rate may be positive, negative, or equal to zero.

Index Value – The value of an Index at the end of a day. When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an exchange-traded fund, the Index Value at the end of a day is the closing share price of the fund for that day on the fund’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day. The Company relies on the Index Values reported by a third-party. If for any reason, the Index Value for a Business Day is not provided to the Company, the Index Value for that Business Day will be the most recently provided Index Value.

Initial Index Value – The Index Value on the first day of a Crediting Period. The Initial Index Value may be reset to a lower Index Value under a Best Entry Enhanced Index Account Option.

Interim Value – The value of an Index Account Option on any Business Day during the Crediting Period, except the first and last day of the Crediting Period, used to determine the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. If you exercise Performance Lock, the “locked-in” gain or loss will be based on an Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges). The Interim Value for a Business Day is calculated at the end of that Business Day.

Interim Values could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for a transaction that is processed based on an Interim Value. If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, your Interim Values may be lower than they would be if there wasn’t an ongoing surrender charge period depending on market conditions.

Interim Value Index Credit Rate – A percentage gain or loss used to calculate an Interim Value for an Index Account Option. The Interim Value Index Credit Rate may be positive, negative, or equal to zero.

Minimum Required Cash Value – The minimum benefits under the Policy required by applicable state law.

Negative Adjustment (negative adjustment) – A proportional reduction in your Index Base if (i) a fee or charge is deducted from an Index Account Option before the conclusion of the Crediting Period; or (ii) you take any type of withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal) from an Index Account Option before the conclusion of the Crediting Period. A negative adjustment could be greater than the amount withdrawn, and could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Observation Day – For a Best Entry Enhanced Index Account Option, any day on which we observe the Index Value to determine whether to reset the Initial Index Value.

Observation Frequency – For a Best Entry Enhanced Index Account Option, the length of time (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days.

Option Value – The value of a hypothetical portfolio of options used to estimate the value of your Index Credit prior to the end of the Crediting Period. The replicating portfolio of options are designated by us for each Index Account Option and are used to estimate the fair value of the risk of loss and the possibility of gain at the end of a Crediting Period, expressed in percentage terms. If Option Value calculation data is not available on a Business Day, we will use the last available Option Value calculation data for Interim Values.

Owner (you, your) – The person who may exercise all rights and privileges under the Policy, including the Owner and any joint Owner.

Payee – The person to whom annuity payments will be made.

Participation – A Growth Opportunity Type. Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means an additional charge will apply to any Index Account Option with Participation. If you select an Index Account Option with Participation, you will participate in a percentage of positive Index performance at the end of the Crediting Period, and that percentage will be the Participation Rate. For instance, if you select an Index Account Option with Participation and a Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%.

Participation Rate – For an Index Account Option with Participation, the percentage used to calculate the Index Credit Rate if the Index Change is positive.

Performance Lock – A feature that may be exercised for any Index Account Option on any Business Day between the first and last day of the Crediting Period. If you exercise the Performance Lock feature, your Interim Value as of the Performance Lock Date (less any Remaining Credit Advantage Fees and any other applicable charges) will be “locked-in.” You will no longer participate in any Index performance (positive or negative) for that Index Account Option, and no Index Credit will be applied at the end of the Crediting Period for that Index Account Option.

You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

Performance Lock Account – An interest-bearing account to which your locked-in Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. The Performance Lock Account is part of our Fixed Account. If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock.

Performance Lock Date – If you exercise the Performance Lock feature for an Index Account Option, the date as of which your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) is locked-in.

Policy – The Transamerica Structured Index Advantage® Annuity.

Policy Anniversary – The anniversary of the Policy Date for each year the Policy remains in force. If a certain date does not exist in a given month, the first day of the following month will be used.

Policy Date – The date on which the Policy becomes effective.

Policy Quarter – Each three month period beginning on the Policy Date.

Policy Value – The amount that represents the value of your investment in the Accounts.

Policy Year – The 12-month period following the Policy Date. The first Policy Year starts on the Policy Date. Each subsequent Policy Year starts on the Policy Anniversary.

Premium Payment (premium payment) – An amount paid to us by or on behalf of an Owner, as consideration for the benefits provided under the Policy.

Remaining Credit Advantage Fees – Applicable only to an Index Account Option subject to a Credit Advantage Fee. Before the end of the Crediting Period, Remaining Credit Advantage Fees equal the total Credit Advantage Fee less any Credit Advantage Fees that were previously assessed. At the end of the Crediting Period, Remaining Credit Advantage Fees equal the total Credit Advantage Fee less any Credit Advantage Fees that were previously assessed.

Renewal Letter – We will send existing Owners a personalized letter at least 21 days before the end of each Crediting Period (or at least 21 days before the next Allocation Anniversary after exercising Performance Lock for an Index Account Option). Among other information, your Renewal Letter will:

(i) remind you of your opportunity to decide how your Policy Value should be re-invested; (ii) remind you of the Allocation Account(s) that will be available for investment, as set forth in the prospectus for the Policy at that time; (iii) provide the current upside rates for the available Allocation Account(s); and (iv) remind you to submit instructions to us at least one Business Day before the end of the Crediting Period (or the next Allocation Anniversary, if you exercised Performance Lock).

Surrender – A full withdrawal of cash value and termination of the Policy.

Withdrawal (withdrawal) – A withdrawal of cash value from the Policy that is less than a Surrender. Any withdrawal that you request includes:

one-time withdrawals, automatic withdrawals under the systematic payout option, withdrawals taken to satisfy minimum required distributions under the Internal Revenue Code, withdrawals of the surrender charge-free amount (a surrender charge-free withdrawal), withdrawals under the Nursing Care and Terminal Condition Waiver, withdrawals under the Unemployment Waiver, and advisory fee withdrawals.

Written Notice – Written notice, signed by the Owner, that gives us the information we require and is received in good order at the Administrative Office. For some transactions, we may accept an electronic notice or telephone instructions. Such electronic notice must meet the requirements for good order that we establish for such notices.

SUMMARY

The Transamerica Structured Index Advantage® Annuity is an individual flexible premium deferred index-linked annuity policy. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis, and you may choose to convert those accumulated funds into a stream of guaranteed income payments from us. The amount of money that you are able to accumulate under your Policy will depend upon the performance of the investment options you select, the fees and charges deducted from your Policy, and the actions that you take with respect to your Policy, such as whether and when you take withdrawals. The Policy also includes a death benefit to help you financially protect your designated beneficiaries.

The Policy is designed primarily for investors who expect to remain invested in an Allocation Account until the end of its Crediting Period and may be appropriate for you if you have a long investment time horizon. This Policy is not designed for people who expect to take early or frequent withdrawals. See PRODUCT RISK FACTORS for information about the Policy’s investment risks.

Transamerica Life Insurance Company is the issuer of the Policy. An investment in the Policy is subject to the risks related to us. Any obligations, guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. See COMPANY OVERVIEW and FINANCIAL STATEMENTS for detailed information about the Company, including financial information.

BUYING THE POLICY

If you, any joint Owner, and the designated Annuitant are younger than age 86 as of the date the Policy application is signed, you may buy the Policy. You may obtain an application to purchase the Policy through a financial intermediary appointed by us as an insurance agent who sells the Policy.

Submit your completed, signed, and dated application and your initial premium payment to us through your financial intermediary. The minimum initial premium payment is $25,000. See THE ANNUITY, PURCHASE, PREMIUM PAYMENTS – INITIAL PREMIUM PAYMENT, and SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about buying the Policy.

We currently issue Policies that are treated as “qualified” or “non-qualified” under the Internal Revenue Code. Earnings accumulate under the Policy on a tax-deferred basis and will be taxed as ordinary income only when withdrawn or otherwise paid out. If you purchase the Policy through an individual retirement account (IRA) or through a tax-qualified plan, you do not get any additional tax benefit under the Policy. See TAX INFORMATION.

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period. See PURCHASE – Right to Cancel Period. State variations may apply to your Policy. See OTHER INFORMATION – State Variations for state by state differences.

PHASES OF THE POLICY

The Policy, like all deferred annuity policies, has two phases: (1) an “accumulation phase” for retirement savings and (2) an “income phase” for a stream of income.

The Accumulation Phase

You should consider the following important features of the accumulation phase:

•

Index-Linked and Fixed Interest Investment Options. To help you accumulate assets during the accumulation phase, you can invest your premium payments in (and at certain times transfer Policy Value among) the Policy’s available investment options. The available investment options currently include certain index-linked investment options (“Index Account Options”) and a fixed interest option (“Fixed Account Option”) (together “Allocation Accounts”). The performance of your Policy will vary depending on the performance of the Allocation Accounts that you choose. Each Allocation Account has its own unique risks.

If you invest in an Index Account Option, the Index Account Option’s downside protection may not fully protect you from loss. Your losses could be significant.

See AVAILABLE ALLOCATION ACCOUNTS for information about the Allocation Accounts that are currently available for investment. See also SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for important information about how to obtain current upside rates for the Allocation Accounts.

•	Crediting Periods. Each Allocation Account has an investment term, expressed in years, representing the duration of an investment in that Allocation Account (a “Crediting Period”).

•	For an Index Account Option, gain or loss is generally applied to your Policy at the end of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX ACCOUNT OPTION VALUE.

•

Also for an Index Account Option, gain or loss will be applied when any of the following transactions are performed before the end of the Crediting Period: (i) Surrender of the Policy; (ii) any type of withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal); (iii) exercise of Performance Lock; (iv) annuitization of the Policy; (v) payment of the death benefit; or (vi) deduction of a fee or charge from that Index Account Option (including the service charge, a GMDB rider fee, or a Credit Advantage Fee, except Accrued Credit Advantage Fees). Such interim gain and loss calculations are based on Interim Values.

Interim Values fluctuate daily, positively or negatively. Depending on market conditions, Interim Values could be unfavorable to you because they could reflect significantly less gain or more loss than would be applied at the end of a Crediting Period. There could be significantly less money available to you for any transaction that is processed based on an Interim Value, which could significantly reduce the values received under the Policy.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

•	For the Fixed Account Option, interest is credited to your Policy each day until the end of the Crediting Period. See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION.

At the end of the Crediting Period for an Allocation Account, you may choose to reinvest in the same Allocation Account for another Crediting Period if it is available for investment at that time. You may also choose to transfer Policy Value in that Allocation Account to any other Allocation Account that is available for investment at that time. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option, with the annual interest rate that we have declared for new Crediting Periods. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.

Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

•

No Interim Transfers Between Investment Options. You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

•	Access to Your Money. You may Surrender your Policy or take withdrawals from your Policy at any time during the accumulation phase.

•

If you Surrender the Policy, you will receive your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If your cash value is lower than the Minimum Required Cash Value upon Surrender, you will receive the Minimum Required Cash Value. Your Policy will terminate upon Surrender.

•

If you take a withdrawal from the Policy that is less than a Surrender, the amount withdrawn will be deducted pro-rata from your Allocation Accounts and the Performance Lock Account unless you instruct us otherwise. Withdrawals will not be taken from the Fixed Holding Account unless all other Accounts have been exhausted of value. In general, the minimum withdrawal amount is $500. Withdrawals may be subject to surrender charges and may trigger the deduction of other fees and charges.

•	A Surrender and withdrawals may be subject to federal and state income taxes and a 10% federal tax penalty if made before age 59 1/2.

•

If an amount is deducted from an Index Account Option as a result of a withdrawal or Surrender before the end of the Crediting Period, the transaction will be processed based on an Interim Value for that Index Account Option. As previously noted, Interim Values could be unfavorable to you. If you take a withdrawal or Surrender while your Policy has multiple ongoing Crediting Periods for Index Account Options that end at different times, an Interim Value for some or all of your Index Account Options may apply depending on your instructions to us.

•

When any type of withdrawal is taken from an Index Account Option before the end of the Crediting Period (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), there is a proportional reduction to your investment base (a “negative adjustment”). A negative adjustment could be greater than the amount withdrawn due to the proportional nature of the reduction. See TYPES OF ACCOUNTS – Index Account Options – Negative Adjustments to Index Base for an explanation of how the negative adjustment is calculated. A negative adjustment could significantly reduce your gains (if any) or contribute to losses at the end of the Crediting Period (because the Index rate of return will be applied to a smaller Index Base). A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

•

A withdrawal taken from an Index Account Option at the end of the Crediting Period is not subject to a negative adjustment or an Interim Value. However, any such withdrawal is subject to applicable surrender charges and taxes (including a 10% federal penalty tax if taken before age 59 1/2) as discussed above. If you wish to take a withdrawal at the end of the Crediting Period, we must receive your withdrawal request at least one Business Day before the end of the Crediting Period.

•

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may be able to pay investment advisory fees directly from this Policy via advisory fee withdrawals. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1/2) and proportionate reductions to the death benefit. For tax-qualified Policies issued as an IRA or in connection with certain tax-qualified retirement plans, there is no maximum limit on advisory fee withdrawals. For non-qualified Policies, advisory fee withdrawals are subject to a maximum limit of 1.5% of the Policy’s cash value (determined without regard to any surrender charges) each Policy Year. We will not report advisory fee withdrawals as taxable distributions to the IRS; therefore, they may not be subject to federal income tax. However, we cannot guarantee that federal and/or state taxing authorities will not subject advisory fee withdrawals to income taxes or tax penalties. You should consult with a tax professional.

You should carefully consider the risks and consequences associated with a Surrender or withdrawal under the Policy. Surrender charges and taxes that may apply to a Surrender or withdrawal may be significant. In addition, because of the application of an Interim Value and negative adjustment, a Surrender or withdrawal prior to the end of a Crediting Period for an Index Account Option may significantly reduce the value of your investment and result in losses. The loss may be more than the downside protection applicable to the Index Account Options from which the Surrender or withdrawal is made.

Automatic withdrawals under the systematic payout option, minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and proportionate reductions to the death benefit.

See ACCESS TO YOUR MONEY later in this prospectus for additional information about Surrendering the Policy and taking withdrawals.

•

Additional Premium Payments. You may make additional premium payments during the accumulation phase, subject to certain restrictions. An additional premium payment may be invested in one or more of the Allocation Accounts that are available for investment at that time. See PREMIUM PAYMENTS for additional information.

•

Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS – Performance Lock for additional information about this feature.

•

Death Benefit – The Policy has either (a) a guaranteed minimum death benefit under the GMDB rider or (b) a Policy Value / cash value death benefit. If your Policy does not include the GMDB rider, the Policy Value / cash value death benefit will apply to your Policy. Once your Policy is issued, your death benefit cannot be changed.

•

Guaranteed Minimum Death Benefit (GMDB Rider). The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

•	For Policy applications signed before May 1, 2024, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

•

For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

The GMDB rider may only be added to your Policy at the time you purchase the Policy (under limited circumstances, the GMDB rider may be re-elected after termination of the rider, following the death of the Owner or Annuitant). The GMDB rider provides for a guaranteed minimum death benefit equal to total premium payments reduced proportionately for withdrawals (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal). The guaranteed minimum death benefit under the GMDB rider is payable only upon the death of the Annuitant during the accumulation phase. This means:

•

If the Annuitant and the Owner under the Policy are the same person, then upon the death of such person during the accumulation phase, the death benefit will be the greater of the guaranteed minimum death benefit and the Policy Value.

•

If the Annuitant and Owner are not the same person, then upon the death of the Annuitant during the accumulation phase, the death benefit will equal the greater of the guaranteed minimum death benefit and the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges). If the Owner pre-deceases the Annuitant during the accumulation phase, the death benefit will be equal to the Policy’s cash value (i.e., the Policy Value less any applicable surrender charge). The guaranteed minimum death benefit would not be payable because it is not payable upon the death of an Owner who is not also the Annuitant.

If you are purchasing the Policy and considering whether to elect the GMDB rider for an additional charge, the rider will not be appropriate for you if (i) the Annuitant and Owner under your Policy will not be the same person and (ii) death benefit coverage on the Owner’s life is more important to you than death benefit coverage on the Annuitant’s life, as the guaranteed minimum death benefit will not be payable upon the death of an Owner who is not also the Annuitant.

•

Policy Value / Cash Value Death Benefit. If the GMDB rider is not in effect under your Policy, the Policy includes a Policy Value or cash value death benefit for no additional charge. Under this death benefit, the amount payable differs depending on whether the Annuitant and Owner under the Policy are the same person.

•

If the Annuitant and the Owner are the same person, then upon the death of such person during the accumulation phase, the death benefit will equal the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges).

•

If the Annuitant and the Owner are not the same person, the amount payable will depend on whether the deceased is the Annuitant or the Owner. Upon the death of the Annuitant, the benefit will equal the Policy Value. Upon the death of the Owner, the death benefit will equal the Policy’s cash value (i.e., the Policy Value less any applicable surrender charges).

We will add to the death benefit any additional amounts necessary to comply with applicable state non-forfeiture law.

See DEATH BENEFIT for additional information about the Policy’s death benefit. See also FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE for information about GMDB rider fees, if any.

The Income Phase

After your third Policy Anniversary (or earlier if required by state law), you may elect to annuitize your Policy, converting your accumulated assets into a stream of guaranteed income payments from us. This is the Policy’s income phase. The Policy includes multiple fixed income options from which you can select.

If you have not annuitized your Policy by the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law), your Policy will automatically enter the income phase. If you have not elected a fixed income option at that time, the fixed income option “Life with 10 Years Certain” will be selected for you unless we agree to another method of payment.

When your Policy enters the income phase, the accumulation phase ends. You cannot invest in any Allocation Accounts during the income phase, and you cannot withdraw money from your Policy during the income phase. The death benefit from the accumulation phase terminates at the beginning of the income phase (including the GMDB rider, if applicable), although certain fixed income options may provide for an amount payable upon death.

If your Policy is annuitized on a date other than the end of the Crediting Period for an Index Account Option, the amount to be annuitized will be based on an Interim Value. If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

See ANNUITY PAYMENTS (INCOME PHASE) for additional information about the income phase. See OTHER INFORMATION – State Variations for a description of material state variations related to the Policy’s income phase, as well as other state by state differences under the Policy. Surrender charges do not apply upon annuitization.

FEES AND CHARGES

Charges for Early Withdrawals (Surrender Charges). If you take a withdrawal from your Policy, or Surrender your Policy, during the first 6 years after you purchase the Policy or make an additional premium payment, you will be assessed a surrender charge of up to 8% (as a percentage of premium payments withdrawn), declining to 0% over that time period. For example, if you were to withdraw $100,000 during the surrender charge period, you could be assessed a charge of up to $8,000 on the amount withdrawn. Surrender charges do not apply to certain amounts withdrawn during the surrender charge period, regardless of whether such amounts are withdrawn as part of a withdrawal or Surrender. See FEES AND CHARGES – Surrender Charges for more information. See also ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about surrender charge waivers.

Maximum Potential Loss Due to Interim Value. Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, or if a fee or charge is deducted from that Index Account Option, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

Ongoing Fees and Charges. Listed below are the fees and charges you may pay each year under the Policy. Please refer to your Policy’s specifications page for information about the specific fees and charges that apply to you. These fees and charges are in addition to and separate from any investment advisory fees you may be charged by a financial professional to provide you with investment advice. If such investment advisory fees were included below, your overall fees and charges would be higher.

•

Service Charge. We will deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date and when you Surrender the Policy. Each time we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that date) or a maximum of $50, whichever is less, and we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on that date is at least equal to the minimum amount specified in your Policy.

•

GMDB Rider Fee. The Guaranteed Minimum Death Benefit (GMDB) rider may be subject to an additional fee of up to 0.50% (as an annualized percentage of the GMDB Benefit Base). See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE and DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

Transaction Charges. Other than surrender charges and ongoing fees and charges, the following transaction charges may apply under the Policy:

•

Credit Advantage Fee. If you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage,” you will pay an additional fee for the increased upside potential associated with that Index Account Option. The annualized fee percentage is the percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period. Each available Index Account Option with a Credit Advantage Growth Opportunity Type has an annualized fee percentage of 1.25%.

•	Special Service Fees. We may deduct a charge for various special services (e.g., overnight delivery). The fees charged for any such service will vary, but will not exceed $50 per service.

See FEES AND CHARGES later in this prospectus for additional information, including examples.

TYPES OF ACCOUNTS

Fixed Holding Account

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

Amounts held in the Fixed Holding Account are credited compound interest daily. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. The current annual interest rate for the Fixed Holding Account is available online https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary.

See TYPES OF ACCOUNTS – FIXED HOLDING ACCOUNT later in this prospectus for additional information.

Fixed Account Option

If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. The current annual interest rate for the Fixed Account Option is available online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about how to obtain the current annual interest rate for the Fixed Account Option.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period.

See TYPES OF ACCOUNTS – FIXED ACCOUNT OPTION later in this prospectus for additional information.

Index Account Options

Generally. When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of a specific market index or exchange-traded fund (the “Index”). The Index’s performance is measured by calculating the net percentage change in the value of the Index (the “Index Change”) between the first day of the Crediting Period (the “Initial Index Value”) and the last day of the Crediting Period (the “Final Index Value”). For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., (1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., (900/1000) – 1 =-10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features, as described below.

Positive Index Change. When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s “Growth Opportunity Type.”

•

Cap – If you select an Index Account Option with Cap, you will participate in positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For instance, if you select an Index Account Option with a Cap Rate of 10%, and at the end of the Crediting Period the Index Change is 5%, your Index Credit Rate (i.e., your Index rate of return) would be +5%. If the Index Change were 15%, your Index Credit Rate would be limited to +10%.

You will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For additional information and examples for Cap, see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPE: CALCULATING GAIN USING CAP later in this prospectus.

•

Participation – If you select an Index Account Option with Participation, you will participate in a percentage of positive Index performance, and that percentage will be the Participation Rate. For instance, if you select an Index Account Option with Participation and a Participation Rate of 80%, and at the end of the Crediting Period the Index Change is 10%, your Index Credit Rate would be +8%. Please note:

•	A Participation Rate equal to 100% means that you will fully participate in positive Index performance.

•	A Participation Rate less than 100% means that you will not fully participate in positive Index performance.

•	We may declare Participation Rates greater than 100%, which would have the effect of increasing your gains beyond the Index Change.

If the Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment.

Currently, all Index Account Options with Participation are designated as “Credit Advantage,” which means an additional charge will apply for any Index Account Option with Participation that you select.

For additional information and examples for Participation, see AVAILABLE ALLOCATION ACCOUNTS – GROWTH OPPORTUNITY TYPE: CALCULATING GAIN USING PARTICIPATION later in this prospectus.

Zero Index Change. When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

Negative Index Change (Applying the Buffer). When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its “Downside Protection Type.” We currently only offer Index Account Options with Buffer as the Downside Protection Type. Due to the operation of the Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. A Buffer absorbs the impact of negative Index performance before the negative Index performance impacts your investment.

If the negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of that negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -5%, your Index Credit Rate would be 0% (i.e., no loss due to negative Index performance).

If the negative Index performance goes beyond the Buffer Rate, your investment will incur loss. Your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance. For example, if you select an Index Account Option with a Buffer and a Buffer Rate of 10%, and at the end of the Crediting Period the Index Change is -15%, your Index Credit Rate would be -5% and you would incur loss.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

For additional information and examples of how we calculate your Index Credit Rate using Buffer, see AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPE: CALCULATING LOSS USING THE BUFFER.

Index Account Option Value. The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated by applying the “Index Credit Rate” to your “Index Base.”

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the “Index Credit.” The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for fees or charges or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Any fees or charges deducted at the end of the Crediting Period will be deducted on a dollar for dollar basis from your Index Account Option Value after the Index Credit is applied. Continuing the examples above, if a $50 service charge were deducted from that Index Account Option on the same day that the Index Credit was applied, the Index Account Option Value would be reduced after the Index Credit to $10,950 (i.e., $11,000—$50) or $8,950 (i.e., $9,000—$50), respectively. See FEES AND CHARGES.

See TYPES OF ACCOUNTS – INDEX ACCOUNT OPTIONS and VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION later in this prospectus for more information.

Negative Adjustments to Index Base. On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE later in this prospectus for additional information, including examples. See also APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

Interim Values. We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit.

The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value of your investment will include an adjustment that could reduce or increase your Interim Value depending on market conditions. In decreasing fixed income yield environments, this adjustment will serve to reduce the Interim Value. In increasing fixed income yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

For additional information about how Interim Values are calculated, including our Interim Value formula and examples, see VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES. See also APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and additional examples of Interim Value calculations.

Index Substitutions. During a Crediting Period, if a market index serving as an Index is discontinued or if the calculation of the index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, or if an exchange-traded fund (ETF) that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX SUBSTITUTIONS for additional information, including information about how we calculate the Index Change after a substitution and examples.

Performance Lock. On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise

Performance Lock at all. If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account. You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period. You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance.

After you exercise Performance Lock, until the next Allocation Anniversary, the amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations.

On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any Remaining Credit Advantage Fees and any other applicable charges). If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

SeeVALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for additional information about this feature, including examples.

ALLOCATION ACCOUNTS

Summary of Available Allocation Accounts. Summarized below are the Allocation Accounts that are currently available for investment. For a complete listing of Allocation Accounts that are currently available for investment, see AVAILABLE ALLOCATION ACCOUNTS later in this prospectus.

•

Fixed Account Option. We are offering one Fixed Account Option. It has a 1-year Crediting Period and a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations.

•	Basic Index Account Options. We are offering 40 “Basic Index Account Options.” Each Basic Index Account Option has the following design elements:

•	An Index, either the S&P 500® Index, Fidelity World Factor Leaders IndexSM 0.5% AR, First Trust Equity Edge IndexTM, iShares® Russell 2000 ETF, or iShares® U.S. Technology ETF.

•	A Crediting Period, either 1 year, 2 years, or 6 years.

•	Buffer as its Downside Protection Type, with a Buffer Rate of either 10%, 15%, or 20%.

•	A Growth Opportunity Type, either (a) Cap, subject to a guaranteed minimum Cap Rate no lower than 2.00%, or (b) Participation, subject to a guaranteed minimum Participation Rate of 50%.

•	Enhanced Index Account Options (Best Entry). We are offering four “Enhanced Index Account Options,” all of which are “Best Entry” options. Each Best Entry option has the following design elements:

•	An Index, either the S&P 500® Index or Fidelity World Factor Leaders IndexSM 0.5% AR.

•	A Crediting Period of 6 years.

•	A Buffer as its Downside Protection Type, with a Buffer Rate of 10%.

•	A Cap as its Growth Opportunity Type, with a guaranteed minimum Cap Rate no lower than 8.00%.

•	Four additional design elements related to Best Entry’s Initial Index Value reset feature, as discussed under “Summary Explanation of Best Entry” below.

The Growth Opportunity Type for certain Index Account Options is designated as “Credit Advantage.” You will pay an additional annualized fee of 1.25% if you select an Index Account Option with a Credit Advantage Growth Opportunity Type for investment. In exchange for the additional fee, the Growth Opportunity Type will provide more upside potential, based on the upside rates we declare, than would be provided if the Growth Opportunity Type were not designated as “Credit Advantage.” There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all. The additional fee will increase any losses or decrease any gains.

We expect to add and remove investment options from time to time. We will always offer the following Index Account Option: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution). If we offer a new Index Account Option in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

•

For Policies with applications signed prior to May 1, 2024, if we offer a new Index Account Option that includes a Buffer, a Cap, or a Participation Rate, the minimum Buffer Rate will be at least 10%, the minimum Cap Rate will be at least 2%, and the minimum Participation Rate will be no lower than 50%, respectively.

•

For Policies with applications signed on or after May 1, 2024, if we offer a new Index Account Option that includes a Buffer, there is no pre-specified minimum Buffer Rate. If we offer a new Index Account Option that includes a Cap or a Participation Rate, the minimum Cap Rate will be at least 2% and the minimum Participation Rate will be no lower than 10%, respectively.

•

Within any guaranteed limits to which are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. Further, while we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal downside protection. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax), and your Policy will terminate.

The availability of Allocation Accounts may vary by financial intermediary or state. You may obtain information about the Allocation Accounts that are available through your financial intermediary or in your state by contacting your financial professional or our Administrative Office.

Selecting Allocation Accounts For Investment. When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

A complete listing of Allocation Accounts that are currently available for investment can be found in tables under AVAILABLE ALLOCATION ACCOUNTS later in this prospectus. Those tables do not include the current annual interest rate for the Fixed Account Option, the current Cap Rates for the Index Account Options with Cap, or the current Participation Rates for the Index Account Options with Participation (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your Allocation Accounts.

See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT later in this prospectus for detailed information about how to obtain current upside rates and what to expect when selecting your Allocation Accounts.

Summary Explanation of Best Entry. When you invest in any Index Account Option, we measure your Index rate of return based on your Initial Index Value. If there is a market downturn after your Crediting Period starts, your gains could be less and your losses could be greater at the end of the Crediting Period. Best Entry, on a limited basis, can help reduce this risk through its Initial Index Value reset feature, as described further below.

Each Best Entry option has a Cap and Buffer. We will calculate your Index Change for a Best Entry option the same way as a Basic Index Account Option. We will apply the Cap if the Index Change is positive or zero, or Buffer if the Index Change is negative. There is only one difference between Best Entry and a Basic Index Account Option:

•	Under a Basic Index Account Option, the Initial Index Value is always the Index Value on the Crediting Period start date.

•

Under a Best Entry option, the Initial Index Value may automatically reset from the Index Value on the Crediting Period start date to a lower Index Value that occurred after the Crediting Period began.

Best Entry’s Initial Index Value reset feature is based on the following four design elements: (i) a monthly Observation Frequency; (ii) either three or six Observation Days; (iii) a Best Entry Reset Threshold of -5%; and (iv) a Best Entry Reset Maximum of either -5% or -20%. How the Initial Index Value reset feature works:

•	The Index Value on the first day of the Crediting Period is the starting Initial Index Value.

•

The Initial Index Value may reset only on an “Observation Day.” Depending on the option you choose, there are only three or six Observation Days, and therefore only three or six calendar days on which the Initial Index Value is eligible to reset.

•

Each Observation Day will correspond to the same calendar day on which the Crediting Period began and is determined based on the monthly Observation Frequency. This means there is one month (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days. Observation Days will begin with the month immediately following the Crediting Period start date. For example: if the Crediting Period start date is January 1, 2022 and there are six Observation Days, the six Observation Days would be February 1, March 1, April 1, May 1, June 1, and July 1, 2022.

•	On an Observation Day, the Initial Index Value will automatically reset if both:

(i)	The value of the Index has decreased by the “Best Entry Reset Threshold” (which is expressed as -5%) compared to the Index Value on the first day of the Crediting Period; and

(ii)	The Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Crediting Period).

For example, assume you select a Best Entry option with six Observation Days and the Crediting Period start date is January 1. Also assume the Initial Index Value on January 1 is 1000. On February 1 (the first Observation Day), if the Index Value is 950 or lower (which represents a 5% decrease from the Index Value on the first day of the Crediting Period, i.e., 1000 – (1000 x 0.05) = 950)), the Initial Index Value will automatically reset to the Index Value on February 1, subject to the “Best Entry Reset Minimum Value” discussed below. However, if the Index Value on February 1 is higher than 950, the Initial Index Value would remain at 1000. Continuing this example, assuming the Initial Index Value reset to 950 on February 1, if the Index Value on March 1 (the second Observation Day) is lower than 950, the Initial Index Value would automatically reset to the Index Value on March 1, subject to the Best Entry Reset Minimum Value. If the Index Value on March 1 is 950 or higher, the Initial Index Value would remain at 950. The same analysis would be performed on each of the remaining four Observation Days (April 1, May 1, June 1, and July 1).

•	In no event will the Initial Index Value be reset to a higher Index Value.

•

In no event will the Initial Index Value reset below a certain Index Value called the “Best Entry Reset Minimum Value.” The Best Entry Reset Minimum Value is derived by multiplying the Index Value on the Crediting Period start date by the “Best Entry Reset Maximum,” which is equal to either -5% or -20%. No future resets are allowed if the Initial Index Value has been reset to the Best Entry Reset Minimum Value.

For example, assume the Crediting Period start date is January 1. Also assume the Index Value on January 1 is 1000 and the Best Entry Reset Maximum is -20%. The Best Entry Reset Minimum Value would be 800 (i.e., 1000 x (1 + -20%) = 800). The Initial Index Value could never reset below 800. On February 1 (the first Observation Day), assume the Index Value is 750. The Initial Index Value would reset from 1000 to 800, not from 1000 to 750. The Initial Index Value would then remain at 800 for the remainder of the Crediting Period. On the remaining Observation Days, there would be no reset, even if the Index Value is lower than 800.

Please note, there are currently two Best Entry options that have a Best Entry Reset Threshold and Best Entry Reset Maximum that are both equal to -5%. Under these two options, which are available for no additional charge, the Initial Index Value may reset no more than one time. Any such reset will equal -5% (because the reset threshold and reset maximum are the same). For the other Best Entry options, multiple resets and aggregate resets of up to -20% are possible, but those options are subject to a Credit Advantage Fee.

•	The Initial Index Value, as reset, if applicable, will be used to calculate the Index Change at the end of the Crediting Period.

For example, assume the Index Value on the Crediting Period start date is 1000. Also assume the Initial Index Value reset from 1000 to 945 on an Observation Day and there were no other resets. Based on these assumptions, the Initial Index Value at the end of the Crediting Period would be 945. Accordingly, when calculating the Index Change at the end of the Crediting Period, we would use the reset Initial Index Value of 945 rather than the original Initial Index Value of 1000.

Assuming a Final Index Value of 1100, the Index Change would be +16.4% (i.e., (1100/945) – 1 = +16.4%). If the original Initial Index Value of 1000 had applied instead, the Index Change would have been only +10% (i.e., (1100/1000) – 1 = +10%). Please note that the reset increases gains in this example only if the Cap Rate is higher than 10%. If the Cap Rate is 10% or lower, the Index Credit Rate would be the same regardless of the reset due to the upside limitations of the Cap.

Assuming a Final Index Value of 825, the Index Change would be -12.69% (i.e., (825/945) – 1 = -12.69%). If the original Initial Index Value of 1000 had applied instead, the Index Change would have been -17.5% (i.e., (825/1000) – 1 = -17.5%). In this example, the reset decreases losses because the Index Change using the original Index Value (-17.5%) exceeds the Buffer Rate of 10% to a greater extent than the Index Change using the reset Initial Index Value (-12.69%). Hypothetically, if the Index Change using the original Initial Index Value was instead -10% and the Index Change using the reset Initial Index Value was instead -5%, the reset would have no impact on your Index rate of return, because the Index Change in either case would not exceed the Buffer Rate of 10%.

Some Best Entry options are subject to a Credit Advantage Fee. As a result, you will pay an additional annualized fee of 1.25% if you select a Best Entry option for investment that includes a Credit Advantage Fee. The additional fee will increase any losses or decrease any gains. While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with Cap and Buffer. You will not participate in any positive Index performance above the Cap Rate, and the Buffer provides only limited downside protection. Your losses could be significant. In addition, on any calendar day that is not an Observation Day, which represent the overwhelming number of days in a Best Entry option Crediting Period, the Initial Index Value will not be eligible for reset, regardless of how badly the Index performs.

For additional information and examples of Best Entry, see AVAILABLE ALLOCATION ACCOUNTS – ENHANCED INDEX ACCOUNT OPTIONS – Best Entry.

PRODUCT RISK FACTORS

RISK OF LOSS

An investment in this Policy is subject to the risk of loss. You may lose money, including your principal investment and previously credited earnings. Your losses may be significant.

ALLOCATION ACCOUNT AVAILABILITY RISK

We reserve the right to add and remove Allocation Accounts as available investment options. Allocation Accounts will only be added or removed through an amendment to this prospectus. We also reserve the right to make different Allocation Accounts available for investment in connection with only new premium payments (i.e., initial or additional premium payments) as opposed to at the end of a Crediting Period. There is no guarantee that an Allocation Account that you select for investment will always be available to you in the future or available with the same current upside rates.

Our only guarantee regarding the availability of Allocation Accounts is that we will always offer at least the following Basic Index Account Option for investment: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 2.00%), and no Credit Advantage Fee. Please note the Index for that Index Account Option remains subject to our right of substitution. See INDEX SUBSTITUTION RISK below.

If we remove an Allocation Account, it will be closed such that no new premiums, reinvestments, or transfers will be allowed into that Allocation Account. If you are currently invested in an Allocation Account and it is removed, you may remain in that Allocation Account until the end of the Crediting Period.

With respect to Index Account Options that we may offer in the future:

•

For Policies with applications signed prior to May 1, 2024, if we offer a new Index Account Option that includes a Buffer, a Cap, or a Participation Rate, the minimum Buffer Rate will be at least 10%, the minimum Cap Rate will be at least 2%, and the minimum Participation Rate will be no lower than 50%, respectively.

•

For Policies with applications signed on or after May 1, 2024, if we offer a new Index Account Option that includes a Buffer, there is no pre-specified minimum Buffer Rate. If we offer a new Index Account Option that includes a Cap or a Participation Rate, the minimum Cap Rate will be at least 2% and the minimum Participation Rate will be no lower than 10%, respectively.

•

Within any guaranteed limits to which we are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. Further, while we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options that provide only minimal downside protection. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax if taken before age 59 1/2), and your Policy will terminate.

LIQUIDITY RISK

We designed the Policy to be a long-term investment. If you are not a long-term investor, this Policy may not be appropriate for you.

•

Transfer Limitations. The Policy restricts transfers between investment options, which will limit your ability to reallocate your Policy Value in response to changes in market conditions or your personal circumstances. You may transfer Policy Value invested in an Allocation Account only at the end of that Allocation Account’s Crediting Period (or on the next Allocation Anniversary, if you exercised Performance Lock).

•

Withdrawal and Surrender Consequences. You may take a withdrawal or a Surrender at any time during the accumulation phase; however, there may be significant risks and negative consequences associated with any such withdrawal or Surrender, including potential surrender charges, taxes and tax penalties, and negative impacts to the value of your investment. See WITHDRAWAL AND SURRENDER RISK.

•

Interim Values. There may be long periods of time when you cannot perform a transaction under the Policy that is not based on one or more Interim Values. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value. See INTERIM VALUE RISK.

•	Taxes. Income taxes and certain tax restrictions may apply to any withdrawal or Surrender. If taken before age 59 1/2, a withdrawal or Surrender may also be subject to a 10% federal penalty tax.

•

Delays in Payment. We generally make payment of any amount due from the Policy within seven days from the date we receive in good order all required information. When permitted by law, however, we may defer payment of any withdrawal or Surrender proceeds for up to six months from the date we receive your request.

INDEX PERFORMANCE RISK

The following risks related to Index performance apply when you invest in an Index Account Option:

•

Negative Index Performance Could Result in Loss. The performance of any Index may fluctuate, sometimes rapidly and unpredictably. Both short-term and sustained negative Index performance, over one or multiple Crediting Periods, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Crediting Period or multiple Crediting Periods.

•

Exposure to Investment Risks. When you invest in an Index Account Option, you are indirectly exposed to the investment risks associated with the linked Index. When the Index is a market index, you are indirectly exposed to the investment risks that could cause the stocks or other assets that make-up the Index to decrease in value. When the Index is an ETF, you are indirectly exposed to the investment risks associated with the ETF’s investment objective and strategies, as well as its market trading risks, all of which could cause the market price for the ETF’s shares to decrease in value. The Indexes are subject to a variety of investment risks, many of which are complicated and interrelated and all of which may adversely affect the performance of the Index. If you invest in an Index Account Option with an Index that exposes you to higher investment risks, your risk of loss may be higher depending on the Index Account Option’s downside protection.

The specific investment risks associated with the market indexes and ETFs serving as Indexes are discussed under “Investment Risks for the Market Indexes” and “Investments Risks for the Exchange Traded Funds (ETFs)” respectively below.

•

Point-to-Point Index Change Calculations. We calculate Index Changes by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Index Account Options with Crediting Periods that are multiple years in length.

•

Dividends Excluded From Index Values. Index Values do not include income from any dividends or other distributions paid by a market index’s component companies or by an ETF. The exclusion of dividends and other distributions from Index Values negatively impacts an Index’s performance.

•

No Rights in the Index. When the Index is a market index, you are not investing in the Index (which is impossible) and you have no rights with respect to the index, the index provider, or any aspect of the index or any companies whose securities comprise the index. When the Index is an ETF, you are not a shareholder in the ETF and you have no voting, dividend, liquidation, or other rights that belong to shareholders in the ETF.

•

Unavailability of Index Values. The Company relies on third parties to provide Index Values. In general, Index Values are provided to the Company each Business Day. However, there may be short or extended periods of time when the Company is not provided Index Values for an Index. This may occur for a variety of reasons that are not within the Company’s control, including severe market or operational disruptions. If the Company is not provided with an Index Value on a Business Day, the Index Value for that Business Day will be the most recently provided Index Value. If the Company is later provided an Index Value for a prior Business Day for which the Company was not originally provided an Index Value, the Company will take reasonable steps to recalculate impacted Policy values and transactions.

•

Evolving and Uncertain Economic Environment. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, changes in interest rates, and actions by governmental authorities. It is not possible to predict future performance of the markets. Depending on your individual circumstances, you may experience (perhaps significant) negative returns under the Policy. You should consult with a financial professional about how market conditions may impact your investment decisions under the Policy.

INVESTMENT RISKS FOR THE MARKET INDEXES AND EXCHANGE TRADED FUNDS

Investment Risks for the Market Indexes

The following Indexes are market indexes: S&P 500® Index, Fidelity World Factor Leaders IndexSM 0.5% AR, and First Trust Equity Edge IndexTM. Each market index that may serve as an Index is subject to the following risks:

•

Market Risk. Each market index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of a market index may be significant and unpredictable.

•

Equity Risk. Each market index is comprised of equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

•

Issuer Risk. The performance of each market index depends on the performance of individual securities that make-up the index. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

Additional Investment Risks Related to the Fidelity World Factor Leaders IndexSM 0.5% AR. In addition to the risks identified above that apply to each of the market indexes that may serve as an Index, the Fidelity World Factor Leaders IndexSM 0.5% AR is associated with additional investment risks, such as the following:

•

Performance Drag Risk. The daily performance of this Index is reduced by 0.5% annually. Without this adjustment to the return, the performance of this Index over any one year period would be approximately 0.5% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of this Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to this Index.

•

Smaller-Cap Risk. Compared to large-capitalization companies, mid- and small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid- and small-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. These risks are generally greater for small-capitalization companies.

•

Foreign Securities Risk. Investments in the securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Investments in non-U.S. companies may lose money due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets, including geopolitical turmoil. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

•

Currency Risk. The value of the Index could decline if the currency of a non-U.S. market depreciates against the U.S. dollar. Currency exchange rates can be very volatile and can change quickly and unpredictably.

•

Factor-Based Methodology Risk. The Index is designed to offer exposure to companies that are deemed to have certain characteristics (or factors), including: attractive valuations, high quality profiles, lower volatility than the broader market, and positive momentum signals. Also, the non-U.S. component of the Index is designed to offer exposure to non-U.S. companies with low correlation to the U.S. equity market. There is no guarantee that a factor-based selection methodology will enhance performance or reduce risk.

•

New/Exclusive Index Risk. The Index is exclusively licensed to Transamerica for use with this Policy. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued. The Index does not have a performance history that pre-dates the offering of this Policy, and there may be less public information about this Index compared other market indexes like the S&P 500® Index. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

Additional Investment Risks Related to the First Trust Equity Edge IndexTM. In addition to the risks identified above that apply to each of the market indexes that may serve as an Index, the First Trust Equity Edge IndexTM is associated with additional investment risks, such as the following:

•

Performance Drag Risk. The daily performance of this Index is reduced by 0.55% annually. Without this adjustment to the return, the performance of this Index over any one year period would be approximately 0.55% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of this Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to this Index.

•

Smaller-Cap Risk. Compared to large-capitalization companies, mid- and small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid- and small-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. These risks are generally greater for small-capitalization companies.

•

Financial Companies Risk. The Index may have significant exposure to securities issued by financial companies. Financial companies, such as retail and commercial banks, insurance companies and financial services companies, are especially subject to the adverse effects of economic recession, currency exchange rates, extensive government regulation, decreases in the availability of capital, volatile interest rates, portfolio concentrations in geographic markets, industries or products (such as commercial and residential real estate loans), competition from new entrants and blurred distinctions in their fields of business.

•

Underlying Index Methodology Risk. There can be no assurance that the stock selection criteria used by the Index’s underlying indexes, which are generally intended to identify companies with strong dividend characteristics and lower risk characteristics, will enhance performance or reduce risk. Even though the underlying indexes’ selection methodologies seek to identify companies with strong dividend characteristics, neither the Index performance nor any underlying index performance reflects any dividends or distributions paid by the component companies.

•

Dividends Risk. The Index’s exposure to dividend-paying securities could cause the Index to underperform similar indexes that do not consider an issuer’s track record of paying dividends. Companies that issue dividend-paying securities are not required to continue to pay dividends on such securities. Therefore, there is the possibility that such companies could reduce or eliminate the payment of dividends in the future, which could negatively affect the Index’s performance.

•

New/Exclusive Index Risk. The Index is exclusively licensed to Transamerica for use with this Policy. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued. The Index does not have a performance history that pre-dates the offering of this Policy, and there may be less public information about this Index compared other market indexes like the S&P 500® Index. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

Investments Risks for the Exchange Traded Funds (ETFs)

The following Indexes are ETFs: iShares® Russell 2000 ETF and iShares® U.S. Technology ETF. Each ETF that may serve as an Index is subject to the following risks:

•

Market Risk. Each ETF could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of an ETF may be significant and unpredictable.

•

Equity Risk. Each ETF primarily invests in equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.

•

Issuer Risk. The performance of each ETF depends on the performance of individual securities in which the ETF invests. Changes in the financial condition or credit rating of an issuer of those securities may cause the value of the securities to decline.

•	Fees and Expenses. Each ETF is subject to fees and expenses, including management fees and transaction costs, that reduce the performance of the ETF.

•

Tracking Error Risk. Each ETF seeks to track the investment results of a specific market index. There is no guarantee that an ETF’s investment results will have a high degree of correlation to the index it seeks to track or that an ETF will achieve its investment objective. Each ETF may be subject to tracking error, which is the divergence of an ETF’s performance from that of the index it seeks to track. This risk may be heightened during times of increased market volatility or other unusual market conditions. Among other reasons, tracking error may result because an ETF incurs fees and expenses while the index does not.

•

Market Trading Risk. Each ETF faces numerous market trading risks, including the potential lack of an active market for fund shares, losses from trading in secondary markets, periods of high volatility, and disruptions in the creation/redemption process. Any of these factors, among others, may lead to an ETF’s shares trading at a premium or discount to net asset value.

Additional Investment Risks Related to the iShares® Russell 2000 ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

Small-Cap Risk. Compared to mid- and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of mid- and large-capitalization companies.

Additional Investment Risks Related to the iShares® U.S. Technology ETF. In addition to the risks identified above that apply to each of the ETFs that may serve as an Index, this ETF is subject to additional investment risks, such as the following:

•

Technology Company Risk. Technology companies may have limited product lines, markets, financial resources, or personnel. Technology companies typically face intense competition and potentially rapid product obsolescence. They are also heavily dependent on intellectual property rights and may be adversely affected by the loss or impairment of those rights. Companies in the technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action.

•

Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

•

Mid-Cap Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large- capitalization companies.

WITHDRAWAL AND SURRENDER RISK

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you purchase the Policy or take a withdrawal or Surrender.

•

The Policy may not be appropriate for you if you plan to take withdrawals from an Index Account Option before the end of the Crediting Period, especially if you plan to take ongoing withdrawals, such as automatic withdrawals, advisory fee withdrawals, or minimum required distributions. You should consult with a financial professional.

•	A Surrender will terminate the Policy and all its benefits, including the death benefit. See ACCESS TO YOUR MONEY.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

•

Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

•

Any type of withdrawal or a Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings). There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

•

Any type of withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

•

Income taxes, federal tax penalties, and certain tax restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1/2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•

Any withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit, including the guaranteed minimum death benefit (perhaps significantly) if the GMDB rider is in effect. The guaranteed minimum death benefit will be reduced in the same proportion that a gross withdrawal reduces your Policy Value, and this reduction may be more than the dollar amount withdrawn. See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

•

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may be able to pay investment advisory fees directly from this Policy via advisory fee withdrawals. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1/2) and proportionate reductions to the death benefit.

For tax-qualified Policies issued as an IRA or in connection with certain tax-qualified retirement plans, there is no maximum limit on advisory fee withdrawals. For non-qualified Policies, advisory fee withdrawals are subject to a maximum limit of 1.5% of the Policy’s cash value (determined without regard to any surrender charges) each Policy Year. We will not permit advisory fee withdrawals to be taken in excess of the maximum limit. If you attempt to take advisory fee withdrawals in excess of the maximum limit, we will notify you.

We will not report advisory fee withdrawals as taxable distributions to the IRS; therefore, they may not be subject to federal income tax. However, regardless of how Transamerica treats advisory fee withdrawals for tax reporting purposes, federal and/or state taxing authorities could determine that advisory fee withdrawals should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be subject to income tax, and a 10% federal penalty tax could apply if the advisory fee withdrawal was taken before you attained age 59 1/2. You should consult with a tax professional. See ACCESS TO YOUR MONEY – ADVISORY FEE WITHDRAWALS and TAX INFORMATION – Special Rules for Advisory Fee Payments.

•

Automatic withdrawals under the systematic payout option, minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and proportionate reductions to the death benefit. See ACCESS TO YOUR MONEY – SYSTEMATIC PAYOUT OPTION for information about the systematic payout option.

•

Surrender charges do not apply to payment of the death benefit payable upon the death of the Annuitant (where the death benefit is equal to either Policy Value or, if the GMDB rider is in effect, the guaranteed minimum death benefit). Surrender charges do apply to payment of the death benefit payable upon the death of an Owner who is not also the Annuitant (where the death benefit is equal to the Policy’s cash value). See DEATH BENEFIT.

BUFFER RISK

Buffers do not provide complete protection from loss related to negative Index performance. You assume the risk that you will incur losses to the extent that an Index Account Option’s Buffer does not protect you from negative Index performance. The following table shows the maximum potential loss due to negative Index performance at the end of a Crediting Period for each Buffer Rate that we currently offer. Please note the maximum loss at the end of a Crediting Period could be greater due to fees and charges.

Buffer Risk	Maximum Potential Loss Due to Negative Index Performance at End of Crediting Period (before fees and charges)
10%	90%
15%	85%
20%	80%

The limits on loss are for the duration of a single Crediting Period. If you invest in the same Index Account Option for multiple Crediting Periods, losses over multiple Crediting Periods may be larger than the stated limit for a single Crediting Period.

The maximum potential loss due to the application of an Interim Value is greater than the maximum potential loss at the end of a Crediting Period. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

In general, depending on applicable rates, an Index Account Option with relatively more downside protection based on its Buffer Rate is likely to have relatively less upside potential based on its Cap Rate or Participation Rate. Conversely, depending on applicable rates, an Index Account Option with relatively less downside protection based on its Buffer Rate is likely to have more upside potential based on its Cap Rate or Participation Rate.

For any new Index Account Option that we offer in the future, we will set the rate(s) for its Downside Protection Type in our discretion, subject to any guaranteed limits to which we are subject as described in the prospectus.

GROWTH OPPORTUNITY TYPE RISK

When you invest in an Index Account Option, the upside potential of your investment may be limited by its Growth Opportunity Type. For Cap, the Cap Rate may limit the upside potential of your investment by capping your participation in positive Index performance. Likewise, for Participation, a Participation Rate of less than 100% will limit the upside potential of your investment by limiting your participation in positive Index performance. In either case, Index Credit Rate used to calculate gains will be lower than the Index Change. The risk of investment loss could be significantly greater than the potential for investment gain.

In general, depending on applicable rates, an Index Account Option with relatively more upside potential based on its Cap Rate or Participation Rate is likely to have relatively less downside protection based on its Buffer Rate. Conversely, depending on applicable rates, an Index Account Option with relatively less upside potential based on its Cap Rate or Participation Rate is likely to have more downside protection based on its Buffer Rate.

We may declare new Cap Rates and Participation Rates for the available Index Account Options for new Crediting Periods. We set these rates in our discretion, within any guaranteed limits to which we are subject as described in this prospectus. You bear the risk that the rate(s) we declare for a new Crediting Period will not be any more or less favorable to you than any guaranteed limits to which we are subject.

Some Best Entry options are subject to a Credit Advantage Fee Growth Opportunity Type. As a result, you will pay an additional annualized fee of 1.25% if you select a Best Entry option for investment that includes a Credit Advantage Fee. The additional fee will increase any losses or decrease any gains.

INTERIM VALUE RISK

On each Business Day between the first and last day of a Crediting Period for an Index Account Option, the value of your investment in that Index Account Option is represented by the Interim Value. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, annuitization, the death benefit, Performance Lock and to pay fees and charges.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. In extreme circumstances, it is possible to lose 100% of your investment in any Index Account Option due to the application of an Interim Value (i.e., a complete loss of your principal and any prior earnings).

We calculate Interim Values by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. In general, the lower the Option Value and/or Bond Reference Portfolio Yield, the lower the Interim Value. Interim Values are not tied directly to the Index. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period.

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

If you select an Index Account Option subject to a Credit Advantage Fee, your Interim Values will also reflect a dollar for dollar reduction equal to Accrued Credit Advantage Fees. The daily accrual of Accrued Credit Advantage Fees does not impact your Index Base. However, Accrued Credit Advantage Fees will reduce Interim Value and, in turn, the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES and APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES.

NEGATIVE ADJUSTMENT TO INDEX BASE RISK

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base).

Once your Index Base for an Index Account Option has been negatively adjusted, there is no way to increase your Index Base for the remainder of the Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

Negative adjustments will have long-term, adverse impacts on your Policy. By reducing the potential gains under your Policy, and potentially resulting in more loss under your Policy, negative adjustments will ultimately reduce the amount available for withdrawal or Surrender throughout the accumulation phase, the amount payable as a death benefit during the accumulation phase, and the amount paid out during the income phase after annuitization.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE and APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS.

PERFORMANCE LOCK RISK

On any Business Day between the first and last day of the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. If you exercise Performance Lock, your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account, where it will remain until the next Allocation Anniversary unless earlier withdrawn or annuitized. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account.

The Performance Lock feature is subject to the following risks:

•

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any Remaining Credit Advantage Fees and any other applicable charges). Interim Values may be unfavorable to you. See INTERIM VALUE RISK.

•

If you lock-in an Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. It is possible that you would have realized less loss or no loss if you exercised the Performance Lock feature at a different time or not at all.

•

Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. The sooner after the Crediting Period start date or an Allocation Anniversary that you exercise Performance Lock, the longer you will forego participating in Index performance. Your investment will remain in the Performance Lock Account until the next Allocation Anniversary unless earlier withdrawn or annuitized. Depending on when you exercise Performance Lock, your investment might not participate in Index performance for up to one year.

•

If you exercise Performance Lock manually, we will lock-in the next calculated Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) after we receive your request in good order. You won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. When you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) will be triggered by the target gain that you set in advance.

•

Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1/2.

•

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature. There may not be an optimal time to exercise the Performance Lock feature during a Crediting Period. It may be better for you if you do not exercise Performance Lock during a Crediting Period. It is impossible to know with certainty whether or not Performance Lock should be exercised.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK.

CREDIT ADVANTAGE RISK

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.” There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase your losses or decrease your gains.

See FEES AND CHARGES – CREDIT ADVANTAGE FEE. See also VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE and INTERIM VALUE.

BEST ENTRY INITIAL INDEX VALUE RESET FEATURE RISK

Each Best Entry option includes an Initial Index Value reset feature that may increase your gains or decrease your losses, but there is no guarantee that it will actually increase your gains or decrease your losses. It is possible that the Initial Index Value will not reset because the contingencies upon which the reset depends may not occur. Under such circumstances, the reset feature will ultimately have no impact on your gains or losses. Even if a reset occurs, the Best Entry option is still subject to the same risks associated with the Cap and the Buffer.

See AVAILABLE ALLOCATION ACCOUNTS – ENHANCED INDEX ACCOUNT OPTIONS – Best Entry.

DEATH BENEFIT SELECTION RISK

When purchasing the Policy, you may have to decide whether to elect the GMDB rider for an additional charge. The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

•	For Policy applications signed before May 1, 2024, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

•

For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

If the GMDB rider is optional and you choose not to elect it, the Policy Value / cash value death benefit will apply to your Policy for no additional charge.

If you are considering whether to elect the GMDB rider for an additional charge, the rider will not be appropriate for you if both (i) the Annuitant and Owner under your Policy will not be the same person and (ii) death benefit coverage on the Owner’s life is more important to you than death benefit coverage on the Annuitant’s life. The Policy’s death benefit is primarily designed to provide death benefit coverage upon the death of the Annuitant. Upon death during the accumulation phase of an Owner who is not also the Annuitant, there is only one possible death benefit amount: the Policy’s cash value (i.e., the Policy Value less any applicable surrender charges). The rider’s guaranteed minimum death benefit would not be payable because it only becomes payable upon the death of the Annuitant. If you elected the GMDB rider for an additional charge, you will have paid an additional fee for an optional feature that provided no financial benefit.

Before electing the GMDB rider, you should consider that each time the GMDB fee is deducted from an Index Account Option before the end of the Crediting Period – and the GMDB fee is deducted quarterly – the deduction will be based on Interim Value and there will be a negative proportionate reduction to your Index Base. As such, the deduction could result in loss, perhaps significant and perhaps greater than the amount of the fee.

The GMDB rider is designed to provide a minimum death benefit, not necessarily an enhanced death benefit. The guaranteed minimum death benefit equals total premium payments reduced proportionately for withdrawals (including automatic withdrawals, advisory fee withdrawals, minimum required distributions, and any other withdrawal). Even if you elected the GMDB rider, upon death during the accumulation phase of the Annuitant, if the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges) is greater than the guaranteed minimum death benefit under the GMDB rider, the death benefit will be the Policy Value, same as the alternative Policy Value / cash value death benefit. If you elected the GMDB rider for an additional charge, you will have paid an additional fee for an optional feature that provided no financial benefit.

See DEATH BENEFIT for additional information, including information on how the guaranteed minimum death benefit under the GMDB rider is calculated.

INDEX SUBSTITUTION RISK

During a Crediting Period, if a market index serving as an Index is discontinued or if the calculation of the index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index, once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing.

If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors that include, but are not limited to, asset class, index composition, strategy, and index liquidity. You will have no right to reject the substitution of an Index. The performance of the new Index may differ significantly from the performance of the old Index. If we substitute the Index for an Index Account Option in which you are invested, your investment in the Policy is subject to the same terms and conditions as any other investment in an Allocation Account under the Policy. For example, you will not be permitted to transfer Policy Value prior to the end of a Crediting Period if a substitution occurs.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INDEX SUBSTITUTIONS.

RISK OF LOSS DURING CANCELLATION PERIOD

You may cancel your Policy after you purchase it, but only if you cancel it within the prescribed period, which is generally 10 days after you receive the Policy (or 30 days for replacement Policies) but could vary by state. The amount refunded will generally be the Policy Value on the date of cancellation, plus any fees or charges deducted under the Policy on the date of the cancellation. If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy Value) will be based on an Interim Value. See INTERIM VALUE RISK above. State variations may apply to your right to cancel period. See OTHER INFORMATION – State Variations.

FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

An investment in the Policy is subject to the risks related to us, Transamerica Life Insurance Company. Any obligations (including under the Index Account Options, the Fixed Account Option, the Fixed Holding Account, and the Performance Lock Account), guarantees, and benefits under the Policy are subject to our financial strength and claims-paying ability. If we experience financial distress, we may be permitted by law to delay payments to you for up to six months, and we ultimately may not be able to meet our obligations to you.

The following risks relate to the Separate Account: (i) amounts under the Policy are not held in a separate account registered under Investment Company Act of 1940; (ii) Owners do not share in the investment performance of assets held in the Separate Account; and (iii) the obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

More information about Transamerica Life Insurance Company, including our financial strength ratings, is available by visiting www.transamerica.com or calling toll-free (800) 525-6205. We encourage you to read the information about Transamerica Life Insurance Company, including our financial statements, included in COMPANY OVERVIEW and FINANCIAL STATEMENTS in this prospectus.

CYBER SECURITY AND BUSINESS CONTINUITY RISKS

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of or gap in the systems and processes necessary to support complex transactions and avoid systems failure, fraud, information security failures, processing errors, cyber intrusion, loss of data, and breaches of regulation may lead to a materially adverse effect on our administration of the Policy. We cannot assure you that interruptions, failures, or breaches in security of these processes and systems will not occur, or if they do occur, that they can be timely detected and remediated. Also, our business operations may be adversely affected by volatile natural and man-made disasters, including (but not limited to) hurricanes, earthquakes, terrorism, civil unrest, geopolitical disputes, military action, fires and explosions, pandemic diseases, and other catastrophes. Such events may impact the availability and capacity of our key personnel and may have a materially adverse effect on our administration of the Policy.

FEES AND CHARGES

There are fees and charges associated with the Policy that may reduce the return on your investment. Please note that if a fee or charge is deducted from an Index Account Option before the end of a Crediting Period for an Index Account Option (including a periodic fee or charge), the deduction will be from the Interim Value of your investment in that Index Account Option. As discussed, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges and could cause you to incur significant loss. The deduction would also result in a negative adjustment to your Index Base, which will result in lower Interim Values for the remainder of the Crediting Period and could result in less gain (if any) or more loss at the end of the Crediting Period.

SURRENDER CHARGES

During the accumulation phase, you can withdraw part (withdrawal) or all (Surrender) of your Policy’s cash value. Restrictions may apply to qualified Policies. When you take a withdrawal or Surrender, we may apply a surrender charge to compensate us for start-up expenses of the Policy relating to sales, including commissions to registered representatives and other promotional expenses.

Surrender charges, if any, apply to each premium payment, regardless of how Policy Value is allocated among the Allocation Accounts. The surrender charge decreases based on the number of years since the premium payment was made, as reflected in the table below.

Surrender Charge

(as a percentage of premium withdrawn or Surrendered)

Number of Years Since Premium Payment Date	Surrender Charge
Year 0-1	8%
Year 1-2	8%
Year 2-3	7%
Year 3-4	6%
Year 4-5	5%
Year 5-6	4%
Year 6+	0%

Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year as described below. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

For example, assume your premium payments total $100,000 and your Policy Value is $106,000 at the beginning of the second Policy Year, and you request a withdrawal of $30,000. Since that amount is more than your surrender charge-free amount ($100,000 * 10% = $10,000 is greater than the $6,000 in earnings and all premiums are currently subject to surrender charge), you would pay a surrender charge of $1,600 on the remaining $20,000 (i.e., 8% x ($30,000 – $10,000) = $1,600). Likewise, assume your Policy Value is $80,000 (total premium payments total $100,000) at the beginning of the second Policy Year and you Surrender your Policy. Since you have no earnings due to your Policy Value decreasing and all premiums are currently subject to surrender charge, your surrender charge-free amount would be $10,000 and you would pay a surrender charge of $7,200 (i.e., 8% x ($100,000 – ($10,000) = $7,200).

For surrender charge purposes, earnings are considered to be withdrawn first, then the oldest premium is considered to be withdrawn next. There is no surrender charge on the withdrawal of earnings or premium payments that are no longer subject to surrender chargers. However, withdrawals of these amounts will count towards your surrender charge-free amount when withdrawn. This means that withdrawing such amounts will reduce (possibly to zero) your surrender charge-free amount for a Policy Year.

Keep in mind that withdrawals may be taxable and, if taken before age 59 1/2, may be subject to a 10% federal penalty tax. For tax purposes, withdrawals from non-qualified Policies are considered to come from taxable earnings first.

See ACCESS TO YOUR MONEY – SURRENDER CHARGE WAIVERS for information about the Policy’s surrender charge waivers. Please note that any amounts withdrawn pursuant to a surrender charge waiver will count against the surrender charge-free amount for a Policy Year.

We may elect to reduce or eliminate the amount of the surrender charge when the Policy is sold under circumstances which reduce our sales or other expenses, or when required by regulation or regulatory authority.

Surrender charges do not apply to payment of the death benefit payable upon the death of the Annuitant (where the death benefit is equal to either Policy Value or, if the GMDB rider is in effect, the guaranteed minimum death benefit). Surrender charges do apply to payment of the death benefit payable upon the death of an Owner who is not also the Annuitant (where the death benefit is equal to the Policy’s cash value). Surrender charges do not apply upon annuitization.

MAXIMUM POTENTIAL LOSS DUE TO INTERIM VALUE

Before the end of a Crediting Period for an Index Account Option, if you take a Surrender or withdrawal, or if you exercise the Performance Lock feature, or if you annuitize the Policy, or if the Policy’s death benefit is paid, or if a fee or charge is deducted from that Index Account Option, the transaction will be based on the Interim Value of your investment in that Index Account Option. The application of an Interim Value to such transactions could result in a loss beyond the downside protection for the Index Account Option. In extreme circumstances, for any Index Account Option, the total loss could be 100% (i.e., a complete loss of your principal and any prior earnings).

SERVICE CHARGE

We will deduct a service charge from your Policy on each Policy Anniversary prior to the Annuity Commencement Date and when you Surrender the Policy. Each time we deduct this charge, it will not exceed 2% (as a percentage of your Policy Value, before the deduction of any fees or charges on that date) or a maximum of $50, whichever is less. We reserve the right to waive this charge for any reason, but we guarantee that we will waive the charge if your Policy Value, or if your total premium payments minus prior withdrawals, on that date is at least equal to the minimum amount specified in your Policy.

For example, assume your Policy Value is $100,000 on a Policy Anniversary prior to the Annuity Commencement Date. Because 2% of your Policy Value on that Policy Anniversary (i.e., $2,000) is more than the maximum service charge of $50, the service charge on that Policy Anniversary would be limited to $50.

When assessed, this charge will be allocated among all of your Allocation Accounts and the Performance Lock Account in the same proportion to how your Policy Value in those Accounts is allocated at that time and will be deducted on a dollar for dollar basis. This charge will not be deducted from the Fixed Holding Account unless all other Accounts have been exhausted of value.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE

The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

For Policy applications signed before May 1, 2024, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge. If you elected the optional GMDB rider, the applicable fee depends on the Annuitant’s age on the date that you signed the application for the Policy, as set forth in the following table:

Policy Applications Signed Before May 1, 2024

Age of Annuitant	Fee Percentage
0-50	0.05%
51-70	0.15%
71-80	0.50%

For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit that may be elected for an additional charge, as reflected in the following table:

Policy Applications Signed On or After May 1, 2024

Age of Annuitant	Fee Percentage
0-70	0.00% (No Charge	)
71-80	0.50%

If your Policy includes a GMDB rider that is subject to an additional fee:

•

Before electing the rider, you should consider that each time the GMDB fee is deducted from an Index Account Option before the end of the Crediting Period – and the GMDB fee is deducted quarterly – the deduction will be based on Interim Value and there will be a negative proportionate reduction to your Index Base. As such, the deduction could result in loss, perhaps significant and perhaps greater than the amount of the fee.

•	The fee percentage applicable to your rider will not change for the life of your rider.

•

The fee is charged as a percentage of your GMDB Benefit Base, which equals the guaranteed minimum death benefit under the rider (including any increases for additional premium payments and proportionate reductions for withdrawals).

•

The additional fee will be calculated and deducted quarterly, on the same day of the month as the rider effective date. If that day does not exist for a given month, the first calendar day of the following month will be used. The quarterly fee is calculated by multiplying the GMDB Benefit Base by the GMDB rider fee percentage and dividing that amount by four. For example, assume your annualized fee percentage for the GMDB rider is 0.50%, and at the end of a quarterly period prior to the Annuity Commencement Date, your GMDB Benefit base is $100,000. On that date, your GMDB rider fee would be $125 (i.e., $100,000 x 0.50% / 4 = $125).

•

The fee will be deducted on a pro-rated basis (based on the number of days that have elapsed since the end of the last Policy Quarter) if the rider is terminated. However, the pro-rated charge will not be deducted upon termination due to death.

•

When assessed, the fee will be allocated among all of your Allocation Accounts and the Performance Lock Account in the same proportion to how your Policy Value in those Accounts is allocated at that time and will be deducted on a dollar for dollar basis. This charge will not be deducted from the Fixed Holding Account unless all other Accounts have been exhausted of value.

Under limited circumstances, the GMDB rider may be re-elected after termination of the rider, following the death of the Owner or Annuitant, provided that we are still offering the GMDB rider and subject to any age eligibility requirements that we are imposing on new GMDB rider elections. If you re-elect the GMDB rider, the re-elected rider will be subject to the annualized fee percentages we are offering at the time of re-election. The applicable fee, if any, may depend on the age of the Annuitant at the time the re-election request is received in good order. The annualized fee percentage will not exceed 2.00%. If the GMDB rider can be re-elected under an eligible Policy for no additional charge, the rider will be automatically re-elected. Otherwise, re-election under an eligible Policy will be optional.

See DEATH BENEFIT – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER for information about how the guaranteed minimum death benefit is calculated.

CREDIT ADVANTAGE FEE

If you invest in an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage,” you will pay an additional fee for the increased upside potential associated with that Index Account Option. The fee percentage is annualized, which generally means that even if two Index Account Options are subject to the same fee percentage but the lengths of their Crediting Periods differ, you will pay more if you select the Index Account Option with the longer Crediting Period.

The annualized fee percentage is the percentage of your Policy Value allocated to that Index Account Option on the first day of the Crediting Period. Each available Index Account Option with a Credit Advantage Growth Opportunity Type has an annualized fee percentage of 1.25%. The annualized fee percentage for an Index Account Option with a Credit Advantage Growth Opportunity Type as shown in this prospectus will not change for the life of the Policy. The dollar amount of the Credit Advantage Fee is calculated at the beginning of the Crediting Period. The fee amount will equal the dollar amount allocated to the Index Account Option on the first day of the Crediting Period, multiplied by the Credit Advantage Fee percentage, multiplied by the length of the Crediting Period (in years). For example, assume you invest $100,000 in an Index Account Option with a Credit Advantage Cap, a 6 year Crediting Period, and Credit Advantage Fee of 1.25% (annualized). Based on these assumptions, you would be subject to a total Credit Advantage Fee of $7,500 for that Crediting Period (i.e., ($100,000 x 1.25%) x 6 = $7,500). If the Crediting Period were instead only 1 year, you would be subject to a total Credit Advantage Fee of $1,250 (i.e., ($100,000 x 1.25%) x 1 = $1,250).

The Credit Advantage Fee is not assessed at the beginning of the Crediting Period. The Credit Advantage Fee is assessed at the end of the Crediting Period or, in certain circumstances, before the end of the Crediting Period as explained further below. Before the end of the Crediting Period, your Interim Values will reflect reductions for Accrued Credit Advantage Fees. Accrued Credit Advantage Fees accrue on a daily basis, each day by a dollar amount equal to the Remaining Crediting Advantage Fees less the Accrued Credit Advantage Fees, divided by the total number of days remaining in the Crediting Period. The accrual of Accrued Credit Advantage Fees against Interim Value does not impact your Index Base (i.e., it does not trigger negative adjustments to your Index Base), but will reduce the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE and INTERIM VALUE for additional information.

If you invest in an Index Account Option subject to a Credit Advantage Fee, the Credit Advantage Fee will be assessed as follows:

(1)

If you do not take a withdrawal or Surrender from the Index Account Option prior to the end of the Crediting Period, and you do not exercise the Performance Lock feature, the full Credit Advantage Fee amount will be deducted from your Index Account Option Value at the end of the Crediting Period on a dollar for dollar basis. The Credit Advantage Fee would be in addition to any other fees or charges assessed at the end of the Crediting Period.

(2)

If you take a full withdrawal from the Index Account Option or a Surrender prior to the end of the Crediting Period, the Remaining Credit Advantage Fees will be deducted from the amount payable from that Index Account Option on a dollar for dollar basis. Please note that any Accrued Credit Advantage Fees would already be reflected in your Interim Value. The Credit Advantage Fee would be in addition to any other fees or charges applicable to the withdrawal or Surrender.

(3)

If you take a partial withdrawal from the Index Account Option prior to the end of the Crediting Period, a portion of the Credit Advantage Fee will be assessed. The total deduction from Interim Value will equal (a) + (b) + (c), where:

(a)  = the amount of the requested withdrawal from the Index Account Option.

(b) = the Credit Advantage Fee assessed, less Accrued Credit Advantage Fees. Please note:

•

The Credit Advantage Fee assessed will equal: Remaining Credit Advantage Fees x (amount withdrawn / Interim Value). Remaining Credit Advantage Fees and Interim Value in this calculation are those values immediately prior to the withdrawal.

•	If the Credit Advantage Fee assessed is less than or equal to Accrued Credit Advantage Fees as of the date of the withdrawal, (b) in this formula will equal $0.

•

If the Credit Advantage Fee assessed is greater than Accrued Credit Advantage Fees as of the date of the withdrawal,( b) in this formula will equal the difference between the Credit Advantage Fee assessed and Accrued Credit Advantage Fees.

•

After the withdrawal, the next calculated Interim Value will reflect a reduction in Accrued Credit Advantage Fees. Accrued Credit Advantage Fees will be reduced by the Credit Advantage Fee assessed on the withdrawal. Accrued Credit Advantage Fees will not be reduced below $0.

(c) = Any other fees or charges applicable to the withdrawal.

(4)

If you exercise Performance Lock, the “locked-in” Interim Value (which will already reflect Accrued Credit Advantage Fees) will be reduced dollar for dollar by the Remaining Credit Advantage Fees and any other applicable fees or charges.

(5)

If a death benefit becomes payable, Remaining Credit Advantage Fees as of the date we receive due proof of death will be waived. If the death benefit is based on Interim Value, any Accrued Credit Advantage Fees reflected in the Interim Value and will not be waived.

In no event will the Credit Advantage Fee amount paid for an Index Account Option for a single Crediting Period exceed the total Credit Advantage Fee amount calculated at the beginning of the Crediting Period.

SPECIAL SERVICE FEES

We may deduct a charge for the following special services: overnight delivery, duplicate policies, non-sufficient checks on new business, duplicate Form 1099 and Form 5498 tax forms, check copies, printing and mailing previously submitted forms, and asset verification requests from mortgage companies. The fees charged for any such service will vary, but will not exceed $50 per service. We will not deduct the charge from your Policy. We will require you to pay by credit card or other accepted method when you request the service. If the service involves the issuance of a check to you, we may allow you to deduct the charge from the final check.

REDUCED FEES AND CHARGES

We may, at our discretion, reduce or eliminate certain fees and charges for certain Policies (including employer-sponsored savings plans), which may result in decreased costs and expenses.

ORDERING OF FEES AND CHARGES

At the end of the Crediting Period for an Index Account Option, fees and charges are applied after the Index Credit. Likewise, before the end of a Crediting Period for an Index Account Option, gains and losses resulting from Interim Value adjustments are applied before fees and charges. For the Fixed Account Option, the Performance Lock Account, or the Fixed Holding Account, fees and charges are applied after daily interest.

If multiple fees or charges are applied to an Account on the same day, they will be applied in the following order: (1) GMDB rider fee; (2) Credit Advantage Fee when Performance Lock is exercised; (3) Credit Advantage Fee at the end of a Crediting Period; (4) Credit Advantage Fee when a withdrawal is taken before the end of a Crediting Period; (5) service charge.

PREMIUM TAXES

A deduction is also made for premium taxes, if any, imposed on us by a state, municipality, or other government agency. We will, at our discretion, deduct the tax, currently ranging from 0% to 3.5%, from the Policy Value when you begin receiving annuity payments, you Surrender the Policy, or death proceeds are paid. We may decide to deduct the tax at the time that you make a premium payment or when due to the applicable taxing authority.

FEDERAL, STATE, AND LOCAL TAXES

We may in the future deduct charges from the Policy for any taxes we incur because of the Policy. However, no deductions are being made at the present time.

ADVISORY FEES

If you are receiving investment advice from a financial professional, you may be subject to investment advisory fees charged by your financial professional or your financial professional’s firm. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. If investment advisory fees were included in the cost of maintaining the Policy, your costs would be higher.

THE ANNUITY

This prospectus describes information you should know before you purchase the Policy.

An annuity is a contract between you (the Owner) and an insurance company (in this case, us), where the insurance company promises to pay you an income in the form of annuity payments. These payments begin on a designated date, referred to as the Annuity Commencement Date. Until the Annuity Commencement Date, your annuity is in the accumulation phase and the earnings (if any) are generally tax deferred. Tax deferral means you are not taxed until you take money out of your annuity. Once your Policy is annuitized, your annuity switches to the income phase.

We currently sell Policies that are “qualified” or “non-qualified” under the Internal Revenue Code. You will get no additional tax advantage from this annuity if you are investing in this annuity through a tax-advantaged retirement plan (such as a 401(k) plan or Individual Retirement Account (“IRA”)). We currently sell Policies to the following plans: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 457(f) plans (in certain circumstances) and Section 401(a) plans (including profit sharing plans, defined benefit pension plans, defined contribution pension plans, 401(k) plans, and combination defined benefit/contribution plans). If you purchase the Policy as an individual retirement annuity or as part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan, or certain other employer sponsored programs), your Policy is a qualified Policy. If you purchase the Policy as part of any other arrangement, your Policy is a non-qualified Policy.

The Policy is a “deferred” annuity. You can use the Policy to accumulate funds for retirement or other long-term financial planning purposes. Your individual investment and your rights are determined primarily by your own Policy.

The Policy is a “flexible premium” annuity because after you purchase it, you can generally make additional premium payments until the Annuity Commencement Date. Each additional premium payment must be at least $50 unless a different minimum is stated in your Policy. You are not required to make any additional premium payments.

The Policy is “index-linked” because the value of each Index Account Option is linked to the performance of an Index. If you invest in one or more Index Account Options, the amount of money you are able to accumulate under your Policy depends (at least in part) upon the performance of your Index Account Options. You could lose a significant amount of money that you allocate to the Index Account Options.

We do not guarantee that the Fixed Account Option will always be available. If the Fixed Account Option is available and you invest amounts in the Fixed Account Option for a Crediting Period, your principal is guaranteed and will earn interest at a guaranteed annual interest rate during that Crediting Period. The amount of money you are able to accumulate depends upon the total interest credited.

Do not purchase this Policy if you plan to use it for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

Your Policy is not intended or designed to be traded on any stock exchange or secondary market. By purchasing this Policy, you represent and warrant that you are not using the Policy for resale, speculation, arbitrage, viatication, or any other type of collective investment scheme.

PURCHASE

We will not issue a Policy unless:

•	We receive in good order all information needed to issue the Policy. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

•

We receive in good order (at our Administrative Office) a minimum initial premium payment (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

•	The Annuitant, Owner, and any joint Owner are younger than age 86 as of the date that the application is signed. The age limit may be lower for qualified Policies.

•	The Owner and Annuitant have an immediate familial relationship, unless the Owner is the Annuitant or the Owner is not an individual.

Right to Cancel Period: You may cancel your Policy after you purchase it, but only if you return it within the prescribed period, which is generally 10 days after you receive the Policy (for replacements the right to cancel period is generally 30 days) but could vary by state. The refund will generally be the Policy Value on the date of cancellation (plus any fees or charges deducted under the Policy on the date of the cancellation). If you invest in an Index Account Option when you purchase the Policy, you will be subject to risk of loss during the right to cancel period because the amount refunded upon cancellation (Policy Value) will be based on an Interim Value. Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. See PRODUCT RISK FACTORS – INTERIM VALUE RISK. Surrender charges do not apply upon cancellation. State law may require us to refund the greater of your Policy Value or your premium payment(s). For IRAs, we will refund your premium payment(s) if cancelled within the first seven days of the right to cancel period. We will pay the refund after we receive in good order at our Administrative Office within the applicable period Written Notice of cancellation and the returned policy. The Policy will then be deemed void.

State variations may apply to your Policy. See OTHER INFORMATION – State Variations.

Additional fees will apply under the Policy if (a) you own a Guaranteed Minimum Death Benefit (GMDB) rider that is subject to an additional charge and/or (b) you choose an Index Account Option with a Growth Opportunity Type designated as “Credit Advantage.” The GMDB rider may not be available for all Policies, in all states, at all times, or through all financial intermediaries.

We reserve the right to reject any application.

PREMIUM PAYMENTS

You should make checks for premium payments payable to Transamerica Life Insurance Company and send them to the Administrative Office. Your check must be honored in order for us to pay any associated annuity payments and benefits due under the Policy.

We do not accept cash. We reserve the right to not accept third party checks. A third party check is a check that is made payable to one person who endorses it and offers it as payment to a second person. Checks should normally be payable to us, however, in some circumstances, at our discretion, we may accept third party checks that are from a rollover or transfer from other financial institutions. Any third party checks not accepted by us will be returned.

We reserve the right to reject or accept any form of payment. Any unacceptable forms of payment will be returned. We reserve the right to restrict or refuse any premium payment.

INITIAL PREMIUM PAYMENT

The initial premium payment for qualified and non-qualified Policies must be at least $25,000 (including anticipated premiums from exchanges, transfers, or rollovers as indicated on your application or electronic order form).

You must obtain our prior approval to purchase a Policy with an amount in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant are all younger than age 81; or

•	$500,000 if you, any joint Owner, or the Annuitant is at least age 81.

Your initial premium payment may not be credited to your Policy on the day that you leave your premium payment with your financial intermediary. Your financial intermediary may take a period of time to assess whether buying this Policy is suitable for you. Your financial intermediary may send us your initial premium payment while they complete this assessment. Your financial intermediary must also ensure that we have all the information needed for us to process your Policy. We will not begin to process your Policy during this period.

We will credit your initial premium payment to your Policy within two Business Days after the Business Day that we receive your initial premium payment, your application (or order form), and once we determine that your Policy information is both complete and in good order. This time period is in addition to the time your financial intermediary may take to complete their part of the process.

If your information is not received in good order and we are unable to complete our part of the process within 30 Business Days after the Business Day that we receive your initial premium payment and your application (or electronic order form), then we will return your initial premium payment at that time. We will credit your initial premium payment within two Business Days after your information is both complete and in good order. Neither we nor your financial intermediary are responsible for lost investment opportunities while we each complete our review processes. Any initial premium payments received by us will be held in our general account until credited to your Policy. You will not earn interest on your initial premium payment during these review periods.

The date on which we credit your initial premium payment to your Policy is generally the Policy Date. Please note, the Policy Date is not the date that the initial premium payment is allocated to the selected Allocation Account(s), because the initial premium payment will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after the Policy Date, whichever occurs first. The Policy Date is used to determine certain time periods under your Policy, such as Policy Years, Policy Quarters, and Policy Anniversaries.

We will consider any premium that we receive with your Policy application and within 14 calendar days of the date you sign your Policy application (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover) to be part of your initial premium payment. We will not wait until the end of the 14 calendar day (or 60 calendar day) period to apply your total initial premium payment to the Policy. We will credit the portion of your initial premium payment accompanying your Policy application or that we otherwise receive before the Policy Date as described in the paragraph immediately above. We will credit any more initial premium that we receive on or after the Policy Date within two Business Days after the Business Day we receive it. Once credited to your Policy, such premium will be held in the Fixed Holding Account until the next 1st, 8th, 15th, or 22nd calendar day after we receive it, whichever occurs first, and then allocated among the Allocation Accounts in accordance with your instructions. Please note, if we receive any portion of the initial premium after the Policy Date, the Crediting Periods associated with your initial premium payment may have different start dates.

ADDITIONAL PREMIUM PAYMENTS

You are not required to make any additional premium payments. However, you can generally make additional premium payments during the accumulation phase. Additional premium payments must be at least $50. We will credit an additional premium payment to your Policy within two Business Days after the Business Day we receive the premium payment and required information in good order at our Administrative Office.

Before an additional premium payment is allocated to the selected Allocation Account(s), it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day after we credit the additional premium payment to your Policy, whichever occurs first.

When you allocate an additional premium payment to one or more Allocation Accounts, a new Crediting Period will begin for each Allocation Account receiving the premium payment. No portion of an additional premium payment can be applied to an ongoing Crediting Period. Please note that if you invest in an Allocation Account for which you already have an ongoing Crediting Period, you will have multiple ongoing Crediting Periods for the same Allocation Account. Under such circumstances, each ongoing Crediting Period for the same Allocation Account will be treated as a separate investment under the Policy.

After the first Policy Year, we reserve the right to require our prior approval for any cumulative premium payments in a single Policy Year in excess of the following limits:

•	Non-qualified Policies – $25,000.

•	Qualified Policies – the lesser of any minimums required by the Internal Revenue Service or $60,000.

If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

We will not allow additional premium payments under a Policy after the Owner (or oldest joint Owner) attains the age of 90. We reserve the right to further limit or refuse additional premium payments. We may prohibit Owners from making additional premium payments under the Policy in the future on a non-discriminatory basis. If we exercise this right, Owners will lose the ability to increase Policy Value and the optional death benefit, if elected, through additional premium payments.

MAXIMUM TOTAL PREMIUM PAYMENTS

We reserve the right to require our prior approval of any cumulative premium payments in excess of:

•	$1,000,000 provided that you, any joint Owner, and the Annuitant were all younger than age 81 on the date you signed the application; or

•	$500,000 if you, any joint Owner, or the Annuitant were at least age 81 on the date you signed the application.

The maximum limit on total premium payments includes premium payments under the Policy and other policies with the same Owner or same Annuitant issued by us or an affiliate. If you do not obtain prior approval for premium payments in excess of the dollar amounts listed above, any prohibited premium payment will be deemed not in good order.

ALLOCATION OF PREMIUM PAYMENTS

Initial Premium Payment

When you purchase the Policy, we will allocate your initial premium payment to the Allocation Account(s) you selected based on the allocation instructions in your application. The allocations in your allocation instructions must be in whole percentages and must total 100%.

Additional Premium Payments

The allocation instructions in your application will initially serve as your standing allocation instructions for additional premium payments. You may change your standing allocation instructions for additional premium payments by sending written instructions to our Administrative Office, by telephone, or other electronic means acceptable to us, subject to the limitations described under OTHER INFORMATION – Telephone and Electronic Transactions. The new instructions will apply to premium payments received on or after the date we receive the change request in good order.

If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account (or another Allocation Account that we designate in an amendment to this prospectus) is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first.

Currently, the Default Option is the Fixed Account Option. See DEFAULT OPTION.

POLICY VALUE AND CASH VALUE

POLICY VALUE

Prior to the Annuity Commencement Date, your Policy Value represents the value of your investment in your Accounts, which may include the Fixed Holding Account, the Fixed Account Option, one or more Index Account Options, and the Performance Lock Account. If you invest in an Index Account Option, your Policy Value will reflect the Interim Values of your investment between the first and last day of the Crediting Period.

On any day during the accumulation phase, your total Policy Value is equal to:

•	Your total premium payment(s); minus

•	Your total gross withdrawals from the Policy (including amounts deducted for surrender charges); plus

•	Your accumulated gains on amounts allocated to Index Account(s); minus

•	Your accumulated losses on amounts allocated to Index Account(s); plus

•	Interest credited on amounts allocated to the Fixed Account and Fixed Holding Account; minus

•	Amounts deducted for fees and charges and taxes if any.

After the Annuity Commencement Date, your Policy does not have a Policy Value.

CASH VALUE

Prior to the Annuity Commencement Date, your cash value represents the total amount that is available for withdrawal or Surrender. Your cash value is equal to the Policy Value less any surrender charges, if applicable. Your cash value may be lower than or equal to your Policy Value.

After the Annuity Commencement Date, your Policy does not have a cash value.

TYPES OF ACCOUNTS

FIXED HOLDING ACCOUNT

Before an initial or additional premium payment is allocated to one or more Allocation Accounts, it will be held in the Fixed Holding Account until the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first. On such day, the premium payment (plus any accrued interest) will be allocated to the appropriate Allocation Account(s) and the Crediting Period(s) will begin on that day.

The initial premium payment will be allocated from the Fixed Holding Account as described above after the Policy Date. An additional premium payment will be allocated as described above after we credit the additional premium payment to your Policy. If the Policy Date, or the date we credit an additional premium payment, is the 1st, 8th, 15th, or 22nd calendar day, it will be allocated on the next 1st, 8th, 15th, or 22nd calendar day, whichever occurs first.

Amounts held in the Fixed Holding Account are credited compound interest daily based on the annual interest rate in effect on that day. We may change the current annual interest rate for the Fixed Holding Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate.

You may obtain the current annual interest rate online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary.

When your allocation instructions for an initial or additional premium payment are not in good order because they instruct us to allocate your premium payment to an Allocation Account that is no longer available for investment, your premium payment may be held in the Fixed Holding Account for a longer period of time than described above. See PREMIUM PAYMENTS – ALLOCATION OF PREMIUM PAYMENTS for additional information.

FIXED ACCOUNT OPTION

If you invest in the Fixed Account Option, we guarantee your principal and a fixed annual interest rate for a 1-year Crediting Period. We will credit compound interest daily throughout the Crediting Period based on the annual interest rate we declared for that Crediting Period. The current annual interest rate for the Fixed Account Option is available online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT for additional information about how to obtain the current annual interest rate for the Fixed Account Option.

We may declare a new annual interest rate for new Crediting Periods. We determine the annual interest rates for new Crediting Periods at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. You bear the risk that we will not credit interest for a new Crediting Period at a rate greater than the guaranteed minimum effective annual interest rate.

The annual interest rate declared for an ongoing Crediting Period will not change. However, the annual interest rate we declare for the Fixed Account Option may differ from Crediting Period to Crediting Period. For example, assume you have Policy Value invested in the Fixed Account Option with an ongoing 1-year Crediting Period. If the Fixed Account Option is still available for investment and you invest additional amounts in the Fixed Account Option, you will have two separate ongoing 1-year Crediting Periods for the Fixed Account Option, and the interest rates for those Crediting Periods may differ.

We do not guarantee that a Fixed Account Option will always be available for investment.

INDEX ACCOUNT OPTIONS

When you invest in an Index Account Option, your investment begins on the first day of the Crediting Period and generally ends on the last day of the Crediting Period. There are certain events that could end your investment before the last day of the Crediting Period, such as if you take a full withdrawal from that Index Account Option, Surrender the Policy, or annuitize the Policy, or if the death benefit becomes payable, or if you exercise Performance Lock, before the end of the Crediting Period.

At the end of the Crediting Period, we apply gain or loss to your Policy based on how the Index Account Option performed. The Index Account Option’s performance is linked to the performance of an Index, which will either be a market index or an exchange-traded fund. See THE INDEXES. The Index’s performance is measured by calculating the Index Change, which is the percentage difference between the Initial Index Value and the Final Index Value.

For example, regardless of how the Index otherwise performed between the beginning and end of the Crediting Period:

•	If the Initial Index Value is 1000 and the Final Index Value is 1100, the Index Change would be +10% (i.e., ((1100/1000) – 1 = 10%).

•	Likewise, if the Initial Index Value is 1000 and the Final Index Value is 900, the Index Change would be -10% (i.e., ((900/1000) – 1 = -10%).

The amount of gain or loss applied to your investment at the end of the Crediting Period will depend on the Index Change and the Index Account Option’s upside and downside features:

•

When the Index Change at the end of the Crediting Period is positive, your Policy gains value. The extent to which you participate in the positive Index performance depends on the Index Account Option’s Growth Opportunity Type. We currently only offer Index Account Options with Cap or Participation as the Growth Opportunity Type. Due to the operation of the Cap Rate or Participation Rate, as applicable, you may not fully participate in positive Index performance. See AVAILABLE ALLOCATION ACCOUNTS GROWTH OPPORTUNITY TYPE: CALCULATING GAIN USING CAP or PARTICIPATION for more information about Cap and Participation, including examples.

•	When the Index Change at the end of the Crediting Period is zero, your Policy will not gain or lose value as a result of the Index performance.

•

When the Index Change at the end of the Crediting Period is negative, your Policy will lose value only to the extent that the Index Account Option’s downside protection does not protect you from loss. The downside protection provided by an Index Account Option will depend on its Downside Protection Type. We currently only offer Index Account Options with Buffer as the Downside Protection Type. Due to the operation of the Buffer, your investment will incur loss for negative Index performance beyond the Buffer Rate. If the negative Index performance does not go beyond the Buffer Rate, you will not incur any loss as a result of that negative Index performance. See AVAILABLE ALLOCATION ACCOUNTS – DOWNSIDE PROTECTION TYPE: CALCULATING LOSS USING THE BUFFER for more information, including examples.

For more information about how gains and losses are calculated at the end of the Crediting Period, as well as about Interim Values and the Performance Lock feature, including examples, see VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION below.

PERFORMANCE LOCK ACCOUNT

The Performance Lock Account is an interest-bearing account to which your locked-in Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) will be transferred upon exercising Performance Lock for an Index Account Option. The amount held in the Performance Lock Account will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account, until the next Allocation Anniversary. We may change the current annual interest rate for the Performance Lock Account at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. You bear the risk that we will not credit interest at a rate greater than the guaranteed minimum effective annual interest rate. You may obtain the current annual interest rate online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. The Performance Lock Account is part of our Fixed Account.

See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – PERFORMANCE LOCK for information about the Performance Lock feature.

VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION

INDEX ACCOUNT OPTION VALUE

The value of your investment in an Index Account Option at the end of a Crediting Period is your Index Account Option Value. Your Index Account Option Value is calculated using the following formula:

Index Account Option Value = Index Base x (1 + Index Credit Rate)

•

Index Credit Rate / Index Credit. The Index Credit Rate represents the percentage gain or loss that we apply to your Index Account at the end of the Crediting Period (i.e., your Index rate of return). Your gain or loss can also be expressed as a dollar amount, which we then refer to as the Index Credit.

The Index Credit Rate and the Index Credit may be positive, negative, or zero.

•	Index Base. Your Index Base generally represents your investment in the Index Account Option.

The following is an example of how we calculate your Index Account Option Value at the end of a Crediting Period: Assume you invest $10,000 in an Index Account Option. At the beginning of the Crediting Period, your Index Base is $10,000. At the end of the Crediting Period, your Index Base is still $10,000 if there were no deductions for fees or charges or withdrawals before the end of the Crediting Period. At the end of the Crediting Period, we will apply the Index Credit Rate to your Index Base to calculate your Index Account Option Value.

•	Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $11,000 (i.e., $10,000 x (1 + 10%) = $11,000). The Index Credit is +$1,000.

•	Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $9,000 (i.e., $10,000 x (1 + -10%) = $9,000). The Index Credit is -$1,000.

Any fees or charges deducted at the end of the Crediting Period will be deducted on a dollar for dollar basis from your Index Account Option Value after the Index Credit is applied. Continuing the examples above, if a $50 service charge were deducted from that Index Account Option on the same day that the Index Credit was applied, the Index Account Option Value would be reduced after the Index Credit to $10,950 (i.e., $11,000—$50) or $8,950 (i.e., $9,000—$50), respectively. See FEES AND CHARGES.

NEGATIVE ADJUSTMENTS TO INDEX BASE

On the first day of the Crediting Period, your Index Base equals the dollar amount that you allocated to that Index Account Option. Your Index Base for that Index Account Option will not change unless a fee or charge is deducted from that Index Account Option, or if you take any type of withdrawal from that Index Account Option (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal), before the end of the Crediting Period, in which case your Index Base will be subject to a negative adjustment at that time. The negative adjustment is a proportionate reduction to your Index Base. It is derived by reducing your Index Base by the same percentage as the percentage reduction to your Interim Value due to the amount of the withdrawal or the fee or charge deducted (which is deducted from the Interim Value on a dollar for dollar basis).

A negative adjustment to your Index Base could result in less gain (if any) or more loss at the end of a Crediting Period, perhaps significantly less gain or more loss, because the Index Credit Rate will be applied to a lower Index Base. All withdrawals taken, and fees and charges deducted, from an Index Account Option before the end of a Crediting Period will trigger a negative adjustment to your Index Base, even fees and charges that are periodically deducted from your Policy. A negative adjustment to your Index Base may be greater than the amount withdrawn or the fee or charge deducted. A negative adjustment will also result in lower Interim Values for the remainder of the Crediting Period (because the interim rate of return will be applied to a smaller Index Base). There is no way to increase your Index Base during a Crediting Period, and therefore no way to reverse or offset the negative impact of a negative adjustment to your Index Base.

For example, assume that your Index Base on the first day of a Crediting Period for an Index Account is $10,000. Further, assume that there are no deductions as a result of fees, charges, or withdrawals from that Index Account until a given day before the end of the Crediting Period, on which day your Interim Value is $9,500 (before any deductions for fees, charges, or withdrawals) and a total of $475 in fees, charges, or withdrawals is deducted from that Index Account Option on that date. The $475 deduction would reduce your Interim Value to $9,025, representing a 5% reduction in your Interim Value (i.e., ($9,025 / $9,500) – 1 = 5%). As such, your Index Base would likewise be reduced by 5% from $10,000 to $9,500 (i.e., ($10,000 x (1 + -5%) = $9,500), a negative adjustment to the Index Base of -$500. Please note that in this example, the negative adjustment to the Index Base (-$500) was greater than the reduction in the Interim Value (-$475).

Continuing this example to the end of the Crediting Period, assume that there are no other deductions as a result of fees, charges, or withdrawals from that Index Account Option before the end of the Crediting Period:

•

Assuming an Index Credit Rate of +10%, your Index Account Option Value would equal $10,450 (i.e., $9,500 x (1 + 10%) = $10,450). The Index Credit is +$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $11,000 (i.e., $10,000 x (1 + 10%) = $11,000), and the Index Credit would have been +$1,000.

•

Assuming an Index Credit Rate of -10%, your Index Account Option Value would equal $8,550 (i.e., $9,500 x (1 + -10%) = $8,550). The Index Credit is -$950. In comparison, had your original Index Base of $10,000 not been subject to the negative adjustment earlier in this example, the Index Account Option Value would have equaled $9,000 (i.e., $10,000 x (1 + -10%) = $9,000), and the Index Credit would have been -$1,000.

If you select an Index Account Option subject to a Credit Advantage Fee, please note:

•

Your Interim Values will reflect a dollar for dollar reduction equal to Accrued Credit Advantage Fees. The daily accrual of Accrued Credit Advantage Fees does not impact your Index Base (i.e., it does not trigger a negative adjustment to your Index Base). However, Accrued Credit Advantage Fees will reduce the amount available in the Index Account for withdrawals, Surrender, annuitization, and the death benefit and to pay fees and charges.

•

If you select an Index Account Option subject to a Credit Advantage Fee and there is a deduction for a fee, charge, or withdrawal that triggers a negative adjustment to your Index Base, the proportionate reduction to your Index Base will be based on what your Interim Value would have been on that date in the absence of Accrued Credit Advantage Fees. As a result of this special treatment, the daily accrual of Accrued Credit Advantage Fees will not have the effect of increasing the percentage by which we reduce your Index Base when a negative adjustment occurs. This special treatment is limited solely to the application of negative adjustments to the Index Base when you select an Index Account Option subject to a Credit Advantage Fee.

See APPENDIX B: ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS for additional examples of negative adjustments.

INTERIM VALUES

We calculate the Interim Value of your investment in an Index Account Option each Business Day between the first and last day of the Crediting Period. The Interim Value on a given Business Day determines the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•

An amount is deducted from the Index Account Option as a result of a Surrender or withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge-free withdrawal, or any other withdrawal);

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

In any of those circumstances—including the deduction of a periodic fee or charge—the transaction will be processed based on the Interim Value for that Index Account Option on that Business Day. If you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the transactions listed above will be based on an Interim Value for some or all of your Index Account Options. For as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no time that any such transaction can be performed without the application of at least one Interim Value.

Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for fees and charges, withdrawals, a Surrender, annuitization, and the death benefit. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender or other transaction listed above is higher than at the beginning of the Crediting Period. If you use the Performance Lock feature to lock-in an Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss.

The Interim Value for an Index Account Option is calculated using the following formula:

Index Base x (1 + Interim Value Index Credit Rate) – Accrued Credit Advantage Fees, if applicable

•	Index Base. Similar to the end of a Crediting Period, we calculate Interim Values by applying a percentage gain or loss to your Index Base.

•

Interim Value Index Credit Rate. The Interim Value Index Credit Rate is a rate of return that may be positive, negative, or zero. We calculate this interim rate of return differently than the Index Credit Rate at the end of the Crediting Period.

•

Gains and losses for Interim Values are not directly tied to the performance of the Index for the Index Account Option. We calculate the Interim Value Index Credit Rate by using a formula that looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility (based on availability of calculation data), and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Credit Rate at the end of the Crediting Period, the length of time remaining in the Crediting Period, and the risk of loss and the possibility of gain at the end of the Crediting Period.

•

If a premium payment allocated to an Index Account Option is still within its six-year surrender charge period, then in addition to applicable surrender charges, the Interim Value formula described above includes an adjustment to the impact of fixed income markets on the Interim Value of your investment. In decreasing yield environments, this adjustment will serve to reduce the Interim Value. In increasing yield environments, this adjustment will serve to increase the Interim Value. The impact of the adjustment on Interim Value is at its greatest on the first day of the surrender charge period and lessens as the remaining number of days in the surrender charge period decreases. There is no adjustment if a premium payment allocated to an Index Account Option is outside of the six-year surrender charge period. Please note that a six-year surrender charge period applies to each premium payment, including the initial premium payment and any additional premium payment.

•

Accrued Credit Advantage Fees (Credit Advantage Only). If the Index Account Option is subject to a Credit Advantage Fee, Accrued Credit Advantage Fees are reflected in the Interim Value as a dollar for dollar reduction after the Index Base is applied to the Interim Value Index Credit Rate.

Our process for calculating Interim Values is explained in detail in APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES, including the formula we use to calculate the Interim Value Index Credit Rate.

The following examples are intended to illustrate how an Interim Value is calculated. Assume that you purchase a Policy that isn’t subject to additional GMDB rider fees, and on the Policy Date, you invest $10,000 in an Index Account Option with a 1-year Crediting Period and a Growth Opportunity Type that isn’t designated as Credit Advantage. Further, assume that you take no withdrawals from that Index Account Option, or exercise the Performance Lock feature, before the end of the Crediting Period.

Based on these assumptions, Examples 1 and 2 illustrate the Interim Value calculation halfway through the Crediting Period with positive and negative market scenarios, respectively. Examples 3 and 4 illustrate the Interim Value calculation close to the end of the Crediting Period with positive and negative market scenarios, respectively. The Examples assume that the Interim Values are calculated 182 days (Examples 1 and 2) or 335 days (Examples 3 and 4) into the 6-year surrender charge period applicable to your premium payment. In these examples, if your Policy is subject to additional GMDB rider fees, or if you had elected an Index Account Option with a Credit Advantage Growth Opportunity Type, your Interim Values would be lower depending on the applicable fee percentages, the dates on which those charges are deducted, and the actions you take under the Policy (i.e., when and if you take a Surrender or withdrawal, exercise Performance Lock, or annuitize the Policy).

	Example 1	Example 2	Example 3	Example 4
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate
Option Value
Current day	4.00%	-4.00%	4.00%	-4.00%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
# of calendar days remaining in Crediting Period	183	183	30	30
# of calendar days in Crediting Period	365	365	365	365
ratio	0.5014	0.5014	0.0822	0.0822
Option Value rate	2.9973%	-5.0027%	3.8356%	-4.1644%
Bond Reference Portfolio Yield
Current day	1.93%	1.93%	2.46%	2.46%
First day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Calendar days remaining/365.25	0.5010	0.5010	0.0821	0.0821
Bond Reference Portfolio Yield rate	0.0341%	0.0341%	-0.0369%	-0.0369%
Days Remaining in Surrender Charge Period
# of calendar days remaining in surrender charge period	2008	2008	1855	1855
# of calendar days in surrender charge period	2190	2190	2190	2190
1 - ratio	0.08311	0.08311	0.15297	0.15297
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value
Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.00%	-5.00%	3.83%	-4.17%
Interim Value	$10,300	$9,500	$10,383	$9,583

As previously noted, if a premium payment allocated to an Index Account Option is still within its 6-year surrender charge period, then in addition to applicable surrender charges, your Interim Values for that Index Account Option may be higher or lower than if the premium payment were outside of its surrender charge period. In comparison to the examples above, the table below shows what the Interim Value would have been in each example had the premium payment not been within its surrender charge period at those times (all other assumptions being the same):

Interim Value

Index Base	$10,000	$10,000	$10,000	$10,000
Interim Value Index Credit Rate	3.03%	-4.97%	3.80%	-4.20%
Interim Value	$10,303	$9,503	$10,380	$ 9,580

See APPENDIX A: INTERIM VALUE CALCULATIONS AND EXAMPLES for detailed explanations and examples of Interim Value calculations.

INDEX SUBSTITUTIONS

During a Crediting Period, if a market index serving as an Index is discontinued, or if the calculation of the Index is substantially changed by the index provider, or if Index Values should become unavailable for any reason, or if an ETF that is serving as an Index is liquidated or otherwise no longer exists, or if its investment objectives, strategies, or risks substantially change, we may substitute the Index with a new Index once we obtain all necessary regulatory approvals. We will notify you of any such substitution in writing. We will seek to notify you at least 30 days prior to substituting an Index for any Index Account Option in which you are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the old Index. We may look at factors which include, but are not limited to, asset class, index composition, strategy, and index liquidity.

If we substitute an Index during a Crediting Period, we will calculate the Index Change using the original Index up until the substitution date. After the substitution date, we will calculate the Index Change using the replacement Index, but with a revised Initial Index Value for the replacement Index. The revised Initial Index Value for the replacement Index will reflect the Index Change for the original Index from the start of the Crediting Period to the substitution date. We will use a similar process if multiple substitutions occur during a Crediting Period. The substitution of an Index will have no impact on the Index Account Option’s Crediting Period, Growth Opportunity Type, Downside Protection Type, or any other features or rates for that Index Account Option other than the Index to which the Index Account Option is linked.

This example is intended to show how we would calculate the Index Change during a Crediting Period in which an Index was substituted.

Index Change on substitution date for original Index

Initial Index Value for original Index	1,000
Index Value for original Index on substitution date	1,050
Index Change for original Index on substitution date	(1,050 / 1,000) - 1 = 5%

This 5% Index Change on the substitution date is then used to calculate the revised Initial Index Value for the replacement Index.

Revised Initial Index Value for replacement Index

Index Change for original Index on substitution date	5%
Index Value for replacement Index on substitution date	1,000
Revised Initial Index Value for replacement Index	1,000 / (100% + 5) = 952.38

The Index Change calculation for that Crediting Period is then based on the change between the revised Initial Index Value for the replacement Index, and the Final Index Value for the replacement Index.

PERFORMANCE LOCK

On any Business Day between the first and last day the Crediting Period for an Index Account Option, you may exercise the Performance Lock feature. You may exercise Performance Lock for one, some, or all of your Index Account Options. If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may decide not to exercise Performance Lock at all.

If you exercise Performance Lock for an Index Account Option, your Interim Value for that Index Account Option (less any Remaining Credit Advantage Fees and any other applicable charges) on the Performance Lock Date is “locked-in” and transferred to the Performance Lock Account.

If you exercise Performance Lock, you will be locking-in an Interim Value (and that Interim Value will be reduced dollar for dollar by any Remaining Credit Advantage Fees and any other applicable charges). Interim Values fluctuate daily, positively or negatively, and may be unfavorable to you. If you lock-in an amount that is lower than the amount you invested in that Index Account Option on the Crediting Period start date, you may be locking-in a loss. Amounts held in the Performance Lock Account will not participate in any Index performance (positive or negative). No Index Credit will be applied at the end of the Crediting Period of the Index Account Option for which you exercised Performance Lock. Depending on when you exercised Performance Lock, your investment might not participate in Index performance for up to one year.

For example, assume you invest $10,000 in an Index Account Option and you elect to exercise Performance Lock. If the Interim Value on the Performance Lock Date is $10,500 and there is $300 in Remaining Credit Advantage Fees and other applicable charges for that Index Account Option, we will transfer $10,200 to the Performance Lock Account, locking-in $200 of gain (before any future credited interest, fees or charges, or withdrawals applied to the Performance Lock Account). Conversely, if the Interim Value on the Performance Lock Date is $9,500 and there is $300 in Remaining Credit Advantage Fees and other fees, we will transfer $9,200 to the Performance Lock Account, locking-in an $800 loss (before any future credited interest, fees or charges, or withdrawals applied to the Performance Lock Account).

You may “manually” exercise Performance Lock by contacting us on any Business Day before the end of the Crediting Period, in which case we will lock-in the Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges) next calculated after we receive your request in good order.

You may also exercise Performance Lock “automatically” based on a target gain that you provide us in advance. If you wish to enroll in this feature, you must provide us with instructions that identify a target gain percentage. After you enroll, Performance Lock will be automatically exercised if your Interim Value (after the deduction of any Remaining Credit Advantage Fees and any other applicable charges) is greater than your Index Base by a percentage at least equal to your target gain. For instance, if you instruct us to exercise Performance Lock on any Business Day that would lock-in at least a 5% gain, Performance Lock will be automatically exercised on any Business Day that the Interim Value (after the deduction of any Remaining Credit Advantage Fees and any other applicable charges) is at least 5% greater than your Index Base. In this example, if your Interim Value on a Business Day were at least 5% greater than your Index Base, but the deduction of any Remaining Credit Advantage Fees or other applicable charges would result in less than a 5% gain, Performance Lock would not be automatically exercised on that Business Day. You may cancel your target gain instructions at any time before Performance Lock is exercised.

If you submit instructions with your Policy application for Performance Lock to be automatically exercised for an Index Account Option, those instructions will apply to any portion of your initial premium payment allocated to that Index Account Option (including any portion of your initial premium payment that we receive after the Policy Date). Those instructions will not apply to any additional premium payment, any other Index Account Option, or any future Crediting Period. You must submit separate instructions to exercise Performance Lock automatically in those instances.

If you exercise Performance Lock manually, you won’t know the locked-in Interim Value in advance. The locked-in Interim Value may be lower or higher than the Interim Value that was last calculated before you submitted your request. If you exercise Performance Lock automatically, you will not know the locked-in Interim Value in advance, but the locked-in Interim Value (less the deduction of any Remaining Credit Advantage Fees and any other applicable charges) will be triggered by the target gain that you set in advance.

We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Performance Lock feature.

On the Performance Lock Date, the amount transferred to the Performance Lock Account will equal the locked-in Interim Value (less any Remaining Credit Advantage Fees and any other applicable charges). Thereafter, until the next Allocation Anniversary, that amount will be credited compound interest daily based on the annual interest rate in effect on that day, and will be reduced on a dollar for dollar basis for any fees, charges, or withdrawals deducted from the Performance Lock Account. We may change the current annual interest rate at any time at our discretion, subject to a guaranteed minimum effective annual interest rate of 0.25%. State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations. For any date on which a fee, charge, or withdrawal is deducted from the Performance Lock Account, daily interest will have been credited before the deduction of the fee, charge, or withdrawal.

Withdrawals from the Performance Lock Account are not subject to Interim Values or negative adjustments to an Index Base, but are subject to the other risks associated with withdrawals or a Surrender, including applicable surrender charges and taxes and a 10% federal penalty tax if made before age 59 1/2.

The amount held in the Performance Lock Account will remain there until the next Allocation Anniversary unless earlier withdrawn or annuitized. On the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. We must receive your instructions at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, such amount will be transferred to the Default Option. Currently, the Default Option is the Fixed Account Option.

Other information about Performance Lock:

•	Exercise of the Performance Lock feature is irrevocable.

•	The Performance Lock Account is an interest-bearing holding account under the Policy; it is not an investment option that you can select for investment.

•

There is no limit on the number of times that you may exercise Performance Lock during the accumulation phase, but it may be exercised only once during any single Crediting Period for an Index Account Option.

•

If you have multiple ongoing Crediting Periods for the same Index Account Option, you may exercise Performance Lock for one, some, or all of them. You may provide separate manual or automatic Performance Lock instructions for any such Crediting Period.

•

If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock for purposes of crediting interest; deducting fees, charges, and withdrawals; and transferring amounts from the Performance Lock Account on the next Allocation Anniversary.

THE INDEXES

Each Index Account Option is linked to the performance of an Index. Each Index is either a market index or an exchange-traded fund (“ETF”).

•

A market index tracks, directly or indirectly, the performance of a specific basket of stocks or other assets considered to represent a particular market or sector. Please note that by investing in an Index Account Option that is linked to the performance of a market index, you are not investing in the market index (it is not possible to invest directly in a market index) and you have no rights with respect to the index.

•

ETFs are SEC-registered investment companies whose shares are traded throughout the day on national stock exchanges at market prices. Please note that when you invest in an Index Account Option that is linked to the performance of an ETF, you are not investing in the ETF and you are not a shareholder in the ETF. You will have no voting, dividends, liquidation, or other rights that belong to shareholders in the ETF.

See “PRODUCT RISK FACTORS – Index Performance Risks” for a discussion of the investment risks associated with the Indexes.

When the Index is a market index, the Index Value at the end of a day is the closing value of the Index for that day. When the Index is an ETF, the Index Value at the end of a day is the closing share price for that day on the ETF’s primary stock exchange. The Index Value on any day that is not a Business Day is the value of the Index at the end of the next Business Day.

If the Company is not provided with an Index Value on a Business Day, the Index Value for that Business Day will be the most recently provided Index Value. If the Company is later provided an Index Value for a prior Business Day for which the Company was not originally provided an Index Value, the Company will take reasonable steps to recalculate impacted Policy values and transactions.

We rely on the Index Values reported to us by a third-party when administering the Policy.

MARKET INDEXES

The Indexes described in this section are market indexes. You may request additional information about each Index from our Administrative Office or your financial intermediary.

S&P 500® Index

The S&P 500® Index (Ticker: SPX) is widely regarded as the best single gauge of large-cap U.S. equities. This market index includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500® Index is calculated without adjustments for dividends.

Fidelity World Factor Leaders IndexSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (Ticker: FIDWFLEN) is an adjusted return equity index offering exposure to U.S. and developed market non-U.S. companies. The index provider of the Index and the underlying indexes is Fidelity Product Services LLC (FPS).

The daily performance of this Index is reduced by 0.5% annually. Without this adjustment to the return, the performance of this Index over any one year period would be approximately 0.5% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of this Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to this Index.

This Index and the underlying indexes are calculated without adjustments for dividends.

This Index is comprised of two underlying market indexes with assigned weightings. This Index is rebalanced daily based on the underlying indexes’ assigned weightings.

The first underlying index is the Fidelity U.S. Multifactor Index (price return) (Ticker: FIDUSMFP). It has an assigned weighting of 60%. The Fidelity U.S. Multifactor Index is designed to reflect the performance of stocks of large-capitalization U.S. companies with attractive valuations, high quality profiles, lower volatility than the broader market, and positive momentum signals. Approximately 100 stocks from the top 1000 U.S. stocks based on market capitalization are selected for inclusion in this underlying index. This underlying index is rebalanced semi-annually.

The second underlying index is the Fidelity International Multifactor Index (price return) (Ticker: FIDINTFP). It has an assigned weighting of 40%. The Fidelity International Multifactor Index is designed to reflect the performance of stocks of large and mid-capitalization developed international companies with attractive valuations, high quality profiles, positive momentum signals, lower volatility than the broader market, and low correlation to the U.S. equity market. Approximately 200 stocks from the top 1000 developed international stocks based on market capitalization are selected for inclusion in this underlying index. This underlying index is rebalanced semi-annually.

Each underlying index is designed to emphasize companies with the following factors: attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader market. The Fidelity International Multifactor Index also emphasizes companies with low correlation to the U.S. equity market.

•

“Attractive valuations” refers to companies with strong cash flows; earnings before interest, tax, depreciation, and amortization; book value; and earnings estimates relative to share price or enterprise value.

•	“High quality profile” refers to companies with strong profit generation, earnings, and cash flows.

•	“Positive momentum” refers to companies showing positive market returns during recent periods.

•	“Lower volatility than the broader market” refers to companies that have demonstrated more stable returns with less sensitivity to market movements relative to other companies.

•	“Low correlation to the U.S. equity market” refers to companies in a non-U.S. sector whose returns are not strongly tied to the U.S. market.

Each underlying index is constructed by: (i) calculating weighted-average scores based on the targeted factors; (ii) selecting the highest scoring stocks within each weighted sector (and, in the case of the Fidelity International Multifactor Index, by country/region with an emphasis on lower U.S. market correlation); and (iii) assigning equal weights to all stocks selected for inclusion. At each rebalance for an underlying index, all stocks in the universe of eligible stocks are ranked by weighted-average scores from highest to lowest. The lowest ranked stocks that are already included in the index at time of rebalance are removed from the index until a turnover threshold of 20% by weight has been reached. For each stock removed from the index, it is replaced with the highest ranking stock from the universe of eligible stocks that is not already included in the index.

Fidelity World Factor Leaders IndexSM 0.5% AR is exclusively licensed to Transamerica for use with this Policy. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

First Trust Equity Edge IndexTM

The First Trust Equity Edge IndexTM (price return) (Ticker: FTEQEDGE) (the “Index”) is an adjusted return equity index offering exposure to dividend-paying companies. The index provider of the Index is FT Indexing Solutions LLC.

The daily performance of the Index is reduced by 0.55% annually. Without this adjustment to the return, the performance of the Index over any one year period would be approximately 0.55% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of the Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to the Index.

The Index is comprised of two underlying market indexes. The underlying indexes are assigned equal weightings (i.e., 50%), and the Index is rebalanced quarterly. The Index is calculated without any adjustment for dividends.

The first underlying index is the Nasdaq US Rising Dividend AchieversTM Index (price return) (Ticker: NQDVRIS). This underlying index measures the performance of a selection of securities that have increased their dividend value over the previous three year and five year annual periods. Approximately 50 common stocks comprise this underlying index, and each stock is assigned an equal weighting. This underlying index is reconstituted annually and rebalanced quarterly. The security selection process for this underlying index begins by identifying securities that are eligible for inclusion. To be eligible, a security must be among the top 1,000 securities by market capitalization (after removing ineligible security types) in the Nasdaq US BenchmarkTM Index (Ticker: NQUSB), a broad-based index designed to track the performance of U.S. exchange-listed securities. In addition, a security must have: (i) a three-month average daily traded value of at least $5 million; (ii) paid a dividend in the trailing twelve-month period greater than the dividend paid in the trailing twelve-month period three and five years prior; (iii) a positive earnings per share in the trailing twelve-month period greater than the earnings per share in the trailing twelve-month period three years prior; (iv) a cash to debt ratio greater than 50%; and (v) a trailing twelve-month period payout ratio no greater than 65%. Only one security per issuer is permitted; if an issuer has multiple listed security classes, only the security with the highest three-month average daily traded value may be eligible. Real estate investment trust securities are ineligible. Furthermore, a security will be ineligible if Nasdaq is aware that the issuer or the security will soon undergo a fundamental change, such as entering into a definitive merger or acquisition agreement or other pending arrangement, or a filing of bankruptcy or similar protection from creditors. After identifying the securities that are eligible for inclusion, each eligible security receives a combined ranking based on dollar dividend increase, current dividend yield, and payout ratio. The top 50 securities based on ranking are selected for inclusion in the underlying index, subject to tie-breaker criteria and industry concentration restrictions.

The second underlying index is the Value Line® Dividend Index (price return) (Ticker: VLFVD). This underlying index is designed to track the performance of U.S. listed companies that pay above-average dividends and have the potential for capital appreciation. Its methodology was developed by Value Line, Inc., the index sponsor. The index seeks risk-adjusted performance by incorporating the “Value Line Safety Rank” ranking system. The index is reconstituted and rebalanced monthly. The starting universe from which index constituents are selected is comprised of common stocks, American Depositary Receipts, and Global Depositary Receipts of companies that are listed on the following U.S. exchanges: New York Stock Exchange (NYSE), NASDAQ, NYSE American, NYSE Arca, and Cboe BZX. Securities with a limited partnership, master limited partnership, or registered investment company structure are excluded from the starting universe. At each monthly reconstitution, the securities in the starting universe that meet all of the following criteria are included in the index and equally weighted: (i) a Value Line Safety Rank of either #1 or #2; (ii) a market capitalization of greater than $1 billion; (iii) an indicated dividend yield greater than or equal to the trailing 12-month rolling dividend yield of the S&P 500® (calculated by annualizing the most recent gross dividend); and (iv) a 3-month average daily traded value of greater than $500,000. On a weekly basis, the Value Line Safety Rank ranking system assigns rankings to approximately 1,600 - 1,700 securities based on a security’s price volatility over the last five years with a greater weighting to the most recent one year and the issuer’s financial condition. The ranking system ranges from #1 to #5. Stocks with a Value Line Safety Rank of either #1 or #2, as a group, are ranked as being more stable and presenting less investment risk relative to stocks with a lower Value Line Safety Rank (i.e., Value Line Safety Ranks of #3, #4, or #5).

The First Trust Equity Edge IndexTM is exclusively licensed to Transamerica for use with this Policy. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

EXCHANGE TRADED FUNDS (ETFS)

The Indexes described in this section are ETFs. Additional information about each ETF is available on the SEC’s website at www.sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file number for each ETF is provided below. Please note that such information is not prepared by us and may be intended for shareholders of the ETFs. You will not be a shareholder of an ETF by investing in an Index Account Option that is linked to the performance of an ETF. You may also request additional information about each ETF from our Administrative Office or your financial intermediary.

iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (NYSE Arca: IWM) (SEC file number 333-92935) seeks to track the investment results of the Russell 2000® Index, an index composed of small-capitalization U.S. equities. The Russell 2000® Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.

iShares® U.S. Technology ETF

The iShares® U.S. Technology ETF (NYSE Arca: IYW) (SEC file number 333-92935) seeks to track the investment results of the Russell 1000 Technology RIC 22.5/45 Capped Index, which is composed large-, and mid -capitalization U.S. companies. The Russell 1000 Technology RIC22.5/45 Capped Index is designed to measure the performance of U.S. companies in the technology sector, as defined by FTSE Russell.

AVAILABLE ALLOCATION ACCOUNTS

FIXED ACCOUNT OPTION

The table below shows the Fixed Account Option that we currently offer. We may offer other Fixed Account Options in the future.

FIXED ACCOUNT OPTION CURRENTLY AVAILABLE FOR INVESTMENT
Crediting Period	Guaranteed Minimum Effective Annual Interest Rate
1-Year	0.25%

State variations may apply to your guaranteed minimum effective annual interest rate. See OTHER INFORMATION – State Variations.

AVAILABLE INDEX ACCOUNT OPTIONS

We currently offer two categories of Index Account Options: “Basic Index Account Options” and “Enhanced Index Account Options.” The available Basic Index Account Options and Enhanced Index Account Options are set forth in this section.

We reserve the right to add and remove Index Account Options as available investment options. We guarantee that we will always offer at least the following Basic Index Account Option for investment: S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: No lower than 2.00%), and no Credit Advantage Fee. Please note the Index for that Index Account Option remains subject to our right of substitution. See INDEX SUBSTITUTIONS. We may not offer any other Basic Index Account Options or any Enhanced Index Account Options for investment in the future. You may not be able to invest in a particular Index Account Option in the future, even if it was previously made available to you. Index Account Options will only be added or removed through an amendment to this prospectus.

Among the available Index Account Options, we currently offer certain Index Account Options with Growth Opportunity Types that are designated as “Credit Advantage.” You will pay an additional fee if you select one of these Index Account Options for investment. In exchange for the additional fee, these Index Account Options provide more upside potential, based on the rates we declare for their Growth Opportunity Types, than would be provided if their Growth Opportunity Types were not designated as “Credit Advantage.”

There is no guarantee that the increased upside potential of a Credit Advantage Growth Opportunity Type will result in gains at least equal to the additional fee or any gains at all, or that an Index Account Option with a Credit Advantage Growth Opportunity Type will outperform an Index Account Option without a Credit Advantage Growth Opportunity Type. The additional fee will increase any losses or decrease any gains.

We expect to add and remove investment options from time to time. If we offer a new Index Account Option in the future, we will declare the guaranteed minimum rates associated with that option prior to making it available for investment. With respect to Index Account Options that we may offer in the future:

•

For Policies with applications signed prior to May 1, 2024, if we offer a new Index Account Option that includes a Buffer, a Cap, or a Participation Rate, the minimum Buffer Rate will be at least 10%, the minimum Cap Rate will be at least 2%, and the minimum Participation Rate will be no lower than 50%, respectively.

•

For Policies with applications signed on or after May 1, 2024, if we offer a new Index Account Option that includes a Buffer, there is no pre-specified minimum Buffer Rate. If we offer a new Index Account Option that includes a Cap or a Participation Rate, the minimum Cap Rate will be at least 2% and the minimum Participation Rate will be no lower than 10%, respectively.

•

Within any guaranteed limits to which we are subject, the guaranteed minimum rate(s) associated with an Index Account Option’s upside feature and, in turn, the potential for investment gain could be minimal. Further, while we will not offer any Index Account Options that provide for no downside protection, we may offer Index Account Options in the future that provide only minimal downside protection. The risk of investment loss could be significantly greater than the potential for investment gain.

If you are not comfortable with the risk that the only Index Account Option that we may offer in the future is the S&P 500® Index, 1-Year Crediting Period, Buffer (Buffer Rate: 10%), Cap (Cap Rate: no lower than 2.00%), no Credit Advantage Fee (subject to our right of Index substitution), or the risk that we may not offer other Allocation Accounts in the future that are acceptable to you based on your personal preferences, risk tolerances, or time horizon, this Policy is not appropriate for you. You may Surrender your Policy (i.e., take a full withdrawal) if there are no Allocations Accounts that you wish to select, but the Surrender may be subject to surrender charges, will be based on an Interim Value if taken before the end of a Crediting Period for an Index Account Option, may be subject to taxes (including a 10% federal penalty tax), and your Policy will terminate.

The availability of Allocation Accounts may vary by financial intermediary or state. You may obtain information about the Allocation Accounts that are available through your financial intermediary or in your state by contacting your financial professional or our Administrative Office.

Basic Index Account Options

The table below lists the Basic Index Account Options that we currently offer and includes the following information for each Basic Index Account Option:

•	The Index. See THE INDEXES for information about the various Indexes.

•	The Crediting Period.

•

The Downside Protection Type and related rate (i.e., Buffer and Buffer Rate). The Downside Protection Type and related rate for an Index Account Option will not change for as long as you own the Policy.

•

The Growth Opportunity Type (i.e., Cap or Participation). The current Cap Rates and Participation Rates are not shown in the table below because we may declare new rates for new Crediting Periods. You may obtain the current rates for new Crediting Periods online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.

•	For any Basic Index Account Option with a Credit Advantage Growth Opportunity Type, the guaranteed maximum annualized Credit Advantage Fee of 1.25%.

•	The guaranteed limit on the Cap Rate or Participation Rate, as applicable, to which we are subject when we declare new rates for new Crediting Periods.

BASIC INDEX ACCOUNT OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT
Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit on Rate for Growth Opportunity Type
S&P 500® Index	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 2.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 2.00%
iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 2.00%
iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 2.00%
First Trust Equity Edge IndexTM	1-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 2.00%
S&P 500® Index	1-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 2.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	1-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 2.00%
iShares® Russell 2000 ETF	1-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 2.00%
iShares® U.S. Technology ETF	1-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 2.00%
First Trust Equity Edge IndexTM	1-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 2.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
First Trust Equity Edge IndexTM	2-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 4.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%

Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
First Trust Equity Edge IndexTM	2-Year	Buffer Buffer Rate: 15%	Cap	N/A	Cap Rate: No lower than 3.00%
S&P 500® Index	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® Russell 2000 ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
iShares® U.S. Technology ETF	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
First Trust Equity Edge IndexTM	2-Year	Buffer Buffer Rate: 15%	Cap (Credit Advantage)	1.25%	Cap Rate: No lower than 5.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
iShares® Russell 2000 ETF	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
iShares® U.S. Technology ETF	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
First Trust Equity Edge IndexTM	6-Year	Buffer Buffer Rate: 10%	Cap	N/A	Cap Rate: No lower than 10.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Participation Rate: No lower than 50.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Participation Rate: No lower than 50.00%
iShares® Russell 2000 ETF	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Participation Rate: No lower than 50.00%
iShares® U.S. Technology ETF	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Participation Rate: No lower than 50.00%

First Trust Equity Edge IndexTM	6-Year	Buffer Buffer Rate: 15%	Participation (Credit Advantage)	1.25%	Participation Rate: No lower than 50.00%
S&P 500® Index	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
iShares® Russell 2000 ETF	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
iShares® U.S. Technology ETF	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%
First Trust Equity Edge IndexTM	6-Year	Buffer Buffer Rate: 20%	Cap	N/A	Cap Rate: No lower than 8.00%

Growth Opportunity Type: Calculating Gain for a Basic Index Account Option with Cap

At the end of the Crediting Period for a Basic Index Account Option with Cap, if the Index Change is positive or zero, we use the Cap to calculate your gain, if any. We calculate your Index Credit Rate using the Cap as follows:

•	If the Index Change is positive and less than or equal to the Cap Rate, your Index Credit Rate will equal the Index Change.

•	If the Index Change is positive and exceeds the Cap Rate, your Index Credit Rate will equal the Cap Rate.

•	If the Index Change is zero, your Index Credit Rate will equal zero.

Due to the operation of the Cap, you will not participate in any Index performance beyond the Cap Rate. The Cap Rate limits the upside potential of your investment. The Cap is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Cap Rate for that Crediting Period would be less if measured on an annual basis.

For each Index Account Option with Cap, we may declare a new Cap Rate for new Crediting Periods, subject to the guaranteed minimum Cap Rate for that Index Account Option. We reserve the right to declare no Cap Rate for a new Crediting Period. There will be no limit on gains during a new Crediting Period if we declared no Cap Rate.

The illustration below includes two examples of how we calculate the Index Credit Rate at the end of a Crediting Period using a Cap. Both examples assume a Cap Rate of 10%.

•	In the first example, the Index Change is +5%, which does not exceed the Cap Rate, so your Index Credit Rate would be +5%.

•	In the second example, the Index Change is +15%, which exceeds the Cap Rate, so your Index Credit Rate would be +10%.

Credit Advantage Cap. We calculate the Index Credit Rate the same way regardless of whether a Cap is designated as “Credit Advantage.” When an Index Account Option has a Credit Advantage Cap, we will declare a Cap Rate that is higher than we would otherwise declare if the Cap were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee.

Growth Opportunity Type: Calculating Gain for a Basic Index Account Option with Participation

For a Basic Index Account Option with Participation, if the Index Change at the end of the Crediting Period is positive, the value of your investment will increase. If the Index Change is zero, the value of your investment will neither increase nor decrease.

We calculate your Index Credit Rate by multiplying the Index Change by the Participation Rate.

Participation is not subject to a specific cap on gains, but you instead participate in a percentage of the positive Index Performance, which may limit the upside potential of your investment.

•	A Participation Rate equal to 100% means that you will fully participate in positive Index performance.

•	A Participation Rate less than 100% means that you will not fully participate in positive Index performance.

•	We may declare Participation Rates greater than 100%, which would have the effect of increasing your gains relative to the Index Change.

If the Participation Rate is less than 100%, you will not fully participate in positive Index performance, limiting the upside potential of your investment.

For each Index Account Option with Participation, we may declare a new Participation Rate for new Crediting Periods, subject to the guaranteed minimum Participation Rate for that Index Account Option.

The illustration below includes three examples of how we calculate the Index Credit Rate at the end of the Crediting Period using Participation. Each example assumes an Index Change of +10% with different Participation Rates. The examples show, using the same Index Change, how differences in the Participation Rate can impact your Index Credit Rate.

•

In the first example, the Index Change is 10% and the Participation Rate is 80%, so your Index Credit Rate would be +8% (i.e., 10% x 80% = 8%). Here, the Participation Rate had the effect of decreasing your gains relative to the Index Change.

•

In the second example, the Index Change is 10% and the Participation Rate is 100%, so your Index Credit Rate would be +10% (i.e., 10% x 100% = 10%) (gain is equal to the index change). Here, the Participation Rate had no effect on your gains relative to the Index Change.

•

In the third example, the Index Change is 10% and the Participation Rate is 120%, so your Index Credit Rate would be +12% (i.e., 10% x 120% = 12%). Here, the Participation Rate had the effect of increasing your gains relative to the Index Change.

Credit Advantage Participation. We calculate the Index Credit Rate the same way regardless of whether Participation is designated as “Credit Advantage.” When an Index Account Option has a Credit Advantage Participation, we will declare a Participation Rate that is higher than we would otherwise declare if the Participation were not designated as “Credit Advantage.” We provide this increased upside potential in exchange for the additional fee. Currently, all Index Account Options with Participation are designated as Credit Advantage.

Downside Protection Type: Calculating Loss Using The Buffer

At the end of the Crediting Period for a Basic Index Account Option, if the Index Change is negative, we use the Buffer to calculate your loss, if any. The Buffer Rate represents the percentage of your investment that is protected from loss. For instance, assuming a Buffer Rate of 10%, it is possible that you could lose 90% of your investment as a result of negative Index performance. A Buffer absorbs the impact of negative Index performance before the negative Index performance impacts your investment. If the Index Change at the end of the Crediting Period is negative, the value of your investment will decrease if the Index Change goes beyond the Buffer Rate.

We calculate your Index Credit Rate using the Buffer as follows:

•

If the Index Change is below the Buffer Rate, your Index Credit Rate will equal 0%. Under these circumstances, the Buffer would provide complete protection from loss related to the negative Index performance.

•

If the Index Change goes beyond the Buffer Rate, your Index Credit Rate will be a percentage equal to the excess Index Change over the Buffer Rate. Under these circumstances, the Buffer would provide only partial protection from loss related to the negative Index performance.

The Buffer provides limited downside protection. You assume the risk of loss for negative Index performance in excess of the Buffer Rate. Your losses could be significant. The Buffer is measured over the life of the Crediting Period, which can be more than one year. In cases where a Crediting Period is more than one year, the Buffer for that Crediting Period is the total Buffer for the life of the Crediting Period.

The illustration below includes three examples of how the Buffer applies when the Index Change is negative. Each example assumes a Buffer Rate of 10%.

•

In the first example, the Index Change is -5%, which does not go beyond the Buffer Rate, so the Buffer would completely protect you from loss related to the negative Index performance. Your Index Credit Rate would be 0%.

•

In the second example, the Index Change is -15%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -5%.

•

In the third example, the Index Change is -25%, which goes beyond the Buffer Rate, so the Buffer would only partially protect you from loss related to the negative Index performance. Your Index Credit Rate would be -15%.

Enhanced Index Account Options

The table below lists the Enhanced Index Account Options that we currently offer. Currently, we are only offering one type of Enhanced Index Account Option: “Best Entry.” We reserve the right to offer different types of Enhanced Index Accounts in the future. We may not always offer Best Entry options.

The table below includes the following information for each Best Entry option:

•	The Index. See THE INDEXES for information about the various Indexes.

•	The Crediting Period.

•

The Downside Protection Type and related rate (i.e., Buffer and Buffer Rate). The Downside Protection Type and related rate for an Index Account Option will not change for as long as you own the Policy.

•

The Growth Opportunity Type (i.e., Cap). The current Cap Rates are not shown in the table below because we may declare new Cap Rates for new Crediting Periods. You may always obtain the current rates for new Crediting Periods online at https://www.transamerica.com/annuities/rila or upon request by contacting our Administrative Office or your financial intermediary. See SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT.

•	For any Best Entry option with a Credit Advantage Cap, the guaranteed maximum annualized Credit Advantage Fee of 1.25%.

•	The guaranteed limit on the Cap Rate, to which we are subject when we declare a new Cap Rate for new Crediting Periods.

•

Terms related to the Initial Index Value reset feature. Each Best Entry option includes an Initial Index Value reset feature that may help you increase gains or decrease losses, as explained after the table below. These terms for a Best Entry Option will not change for as long as you own the Policy.

BEST ENTRY OPTIONS CURRENTLY AVAILABLE FOR INVESTMENT
						Initial Index Value Reset Feature
Index	Crediting Period	Downside Protection Type and Rate	Growth Opportunity Type	Credit Advantage Fee (annualized)	Guaranteed Limit on Rate for Growth Opportunity Type	Observation Frequency	Number of Observation Days	Best Entry Reset Threshold / Best Entry Reset Maximum
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap	N/A	Cap Rate: 8.00%	Monthly	3	-5% / -5%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap	N/A	Cap Rate: 8.00%	Monthly	3	-5% / -5%
S&P 500® Index	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	Cap Rate: 12.00%	Monthly	6	-5% / -20%
Fidelity World Factor Leaders IndexSM 0.5% AR	6-Year	Buffer Buffer Rate 10%	Cap (Credit Advantage)	1.25%	Cap Rate: 12.00%	Monthly	6	-5% / -20%

Explanation of Best Entry

When you invest in any Index Account Option, we measure your Index rate of return based on your Initial Index Value. If there is a market downturn after your Crediting Period starts, your gains could be less and your losses could be greater at the end of the Crediting Period. Best Entry, on a limited basis, can help reduce this risk through its Initial Index Value reset feature, as described further below.

Each Best Entry option has a Cap and Buffer. We will calculate your Index Change for a Best Entry option the same way as a Basic Index Account Option. We will apply the Cap if the Index Change is positive or zero, or Buffer if the Index Change is negative. There is only one difference between Best Entry and a Basic Index Account Option:

•	Under a Basic Index Account Option, the Initial Index Value is always the Index Value on the Crediting Period start date.

•

Under a Best Entry option, the Initial Index Value may automatically reset from the Index Value on the Crediting Period start date to a lower Index Value that occurred after the Crediting Period began. If the Initial Index Value resets, the lower Initial Index Value will be reflected in the Index Change used to calculate gains or losses. As explained further below, resetting to a lower Initial Index Value will serve to potentially increase your gains or decrease your losses.

Best Entry’s Initial Index Value reset feature is based on the following four design elements: (i) a monthly Observation Frequency; (ii) either three or six Observation Days, depending on which option you choose; (iii) a Best Entry Reset Threshold of -5%; and (iv) a Best Entry Reset Maximum of either -5% or -20%, depending on which option you choose. How the Initial Index Value reset feature works:

•	The Index Value on the first day of the Crediting Period is the starting Initial Index Value.

•

The Initial Index Value may reset only on an “Observation Day.” Depending on the option you choose, there are only three or six Observation Days and therefore only three or six calendar days on which the Initial Index Value is eligible to reset.

•

Each Observation Day will correspond to the same calendar day on which the Crediting Period began and is determined based on the monthly Observation Frequency. This means there is one month (i) between the Crediting Period start date and the first Observation Day and (ii) between Observation Days. Observation Days will begin with the month immediately following the Crediting Period start date. For example: if the Crediting Period start date is January 1, 2022 and there are six Observation Days, the six Observation Days would be February 1, March 1, April 1, May 1, June 1, and July 1, 2022.

•	On an Observation Day, the Initial Index Value will automatically reset if both:

(i) The value of the Index has decreased by the “Best Entry Reset Threshold” (which is expressed as -5%) compared to the Index Value on the first day of the Crediting Period; and

(ii) The Index Value on that Observation Day is lower than the current Initial Index Value (taking into account any prior reset that has occurred since the beginning of the Crediting Period).

See “Example – General Illustration of Best Entry” below for examples of this automatic reset calculation.

•	In no event will the Initial Index Value be reset to a higher Index Value.

•

In no event will the Initial Index Value reset below a certain Index Value called the “Best Entry Reset Minimum Value.” The Best Entry Reset Minimum Value is derived by multiplying the Index Value on the Crediting Period start date by the “Best Entry Reset Maximum,” which is equal to either -5% or -20%. No future resets are allowed if the Initial Index Value has been reset to the Best Entry Reset Minimum Value.

Please note, there are currently two Best Entry options that have a Best Entry Reset Threshold and Best Entry Reset Maximum that are both equal to -5%. Under these two options, which are available for no additional charge, the Initial Index Value may reset no more than one time. Any such reset will equal -5% (because the reset threshold and reset maximum are the same). For the other Best Entry options, multiple resets and aggregate resets of up to -20% are possible, but those options are subject to a Credit Advantage Fee.

See “Example – Illustration of Best Entry Reset Maximum” below for an example of the Best Entry Reset Maximum. See also “Example – Illustration of Options with Same Best Entry Reset Threshold and Best Entry Reset Maximum.”

•	The Initial Index Value, as reset, if applicable, will be used to calculate the Index Change at the end of the Crediting Period.

•

The Initial Index Value reset feature may affect Interim Values prior to the end of the Crediting Period. If the Initial Index Value does not reset, Interim Values will be unaffected by the reset feature. Each time the Initial Index Value resets, future Interim Values will be calculated using the reset Initial Index Value. A reset of the Initial Index Value will never result in lower Interim Values than if the Initial Index Value had not reset.

While Best Entry may help you increase your gains or decrease your losses, it is subject to the same risks associated with the Cap Growth Opportunity Type and the Buffer Downside Protection Type.

•

You will not participate in any positive Index performance above the Cap Rate. If your Initial Index Value has reset, you may be more likely to realize gains at the end of the Crediting Period than if the Initial Index Value had not been reset, but the upside potential of your investment continues to be limited by the same Cap Rate.

•

The Buffer provides only limited downside protection. If your Initial Index Value has reset, you may be less likely to realize loss at the end of the Crediting Period than if the Initial Index Value had not been reset, but you still assume the risk of loss for negative Index performance beyond the same Buffer Rate. Your losses could be significant.

In addition, on any calendar day that is not an Observation Day, which represent the overwhelming number of days in a Best Entry option Crediting Period, the Initial Index Value will not be eligible for reset, regardless of how badly the Index performs.

Example – General Illustration of Best Entry. To help you understand the Initial Index Value reset feature, consider the following example. Assume you select a Best Entry option for which the following applies:

•	Crediting Period: 6 Years

•	Number of Observation Days: 6

•	Observation Frequency: Monthly

•	Best Entry Reset Threshold: -5%

•	Best Entry Reset Maximum: -20%

•	Cap Rate: 20%

•	Buffer Rate: 10%

Now assume that the value of the Index on day 1 of the Crediting Period is 1000. Based on these assumptions, your Initial Index Value will either

(a) remain at 1000 or (b) reset to the lowest Index Value observed on any Observation Day provided that at least one observed Index Value is equal to or lower than 950 (i.e., 1000 – (1000 x 5%) = 950). However, in no event can the Initial Index Value be reset below the Best Entry Reset Minimum Value of 800 (i.e., 1000 x (1 + -20%) = 800).

Remember that if the Initial Index Value resets at least once, it will never reset to a higher Index Value.

The illustration below reflects how the Index hypothetically performed between the Crediting Period start date and the last Observation Day.

The following table explains whether or not the Initial Index Value reset on the Observation Days.

Observation Day	Index Value	Before Reset Evaluated	After Reset Evaluated	Reset Occur?	Explanation
1	965	1000	1000	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).
2	950	1000	950	Yes	The Index Value on the Observation Day (950) was at least 5% lower than the starting Index Value (1000), and there were no prior resets to consider.
3	958	950	950	No	The Index Value on the Observation Day (958) was not at least 5% lower than the starting Index Value (1000), nor was it lower than the Initial Index Value immediately prior to the reset opportunity (950).
4	935	950	935	Yes	The Index Value on the Observation Day (935) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (950).
5	930	935	930	Yes	The Index Value on the Observation Day (930) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (935).
6	932	930	930	No	The Index Value on the Observation Day (932) was at least 5% lower than the starting Index Value (1000), but was not lower than the Initial Index Value immediately prior to the reset opportunity (930).

Note that the lowest Index Value in this example was 925, but the Initial Index Value did not reset to 925. The Initial Index Value was not reset to 925 because that Index Value did not occur on an Observation Day.

Also note that because the lowest Index Value on any Observation Day wasn’t lower than the Best Entry Reset Minimum Value of 800, the Best Entry Reset Maximum did not affect any Initial Index Value resets.

At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 930, zero if the Final Index Value is 930, or negative if the Final Index Value is lower than 930. Without the Initial Index Value reset feature in this example, the Index Change would have been positive if the Final Index Value were greater than 1000, zero if the Final Index Value were equal to 1000, or negative if the Final Index Value were lower than 1000.

To show how the Initial Index Value reset feature could help increase gains and decrease losses in this example, the following table reflects hypothetical Index Changes and Index Credit Rates based on an Initial Index Value of 1000 (reflecting no reset) versus an Initial Index Value of 930 (reflecting the reset), using assumed Final Index Values, the assumed Cap Rate (20%), and the assumed Buffer Rate (10%). You should note that depending on the Final Index Value, the Initial Index Value reset feature may or may not increase gains or decrease losses, even when a reset occurs.

Final Index Value	Initial Index Value = 1000 (Reflects No Reset)		Initial Index Value = 930 (Reflects Reset)		Impact of Initial Index Value Reset on Gains or Losses
	Index Change	Index Credit Rate	Index Change	Index Credit Rate
1200	+20%	+20%	+29%	+20%(1)	None
1150	+15%	+15%	+23.7%	+20%(1)	Increased Gains
1100	+10%	+10%	+18.3%	+18.3%	Increased Gains
1000	0%	0%	+7.5%	+7.5%	Increased Gains
900	-10%	0%(2)	-3.2%	0%(2)	None
800	-20%	-10%(3)	-14%	-4%(3)	Decreased Losses

(1)	Index Credit Rate equals the Cap Rate because the Index Change exceeds the Cap Rate.
(2)	Index Credit Rate equals 0% because the negative Index Change does not go beyond the Buffer Rate.
(3)	Index Credit Rate equals the negative Index Change in excess of the Buffer Rate.

Example – Illustration of Best Entry Reset Maximum. To help you understand how the Best Entry Reset Maximum works, consider the following example. Once again, assume you select a Best Entry option for which the following applies:

•	Crediting Period: 6 Years

•	Number of Observation Days: 6

•	Observation Frequency: Monthly

•	Best Entry Reset Threshold: -5%

•	Best Entry Reset Maximum: -20%

•	Cap Rate: 20%

•	Buffer Rate: 10%

Again, assume that the value of the Index on day 1 of the Crediting Period is 1000. Based on these assumptions, your Initial Index Value will either (a) remain at 1000 or (b) reset to the lowest Index Value on any Observation Day, provided that at least one observed Index Value is equal to or lower than 950 (i.e., 1000 – (1000 x 5%) = 950). However, in no event can the Initial Index Value be reset below the Best Entry Reset Minimum Value of 800 (i.e., 1000 x (1 + -20%) = 800).

The illustration below reflects how the Index hypothetically performed between the Crediting Period start date and the last Observation Day.

The following table explains whether or not the Initial Index Value reset on the Observation Days.

Observation Day	Index Value	Before Reset Evaluated	After Reset Evaluated	Reset Occur?	Explanation
1	965	1000	1000	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).
2	900	1000	900	Yes	The Index Value on the Observation Day (900) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (1000).
3	850	900	850	Yes	The Index Value on the Observation Day (850) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (900).
4	780	850	800	Yes	The Index Value on the Observation Day (780) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (850). However, because the Initial Index Value cannot reset below the Best Entry Reset Minimum Value (800), the Initial Index Value was reset to 800 rather than 780.
5	760	800	800	No	No resets allowed after the Initial Index Value has been reset to the Best Entry Reset Minimum Value.
6	765	800	800	No	No resets allowed after the Initial Index Value has been reset to the Best Entry Reset Minimum Value.

Because the Initial Index Value reset to the Best Entry Reset Minimum Value (800) on the 4th Observation Day, no resets were allowed on the 5th and 6th Observation Days, even though the Index Values on those Observation Days were lower than the current Initial Index Value of 800. At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 800, zero if the Final Index Value is 800, or negative if the Final Index Value is lower than 800.

Example – Illustration of Options with Same Best Entry Reset Threshold and Best Entry Reset Maximum. There are currently two Best Entry options that have a Best Entry Reset Threshold and Best Entry Reset Maximum that are both equal to -5%. Under these options, the Initial Index Value may reset no more than one time, and any such reset will equal -5%, because the reset threshold and reset maximum are the same.

For this example, assume the same facts as the previous example, except assume (i) that the Best Entry Reset Threshold and Best Entry Reset Maximum were both equal to -5% and (ii) there are only three Observation Days. Based on these assumptions, the Initial Index Value will either (a) remain at 1000 or (b) reset to 950 if the Index Value on any Observation Day is 950 or lower (i.e., 1000 – (1000 x 5%) = 950). Because the Best Entry Reset Threshold and Best Entry Reset Maximum are both equal to -5%, in no event will the Initial Index Value reset more than once or reset to any Index Value other than 950.

The illustration below reflects how the Index hypothetically performed between the Crediting Period start date and the last Observation Day.

The following table explains whether or not the Initial Index Value reset on the Observation Days.

		Initial Index Value
Observation Day	Index Value	Immediately Before Reset Evaluated	Immediately After Reset Evaluated	Did a Reset Occur?	Explanation
1	965	1000	100	No	The Index Value on the Observation Day (965) was not at least 5% lower than the starting Index Value (1000).
2	900	1000	950	Yes	The Index Value on the Observation Day (900) was at least 5% lower than the starting Index Value (1000), and was lower than the Initial Index Value immediately prior to the reset opportunity (1000). However, because the Initial Index Value cannot reset below the Best Entry Reset Minimum Value (950), the Initial Index Value was reset to 950 rather than 900.
3	850	950	950	No	No resets allowed after the Initial Index Value has been reset to the Best Entry Reset Minimum Value.

Because the Initial Index Value reset to the Best Entry Reset Minimum Value (950) on the 2nd Observation Day, no resets were allowed on the 3rd (and last) Observation Day, even though the Index Value on that Observation Day was lower than the current Initial Index Value of 950. At the end of the Crediting Period in this example, the Index Change will be positive if the Final Index Value is greater than 950, zero if the Final Index Value is 950, or negative if the Final Index Value is lower than 950.

SELECTING ALLOCATION ACCOUNTS FOR INVESTMENT

WE RESERVE THE RIGHT TO ADD AND REMOVE ALLOCATION ACCOUNTS AS AVAILABLE INVESTMENT OPTIONS. ALLOCATION ACCOUNTS WILL ONLY BE ADDED OR REMOVED THROUGH AN AMENDMENT TO THIS PROSPECTUS.

WE ALSO RESERVE THE RIGHT TO MAKE DIFFERENT ALLOCATION ACCOUNTS AVAILABLE FOR INVESTMENT IN CONNECTION WITH ONLY NEW PREMIUM PAYMENTS (INITIAL OR ADDITIONAL PREMIUM PAYMENTS) AS OPPOSED TO REINVESTMENTS AND TRANSFERS AT THE END OF A CREDITING PERIOD (OR THE NEXT ALLOCATION ANNIVERSARY AFTER YOU EXERCISE PERFORMANCE LOCK). AN ALLOCATION ACCOUNT THAT IS CURRENTLY AVAILABLE FOR INVESTMENT MAY NOT BE AVAILABLE FOR INVESTMENT IN THE FUTURE.

IF WE REMOVE AN ALLOCATION ACCOUNT, IT WILL BE CLOSED SUCH THAT NO NEW PREMIUMS, REINVESTMENTS, OR TRANSFERS WILL BE ALLOWED INTO THAT ALLOCATION ACCOUNT. IF YOU ARE CURRENTLY INVESTED IN AN ALLOCATION ACCOUNT AND IT IS REMOVED, YOU MAY REMAIN IN THAT ALLOCATION ACCOUNT UNTIL THE END OF THE CREDITING PERIOD.

WE GUARANTEE THAT WE WILL ALWAYS OFFER AT LEAST THE FOLLOWING BASIC INDEX ACCOUNT OPTION: S&P 500® INDEX, 1-YEAR CREDITING PERIOD, BUFFER (BUFFER RATE: 10%), CAP (CAP RATE: NO LOWER THAN 2.00%), AND NO CREDIT ADVANTAGE FEE. PLEASE NOTE THE INDEX FOR THAT INDEX ACCOUNT OPTION REMAINS SUBJECT TO OUR RIGHT OF SUBSTITUTION. SEE INDEX SUBSTITUTIONS.

WE DO NOT GUARANTEE THAT WE WILL ALWAYS OFFER ANY OTHER BASIC INDEX ACCOUNT OPTION, AN ENHANCED INDEX ACCOUNT OPTION, OR A FIXED ACCOUNT OPTION. WE WILL OFFER THE FIXED ACCOUNT OPTION (WITH A 1-YEAR CREDITING PERIOD) FOR AT LEAST AS LONG AS IT SERVES AS THE DEFAULT OPTION.

IF YOU ARE NOT COMFORTABLE WITH THE RISK THAT THE ONLY INDEX ACCOUNT OPTION THAT WE MAY OFFER IN THE FUTURE IS THE S&P 500® INDEX, 1-YEAR CREDITING PERIOD, BUFFER (BUFFER RATE: 10%), CAP (CAP RATE: NO LOWER THAN 2.00%), NO CREDIT ADVANTAGE FEE (SUBJECT TO OUR RIGHT OF INDEX SUBSTITUTION), OR THE RISK THAT WE MAY NOT OFFER OTHER ALLOCATION ACCOUNTS IN THE FUTURE THAT ARE ACCEPTABLE TO YOU BASED ON YOUR PERSONAL PREFERENCES, RISK TOLERANCES, OR TIME HORIZON, THIS POLICY IS NOT APPROPRIATE FOR YOU. YOU MAY SURRENDER YOUR POLICY (TAKE A FULL WITHDRAWAL) IF THERE ARE NO ALLOCATIONS ACCOUNTS THAT YOU WISH TO SELECT, BUT THE SURRENDER MAY BE SUBJECT TO SURRENDER CHARGES, WILL BE BASED ON AN INTERIM VALUE IF TAKEN BEFORE THE END OF A CREDITING PERIOD FOR AN INDEX ACCOUNT OPTION, MAY BE SUBJECT TO TAXES (INCLUDING A 10% FEDERAL PENALTY TAX IF TAKEN BEFORE AGE 59 1/2), AND YOUR POLICY WILL TERMINATE.

When you are purchasing the Policy, coming to the end of a Crediting Period, making an additional premium payment, or coming to the next Allocation Anniversary after you exercise Performance Lock for an Index Account Option, you will have an opportunity to select from among the available Allocation Accounts for investment.

The Fixed Account and Index Account Options that are currently available for investment are listed in tables under AVAILABLE ALLOCATION ACCOUNTS. Those tables do not include the current annual interest rate for the Fixed Account Option or the current Cap Rates or Participation Rates for the Index Account Options’ Growth Opportunity Types (together, “current upside rates”) because we may declare new current upside rates for new Crediting Periods, subject to the guaranteed limits set forth in those tables. The current upside rates determine the Allocation Accounts’ potential for gain. Therefore, it is important that you obtain and carefully review the current upside rates when selecting your investment options.

The following provides additional information about what to expect when selecting Allocation Accounts for investment:

•

New Purchasers. If you are a new purchaser of the Policy, the current upside rates in effect on the date that you sign the Policy application will apply to the premium accompanying your Policy application. We will also apply those same rates to any more premium we receive within 14 calendar days of your signature date (or 60 calendar days if the Policy is funded through an exchange, transfer, or rollover). Any premium we receive after that date will be considered an additional premium payment, and the current upside rates in effect at the time of receipt will apply. See “Additional Premium Payments” below.

For example, if you sign the Policy application on January 30, the current upside rates as of that date will apply to the premium accompanying your Policy application. In addition, if we receive any more premium from you on or before February 13 (March 31 if the Policy is funded through an exchange, transfer, or rollover), the same rates will apply to that premium, even if the rates we are offering have otherwise changed since January 30. Any premium we receive after February 13 (or March 31 if the Policy is funded through an exchange, transfer, or rollover) will be considered to be an additional premium payment and different rates may apply.

Current upside rates will be provided to your financial intermediary and are always available online at https://www.transamerica.com/annuities/rila. We publish new rates at least 14 calendar days before they take effect. The rates applicable to your initial premium payment will be stated in the confirmation of your purchase.

•

Additional Premium Payments. When making an additional premium payment, you should obtain the current upside rates online at https://www.transamerica.com/annuities/rila or by contacting our Administrative Office or your financial intermediary.

•

If you make an additional premium payment and it is accompanied by allocation instructions, we will allocate the premium payment to the Allocation Account(s) you selected based on those instructions. The allocation instructions accompanying your additional premium payment will not replace your standing allocation instructions unless you specifically instruct us otherwise.

•

If you make an additional premium payment and it is not accompanied by allocation instructions, we will process the additional premium payment based on your standing allocation instructions. If those standing allocation instructions are not in good order because they instruct us to allocate the premium payment (or a portion thereof) to an unavailable Allocation Account, we will process the additional premium payment as follows:

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account is available for investment, we will allocate the applicable percentage of your premium payment to that Allocation Account in accordance with your standing allocation instructions.

•

For each Allocation Account in your standing allocation instructions, if that Allocation Account is not available for investment, we will attempt to contact you and your financial intermediary to request new instructions with respect to the applicable portion of your premium payment. We will make multiple attempts over a 30-day period. During this 30-day period, the applicable portion of your premium payment will be held in the Fixed Holding Account. If we do not receive new instructions in good order within 30 days, we will allocate that portion of your premium payment to the Default Option.

•

End of a Crediting Period. If you are coming to the end of a Crediting Period, we will send you a Renewal Letter (which will include current upside rates) at least 21 days before the end of the Crediting Period. We must receive your instructions at least one Business Day before the end of the Crediting Period. In the absence of instructions, your Policy Value in the expiring Allocation Account will be automatically reinvested in the same Allocation Account for another Crediting Period. If the expiring Allocation Account is no longer available for investment, your Policy Value in the expiring Allocation Account will be transferred to the Default Option.

•

Next Allocation Anniversary After Exercising Performance Lock. If you exercised Performance Lock for an Index Account Option, on the next Allocation Anniversary, you may transfer the amount held in the Performance Lock Account to any Allocation Account that is available for investment. You could also withdraw such amount or annuitize the Policy, but it cannot remain in the Performance Lock Account. You must submit instructions to us at least one Business Day before the next Allocation Anniversary. In the absence of instructions, the amount held in the Performance Lock Account will be automatically reinvested in the same Index Account Option for which your exercised Performance Lock. If that Index Account Option is no longer available for investment, the amount held in the Performance Lock Account will be transferred to the Default Option. We will send you a Renewal Letter (which will include current upside rates) at least 21 days before the next Allocation Anniversary, provided that you exercised Performance Lock no later than 21 days of the next Allocation Anniversary. If you exercised Performance Lock within 21 days of the next Allocation Anniversary, you will not receive a Renewal Letter. You should obtain the current upside rates online at https://www.transamerica.com/annuities/rila or by contacting our Administrative Office or your financial intermediary.

Please note that we will not permit you to have more than 97 ongoing Crediting Periods at once.

ABILITY TO TRANSFER BETWEEN ALLOCATION ACCOUNTS

You may transfer Policy Value between Allocation Accounts only at certain times. You are permitted to transfer Policy Value from an Allocation Account in which you are currently invested only at the end of that Allocation Account’s Crediting Period as described above. Policy Value transferred into an Allocation Account cannot be applied to an ongoing Crediting Period. This means that when you transfer Policy Value between Allocation Accounts, the transfer will start a new Crediting Period for the Allocation Account receiving the transfer.

CREDITING PERIODS EXTENDING BEYOND THE LATEST ANNUITY COMMENCEMENT DATE

When allocating an additional premium or Policy Value at the end of a Crediting Period among the investment options that are generally available for investment, you may not invest in any Allocation Account that has a Crediting Period that extends beyond the last available Annuity Commencement Date. If there is no eligible Allocation Account, only the Default Option will be available to you for investment. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law). See ANNUITY PAYMENTS (INCOME PHASE).

DEFAULT OPTION

Under certain circumstances as described in this prospectus, your premium payment or Policy Value will be automatically allocated to the Fixed Account Option, which is currently the Default Option. We reserve the right to change the Default Option (including to an Index Account Option), but will not change the Default Option without first amending this prospectus.

Once a premium payment or Policy Value has been allocated to the Fixed Account Option by default, your investment in the Fixed Account Option is subject to the same terms and conditions as any other investment in the Fixed Account Option. You may not transfer Policy Value invested in the Fixed Account Option until the end of the Crediting Period. You may withdraw amounts invested in the Fixed Account Option at any time; however, you will be subject to applicable surrender charges and income taxes (including a 10% federal penalty tax if taken before age 59 1/2).

In each circumstance where Policy Value may be automatically allocated to the Default Option, we reserve the right to designate in an amendment to this prospectus a different Allocation Account to receive that Policy Value in lieu of the Default Option. We will not exercise this right without first amending this prospectus. For example, if we remove an Allocation Account from the Policy but add a new Allocation Account with substantially similar features, we may specify in an amendment to this prospectus that the new Allocation Account will replace the removed Allocation Account in Owners’ standing allocation instructions for additional premium payments, or that Policy Value will be automatically reinvested in the new Allocation Account rather than the Default Option at the end of a Crediting Period (or on the next Allocation Anniversary if Performance Lock has been exercised) in the absence of instructions.

ACCESS TO YOUR MONEY

During the accumulation phase, you have access to the money in your Policy by taking a withdrawal or Surrender. You may also take automatic withdrawals by electing the systematic payout option. You may also authorize your financial professional to deduct advisory fees directly from the Policy via advisory fee withdrawals.

Remember:

•	A Surrender will terminate the Policy and all its benefits, including the death benefit.

•	Charges may be deducted when you take a withdrawal or Surrender, including surrender charges. These charges may be significant. See FEES AND CHARGES.

•

Any type of withdrawal or a Surrender taken before the end of a Crediting Period for an Index Account Option will be processed based on an Interim Value for that Index Account Option, which may reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. There could be significantly less money available to you for a withdrawal or Surrender that is processed based on an Interim Value. The application of an Interim Value may result in a loss to an Owner even if the reference Index at the time of withdrawal or Surrender is higher than at the beginning of the Crediting Period. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES.

•

Any type of withdrawal taken before the end of a Crediting Period for an Index Account Option will result in a negative adjustment to your Index Base for that Index Account Option, which may reduce your gains or contribute to losses at the end of the Crediting Period and will reduce Interim Values for the remainder of the Crediting Period. A negative adjustment to your Index Base may be greater than the amount withdrawn. See VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – NEGATIVE ADJUSTMENTS TO INDEX BASE.

•

Income taxes, federal tax penalties, and certain restrictions may apply to a withdrawal or Surrender. A withdrawal or Surrender may be taxable, and if taken before age 59 1/2, may be subject to a 10% federal penalty tax. See TAX INFORMATION – Taxation of Surrenders and Withdrawals.

•

Any type of withdrawal you take will reduce the Policy Value (because you are taking money out of your Policy) and the amount of the death benefit, including the guaranteed minimum death benefit (perhaps significantly) if the GMDB rider is in effect. The guaranteed minimum death benefit will be reduced in the same proportion that the gross withdrawal reduces your Policy Value, and this reduction may be more than the dollar amount withdrawn. See POLICY VALUE AND CASH VALUE and DEATH BENEFIT.

•

Advisory fee withdrawals will reduce your Policy Value and will be subject to the same risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and taxes (including a 10% federal penalty tax if taken before age 59 1/2) and proportionate reductions to the death benefit. Advisory fee withdrawals for non-qualified Policies are subject to a maximum limit each Policy Year. We will not report advisory fee withdrawals as taxable distributions to the IRS; therefore, they may not be subject to federal income tax. However, regardless of how Transamerica treats advisory fee withdrawals for tax reporting purposes, federal and/or state taxing authorities could determine that advisory fee withdrawals should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be subject to income tax, and a 10% federal penalty tax could apply if the advisory fee withdrawal was taken before you attained age 59 1/2. You should consult a tax professional. See ADVISORY FEE WITHDRAWALS below.

•

Automatic withdrawals under the systematic payout option (see SYSTEMATIC PAYOUT OPTION below), minimum required distributions, and regular advisory fee withdrawals will repeatedly expose you to the risks and consequences of withdrawals, including applicable surrender charges, Interim Value adjustments, negative adjustments, and income taxes and tax penalties and proportionate reductions to the death benefit.

You should fully understand the risks associated with any withdrawal or Surrender before you purchase the Policy and before you decide to take a withdrawal or Surrender. You should consult with your financial and tax professionals before you take a withdrawal or Surrender.

During the income phase, you will receive annuity payments under the fixed income option you select. You may not take any withdrawals or Surrender the Policy. The Policy has no cash value during the income phase.

SURRENDERS AND WITHDRAWALS

During the accumulation phase, you may withdraw all (Surrender) or a portion (withdrawal) of your Policy’s cash value. Your cash value is equal to the Policy Value less any surrender charges, if applicable. If you request a Surrender, you will receive the Policy’s cash value. If your cash value is lower than the Minimum Required Cash Value upon Surrender, you will receive the Minimum Required Cash Value.

If you request a withdrawal, the minimum withdrawal is $500, with the exception of automatic withdrawals and minimum required distributions. When requesting a withdrawal:

•

You may instruct us that the withdrawal is to be taken from one or more of your Index Account Options, your Fixed Account Option, and/or the Performance Lock Account. You cannot instruct us to take a withdrawal from the Fixed Holding Account until all of your Allocation Accounts and the Performance Lock Account have been exhausted of value.

•

In the absence of instructions, the withdrawal will be taken from each Account in proportion to the portion of Policy Value in each Account, excluding the Fixed Holding Account until all other Accounts have been exhausted of value.

•

If you have multiple ongoing Crediting Periods for the same Allocation Account, any withdrawal from that Allocation Account will always be taken pro-rata from all of the Crediting Periods. You could instruct us not to take the withdrawal from that Allocation Account, but you could not instruct us to take the withdrawal from only one or some of those Crediting Periods.

•

If you exercise Performance Lock multiple times (for different Index Account Options or different Crediting Periods for the same Index Account Option) within a one year period, amounts held in the Performance Lock Account that are attributable to one exercise of Performance Lock will be treated as distinct from any amounts attributable to another exercise of Performance Lock. However, any withdrawal from the Performance Lock Account will always be taken pro-rata from those distinct amounts. You could instruct us not to take the withdrawal from the Performance Lock Account, but you could not instruct us to take the withdrawal from amounts only attributable to a specific exercise of Performance Lock.

•

Please note that Under the Policy’s “surrender charge-free amount” feature, you can withdraw a portion of your Policy Value each Policy Year free of surrender charges, subject to any reduction in your surrender charge-free amount for previous withdrawals during the Policy Year. The surrender charge-free amount each Policy Year is equal to the greater of (1) 10% of your total premium payments, less any withdrawals taken during the current Policy Year; and (2) earnings, plus premiums no longer subject to surrender charges. The surrender charge-free amount is determined at the time of withdrawal or Surrender. This amount is not cumulative, so any surrender charge-free amount not used in one year does not increase the surrender charge-free amount in subsequent years. If the withdrawal or Surrender is in excess of the surrender charge-free amount, you will have to pay any applicable surrender charge on the excess amount.

We must receive your withdrawal or Surrender request, in good order, before the Annuity Commencement Date. Withdrawals and Surrenders will normally be effective as of the end of the Business Day the request is received in good order. If we receive a request before the end of a Crediting Period, and the request does not specify a withdrawal or Surrender date, we will process the withdrawal or Surrender as of the date received, which could be before the end of the Crediting Period. We encourage you to specify a withdrawal or Surrender date with your request when you intend to take a withdrawal or Surrender at the end of a Crediting Period.

Payment of withdrawal or Surrender proceeds will generally occur within seven days from the date we receive in good order all required information. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

GROSS AND NET WITHDRAWALS

You may request withdrawals in either a gross or a net amount. In the absence of instructions, the withdrawal will be taken on a gross basis. The gross withdrawal is the total amount which will be deducted from your Policy Value as a result of the withdrawal, including any applicable surrender charges and any other fees and charges, while the net withdrawal is the amount you actually receive (exclusive of any tax withholdings). The gross withdrawal may be more than your requested withdrawal amount, if requested on a net basis, depending on whether surrender charges and any other fees and charges apply at the time of the withdrawal.

The gross withdrawal equals the net withdrawal plus the surrender charge and any other fees and charges on the excess withdrawal amount.

The excess withdrawal amount is the portion of the requested withdrawal or Surrender that is subject to surrender charges (that is, the portion which is in excess of the surrender charge-free portion). For example, if the requested withdrawal or Surrender amount is $1,000, and the surrender charge-free amount is $200, then the excess withdrawal that is subject to surrender charge would be $800.

•

If you request that the withdrawal be taken on a gross basis, you may not receive the withdrawal amount requested. Any surrender charges and any other fees and charges that apply to the withdrawal will be deducted from the amount you receive. As such, your Policy Value will be reduced by the withdrawal amount you requested, but you may receive less than that amount.

Assuming you request a gross withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,000 and you will receive a net amount equal to $4,650 (i.e., $5,000 – ($5,000 x 7%) = $4,650).

•

I f you request that the withdrawal be taken on a net basis, you will receive the withdrawal amount requested (exclusive of any tax withholdings). However, any fees and charges that apply at the time of the withdrawal, including surrender charges, will also be deducted from your Policy Value. As such, your Policy Value may be reduced by an amount greater than the amount you receive. Assuming you request a net withdrawal of $5,000, with no surrender charge-free amount and a 7% surrender charge, your Policy Value will be reduced by $5,376.64 (i.e., $5,000 / (1 – 7%) = $5,376.34) and you will receive a net amount equal to $5,000.

SURRENDER CHARGE WAIVERS

This section describes the surrender charge waivers that are available under the Policy. Please note that any amounts withdrawn or Surrendered under any of these surrender charge waivers will count against the surrender charge-free amount for a Policy Year.

Withdrawals taken under a surrender charge waiver are still subject to the same risks as any other withdrawals, including the risks listed at the beginning of this section (except surrender charges) and described further in the cross-referenced sections.

Minimum Required Distributions

For tax-qualified plans and policies, withdrawals taken to satisfy minimum required distribution requirements under Section 401(a)(9) of the Internal Revenue Code (IRC) are available with no surrender charges. The amount available from this Policy with respect to the minimum required distribution is based solely on this Policy.

Any amount requested in excess of the IRC minimum required distribution will have the appropriate surrender charges applied, unless the excess distribution qualifies as surrender charge-free under any additional options provided (e.g., the surrender charge-free amount).

Nursing Care and Terminal Condition Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, because you or your spouse has been:

•	Confined in a hospital or nursing facility for 30 days in a row after the Policy Date; or

•	Diagnosed with a terminal condition after the Policy Date (usually a life expectancy of 12 months or less).

For a waiver due to a condition related to confinement in a hospital or nursing facility, we must receive each withdrawal request (and proof of eligibility with each request) no later than 90 days following the date that confinement has ceased, unless it can be shown that it was not reasonably possible to provide the notice and proof within the above time period and that the notice and proof were given as soon as reasonably possible. However, in no event shall the notice and proof be provided later than one year following the date that confinement has ceased.

For a waiver related to a terminal condition, proof of eligibility is required only with the initial withdrawal request and must be furnished by the attending physician. We must receive a new request for each withdrawal under this waiver. Each withdrawal request must be received no later than one year following diagnosis of the terminal condition.

You may exercise this benefit at any time during the accumulation phase. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

This benefit is not intended to provide long-term care or nursing home insurance. This benefit is not available if the Owner or Owner’s spouse (Annuitant or Annuitant’s spouse, if the Owner is a non-natural person) has been admitted to a hospital on the Policy Date or already resides in a nursing facility on the Policy Date.

The Nursing Care and Terminal Condition Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times. See OTHER INFORMATION – State Variations.

Unemployment Waiver

No surrender charges will apply if you take a withdrawal ($1,000 minimum), under certain circumstances, after you or your spouse become unemployed due to:

•	Involuntary termination of employment; or

•	Involuntary lay off.

In order to qualify, you (or your spouse, whichever is applicable) must have been:

•	Employed full time for at least two years prior to becoming unemployed;

•	Employed full time on the Policy Date;

•	Unemployed for at least 60 days in a row at the time of withdrawal;

•	Must have a minimum cash value at the time of withdrawal of $5,000; and

•	You (or your spouse) must be receiving unemployment benefits.

You must provide written proof from your state’s Department of Labor, which verifies that you qualify for and are receiving unemployment benefits at the time of withdrawal. The determination letter must be received by us no later than 90 days following the date of the withdrawal request.

You may use this benefit at any time during the accumulation phase and for so long as you meet the criteria specified above. This benefit is also available to the Annuitant or Annuitant’s spouse if the Owner is not a natural person. There is no restriction on the maximum amount you may withdraw under this benefit. There is no charge for this benefit.

The Unemployment Waiver may vary for certain Policies and may not be available for all Policies, in all states, or at all times. See OTHER INFORMATION – State Variations.

ADVISORY FEE WITHDRAWALS

If you are receiving investment advice from a financial professional who charges you investment advisory fees for their services, you may request that your financial professional or financial professional’s firm be permitted to request withdrawals from the Policy for the purpose of paying your investment advisory fees. Investment advisory fees are in addition to and separate from the Policy’s fees and charges. There is no additional charge for this service.

In order to setup advisory fee withdrawals, you must complete our form specifically designed for this authorization. Once we receive this form in good order and we approve it, your financial professional or your financial professional’s firm will be able to receive investment advisory fees directly from your Policy through withdrawals. To inquire about setting up advisory fee withdrawals, contact us at our Administrative Office.

You may cancel advisory fee withdrawals at any time. We reserve the right to cancel advisory fee withdrawals at any time upon notice to you.

If the Policy is a tax-qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans, there is no maximum limit on advisory fee withdrawals.

For non-qualified Policies, advisory fee withdrawals are subject to a maximum limit of 1.5% of the Policy’s cash value (determined without regard to any surrender charges) each Policy Year. For the first Policy Year, the maximum limit will be based on your cash value as of the Policy Date. For a subsequent Policy Year, the maximum limit will be based on your cash value as of the Policy Anniversary that began that Policy Year. Advisory fee withdrawals in excess of the maximum limit will not be permitted. If you attempt to take advisory fee withdrawals in excess of the maximum limit, we will notify you.

Your financial professional acts on your behalf, not ours. We are not party to any agreement between you and your financial professional, nor are we responsible for your financial professional’s actions. We do not verify that deductions for investment advisory fees align with the terms of your agreement with your financial professional. We do not set your investment advisory fee or receive any part of it. Any deductions for investment advisory fees you pay are in addition to this Policy’s fees and expenses.

See FEDERAL TAX CONSIDERATIONS – Special Rules for Advisory Fee Payments for additional information.

SYSTEMATIC PAYOUT OPTION

You can select at any time during the accumulation phase to receive regular automatic withdrawals from your Policy by using the systematic payout option.

Automatic withdrawals can be taken monthly, quarterly, semi-annually, or annually. Each withdrawal must be at least $50. Monthly and quarterly automatic withdrawals must generally be taken by electronic funds transfer directly to your checking or savings account. There is no charge for this benefit.

You may stop automatic withdrawals at any time with a 30 day Written Notice sent to our Administrative Office.

INVOLUNTARY CASHOUT

If your Policy Value is below $2,000, and there have been no premium payments made to the Policy within the last two Policy Years, we reserve the right to terminate the Policy and pay the Policy Value (an “Involuntary Cashout”). If the Policy Value is lower than the Minimum Required Cash Value, you will receive the Minimum Required Cash Value.

If the Guaranteed Minimum Death Benefit (GMDB) rider is in effect, we will not invoke the Involuntary Cashout provision if the GMDB rider is in-force and has a death benefit amount of $2,000 or greater. If the Involuntary Cashout provision is invoked when the death benefit amount under the GMDB rider is less than $2,000, we will pay the greater of the amount described in the paragraph immediately above or the death benefit amount.

SIGNATURE GUARANTEE

As a protection against fraud, we require a signature guarantee (i.e., Medallion Signature Guarantee as required by us) for the following transaction requests:

•	Any withdrawal or Surrender over $250,000 unless it is a custodial owned annuity;

•	Any non-electronic disbursement request made on or within 15 days of a change to the address of record for the Owner’s account;

•	Any electronic fund transfer instruction changes on or within 15 days of an address change;

•

Any withdrawal or Surrender when we have been directed to send proceeds to a different personal address from the address of record for that Owner. PLEASE NOTE: This requirement will not apply to requests made in connection with exchanges of one annuity for another with the same Owner in a “tax-free exchange”;

•	Any withdrawal or Surrender when we do not have an originating or guaranteed signature on file unless it is a custodial owned annuity; or

•	Any other transaction we require.

We may change the specific requirements listed above, or add signature guarantees in other circumstances, at our discretion if we deem it necessary or appropriate to help protect against fraud. For current requirements, please refer to the requirements listed on the appropriate form or call us at (800) 525-6205.

You can obtain a Medallion signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a Medallion signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. A notary public cannot provide a Medallion signature guarantee. Notarization will not substitute for a Medallion signature guarantee.

DEATH BENEFIT

The Policy includes a death benefit that will become payable to the named beneficiary or beneficiaries under certain circumstances as described in this section. The death benefit may become payable only during the accumulation phase of the Policy.

GENERAL

The Policy has either (a) a guaranteed minimum death benefit under the GMDB rider or (b) a Policy Value / cash value death benefit. If your Policy does not include the GMDB rider, the Policy Value / cash value death benefit will apply to your Policy. Once your Policy is issued, your death benefit cannot be changed

The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

The following summarizes the death benefit that may be payable under the Policy:

•

Guaranteed Minimum Death Benefit (GMDB Rider). The GMDB rider provides for a guaranteed minimum death benefit. The guaranteed minimum death benefit under the GMDB rider is payable only upon the death of the Annuitant during the accumulation phase. This means:

•

If the Annuitant and the Owner under the Policy are the same person, then upon the death of such person during the accumulation phase, the death benefit will be the greater of the guaranteed minimum death benefit and the Policy Value.

•	If the Annuitant and Owner under the Policy are not the same person:

•	Upon the death of the Annuitant during the accumulation phase, the death benefit will equal the greater of the guaranteed minimum death benefit and the Policy Value.

•

If the Owner pre-deceases the Annuitant during the accumulation phase, the death benefit will equal the Policy’s cash value (i.e., the Policy Value less any applicable surrender charges). The guaranteed minimum death benefit would not be payable.

•

Policy Value / Cash Value Death Benefit. If the Policy Value / cash value death benefit applies to your Policy, the amount payable differs depending on whether the Annuitant and Owner under the Policy are the same person.

•

If the Annuitant and the Owner are the same person, then upon the death of such person during the accumulation phase, the death benefit will equal the Policy Value (i.e., the total value of your investment in the Accounts, with no deduction for any surrender charges).

•

If the Annuitant and the Owner are not the same person, the amount payable under the death benefit will depend on whether the deceased is the Annuitant or the Owner. Upon the death of the Annuitant, the death benefit will equal the Policy Value. Upon the death of the Owner, the death benefit will equal the Policy’s cash value (i.e., the Policy Value less any applicable surrender charges).

The following table reflects the death benefit that may be payable under the Policy as described above.

	GMDB Rider Death Benefit – Owner & Annuitant are Same Person	GMDB Rider Death Benefit – Owner & Annuitant are Different People	Policy Value / Cash Value Death Benefit – Owner & Annuitant are Same Person	Policy Value / Cash Value Death Benefit – Owner & Annuitant are Different People
Owner Dies During Accumulation Phase	Greater of Policy Value and guaranteed minimum death benefit	Cash Value (no guaranteed minimum death benefit)	Policy Value	Cash Value

Annuitant Dies During Accumulation Phase	Greater of Policy Value and guaranteed minimum death benefit	Greater of Policy Value and guaranteed minimum death benefit	Policy Value	Policy Value

Upon death during the accumulation phase of an Owner who is not also the Annuitant, there is only one possible death benefit amount: the Policy’s cash value. If the GMDB rider is in effect, the rider’s guaranteed minimum death benefit would not apply. In such circumstances, if your GMDB rider was subject to an additional fee, you would have paid an additional fee for an optional feature that provided no financial benefit.

The GMDB rider is designed to provide a minimum death benefit, not necessarily an enhanced death benefit. If the GMDB rider is in effect, and the Policy Value is greater than the guaranteed minimum death benefit at the time that the death benefit becomes payable, the death benefit will be the Policy Value. In such circumstances, if your GMDB rider was subject to an additional fee, you would have paid an additional fee for an optional feature that provided no financial benefit.

In all cases, if the death benefit amount is lower than the minimum we are required to pay under applicable law, we will pay the greater amount required by applicable law.

See below THE DEATH BENEFIT AMOUNT for more information about how the death benefit is calculated, and GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER for more information about the GMDB rider, including how the rider’s guaranteed minimum death benefit is calculated. See also FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE earlier in this prospectus for information about the additional fee that may be associated with the GMDB rider.

All death benefit guarantees are subject to our financial strength and claims-paying ability.

State variations may apply to the death benefit under your Policy. See OTHER INFORMATION – State Variations.

No death benefit will be payable on or after the Annuity Commencement Date. Please note that the Annuity Commencement Date is the date that the Policy enters the income phase. The Annuity Commencement Date will never be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law). In the event of a death on or after the Annuity Commencement Date, the amount payable will depend on the fixed income option selected for the income phase.

We will determine the amount of (if any) and process the death benefit proceeds payable on a Policy, upon receipt at our Administrative Office of satisfactory proof of death, written directions regarding how to process the death benefit, and any other documents, forms, and information that we need (collectively referred to as “due proof of death”). For Policies with multiple beneficiaries, we will process the death benefit when the first beneficiary provides us with due proof of their share of the death benefit. We will not pay any remaining beneficiary their share until we receive due proof of death from that beneficiary. Such beneficiaries continue to bear the investment risk of the Policy until they submit due proof of death. The death benefit proceeds remain invested in accordance with the allocations made by the Owner, and otherwise in accordance with the terms of the Policy and as described in this prospectus, until the beneficiary has provided us with due proof of death and all death benefit proceeds have been paid. Due proof of death must be received in good order to avoid a delay in processing the death benefit claim. See OTHER INFORMATION – Sending Forms and Transaction Requests in Good Order.

Please note, we may be required to remit the death benefit proceeds to a state prior to receiving due proof of death. See OTHER INFORMATION – Abandoned or Unclaimed Property. We reserve the right to independently verify the status of any life relevant to the Policy, including verifying when or if an Owner or the Annuitant has died.

Payment of death benefit proceeds will generally occur within seven days from the date we receive due proof of death. See OTHER INFORMATION – Timing of Payments for information about when payments may be deferred.

BENEFICIARIES

You may designate a beneficiary or beneficiaries to receive amounts payable upon your death. The beneficiary designation will remain in effect until changed. You may change the designated beneficiary by sending us Written Notice. The beneficiary designation (or beneficiary change) will take effect upon the date you sign it. The beneficiary’s consent to such change is not required unless the beneficiary was irrevocably designated or law requires consent. If an irrevocable beneficiary dies, the Owner may then designate a new beneficiary. We will not be liable for any payment made before the Written Notice is received at our Administrative Office.

If there is more than one beneficiary at any level (primary or contingent), and you failed to specify their interest, they will share equally.

GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

The GMDB rider may be added to your Policy at the time of purchase, provided that the Annuitant is younger than age 81 as of the date that the Policy application is signed.

•	For Policy applications signed before May 1, 2024, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

•

For Policy applications signed on or after May 1, 2024, the GMDB rider may be a standard or optional benefit depending on the Annuitant’s age as of the date that the Policy application is signed. If the Annuitant is younger than age 71, the GMDB rider is a standard benefit that is automatically added to your Policy for no additional charge. If the Annuitant is age 71 to 80, the GMDB rider is an optional benefit, which if elected, is subject to an additional charge.

See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. After the Policy is issued, you cannot elect this rider (in certain circumstances, you can re-elect the rider after the Policy is issued, after termination of the rider, following the death of the Owner or Annuitant).

This benefit is not available if the Annuitant is age 81 or older on the date you sign the application. The rider may vary for certain Policies and may not be available for all Policies, in all states, at all times or through all financial intermediaries. See OTHER INFORMATION – State Variations. Once you elect a death benefit and your Policy is issued, your death benefit cannot be changed and you will not be impacted if we decide to stop offering the rider.

The GMDB rider, if in effect, provides for a guaranteed minimum death benefit upon the death of the Annuitant during the accumulation phase. The guaranteed minimum death benefit will equal 100% of the Policy Value as of the rider effective date. Thereafter, over the life of the rider, the guaranteed minimum death benefit will increase dollar for dollar for subsequent premium payments, and will be proportionately reduced by any adjusted withdrawals (as described further below).

Upon the death during the accumulation phase of the Annuitant, if the GMDB rider is in effect, the death benefit will equal either (a) the guaranteed minimum death benefit under the rider or (b) the Policy Value, whichever is greater. Because the GMDB rider includes a guaranteed minimum death benefit that could be greater than Policy Value, the GMDB rider may increase the amount payable compared to the Policy Value / cash value death benefit. However, if the Policy Value is greater than the guaranteed minimum death benefit at the time that the death benefit becomes payable, the death benefit under the GMDB rider will be the Policy Value, same as the Policy Value / cash value death benefit. In such circumstances, if your GMDB rider was subject to an additional fee, you would have paid an additional fee for an optional feature that provided no financial benefit.

When you take any type of withdrawal (including an automatic withdrawal, advisory fee withdrawal, minimum required distribution, surrender charge- free withdrawal, or any other withdrawal), your guaranteed minimum death benefit will be proportionately reduced by an amount called the “adjusted withdrawal.” The adjusted withdrawal reduces your guaranteed minimum death benefit in the same proportion that the gross withdrawal reduces your Policy Value.

The adjusted withdrawal may be more than the dollar amount of your withdrawal request. This will be the case if the guaranteed minimum death benefit exceeds the Policy Value at the time of withdrawal. If you have a qualified Policy, minimum required distributions rules may require you to request a withdrawal.

The formula used to calculate the adjusted withdrawal amount is AW = DP x (GW/PV) where:

AW = Adjusted withdrawal

DP = Greater of PV or GMDB GW = Gross withdrawal

PV = Policy Value prior to the withdrawal

GMDB = Guaranteed minimum death benefit prior to the withdrawal

We have included a detailed explanation of this adjustment with examples in APPENDIX C – REDUCTION TO GUARANTEED MINIMUM DEATH BENEFIT FOR WITHDRAWALS UNDER GMDB RIDER.

The GMDB rider (and any GMDB rider fee) will terminate upon the earliest of:

•	The Annuity Commencement Date;

•	Upon the death of the Annuitant;

•	Upon the death of the Owner;

•	Surrender of the Policy; or

•	Other termination of the Policy.

Under limited circumstances, the GMDB rider may be re-elected after termination of the rider, following the death of the Owner or Annuitant. See BENEFICIARY CONTINUATION – Re-Election of GMDB Rider Upon Continuation.

You cannot choose to terminate the GMDB rider unless you Surrender the Policy.

THE DEATH BENEFIT AMOUNT

Death of Person who is both the Annuitant and an Owner Before the Annuity Commencement Date

The death benefit becomes payable if:

•	You are both the Annuitant and the Owner (or joint Owner) of the Policy; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the greatest of:

1.	Policy Value. The Policy Value (which will already reflect any applicable fluctuations of the Interim Value) on the date we receive due proof of death and an election of method of settlement.

or

2.

Guaranteed Minimum Death Benefit. If the Guaranteed Minimum Death Benefit (GMDB) rider is in effect, the guaranteed minimum death benefit on the date of death (plus any additional premium payments received, less any gross withdrawals, after the date of death to the date of payment of death proceeds on a dollar for dollar basis). See GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER above for information about how the guaranteed minimum death benefit is calculated.

In all cases, if the death benefit is lower than the Minimum Required Cash Value, the death benefit will be the Minimum Required Cash Value.

If an Owner is not also the Annuitant, in the event of simultaneous deaths of the Owner and the Annuitant, the death proceeds equal the amount described in this subsection.

Death of Person who is an Owner but not the Annuitant

The death benefit becomes payable if:

•	You are the Owner (or joint Owner) of the Policy but not also the Annuitant; and

•	You die before the Annuity Commencement Date.

Under these circumstances, the death benefit will equal the Policy’s cash value.

For purposes of this section, if the Owner is not an individual, then the death of the Annuitant will be treated as the death of the Owner who is also the Annuitant, as described under “Death of Person who is both the Annuitant and an Owner” above.

Death of Annuitant Who is Not an Owner Before the Annuity Commencement Date

If the Annuitant dies before the Annuity Commencement Date, the Annuitant is not the Owner, and the Owner is a natural person:

•	The Owner shall become the Annuitant or, in the case of joint Owners where neither is the deceased Annuitant, the younger Owner shall become the Annuitant; and

•	The Policy Value will be adjusted to equal the greatest of:

1.	The Policy Value on the date we receive due proof of death and an election of method of settlement; or

2.

If the Guaranteed Minimum Death Benefit (GMDB) rider is in effect, the guaranteed minimum death benefit on the date of death (plus any additional premium payments received, less any gross withdrawals, after the date of death on a dollar for dollar basis). See GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER above for information about how the guaranteed minimum death benefit is calculated.

In addition to the applicable amount above, we will increase the adjustment by any additional amount necessary to satisfy Minimum Required Cash Value requirements.

This is a one-time only Policy Value adjustment applied at the time the Owner becomes the Annuitant.

If the GMDB rider is in effect, the rider will terminate at the time of due proof of death. The GMDB rider may be re-elected by the Owner within 30 days of our receipt of due proof of death provided that the rider’s age eligibility requirements are satisfied and we are still offering the rider. The GMDB rider fee percentages in effect at the time we receive your re-election request in good order would apply upon re-election. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. If the GMDB rider may be re-elected under an eligible Policy for no additional charge, the rider will be automatically re-elected. Otherwise, the re-election under an eligible Policy will be optional.

If the GMDB rider is re-elected, the Policy Value used to determine the initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above.

At the time of the one-time adjustment described above, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any Policy Value added to the Policy as a result of the adjustment will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

After the adjustment, the Policy’s death benefit may then become payable at a later date prior to the Annuity Commencement Date as set forth under Death of Owner Before the Annuity Commencement Date above.

Interim Value

If the Policy is invested in an Index Account Option, and the Policy Value or cash value death benefit becomes payable before the end of the Crediting Period, the amount payable from that Index Account Option will be calculated based on the Interim Value of that Index Account Option. Interim Values for an Index Account Option generally reflect less upside potential and less downside protection than would otherwise apply at the end of the Crediting Period. As such, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Crediting Period. This means that there could be significantly less money available under your Policy for the death benefit.

Distribution Rules

When a death benefit becomes payable upon the death of an Owner, the death benefit will be paid in accordance with the following rules:

1.	If an individual Owner is alive at the time of the decedent’s death, payment will be made to that surviving Owner; otherwise

2.	If a primary beneficiary is alive at the time of the decedent’s death, payment will be made to the primary beneficiary; otherwise

3.

If a primary beneficiary dies before the decedent and there are additional living primary beneficiaries, the deceased primary beneficiary’s interest will be shared proportionately with all living primary beneficiaries; otherwise

4.	If all primary beneficiaries die before the decedent’s death, payment will be made to the living contingent beneficiary(ies), if any; otherwise

5.

If a contingent beneficiary dies before the decedent and there are additional living contingent beneficiaries, the deceased contingent beneficiary’s interest will be shared proportionately with all living contingent beneficiaries; otherwise

6.	In the event no primary or contingent beneficiaries have been named and/or all have died before the decedent, payment will be made to the decedent’s estate.

If a primary or contingent beneficiary dies after the decedent’s death, but prior to death proceeds being payable to the beneficiary, payment will be made to the beneficiary’s estate.

Please note, in accordance with the rules above, if there is a surviving Owner when a death benefit becomes payable, the surviving Owner will receive the death benefit (i.e., the surviving Owner takes the place of any beneficiary designation).

The person receiving the death benefit may choose to receive the death benefit as a lump sum, as annuity payments, or as otherwise permitted by the Company in accordance with applicable law. The beneficiary may be able to continue the Policy in his or her own name if the beneficiary is the Owner’s surviving spouse, as described below. Distribution requirements may apply upon the death of any Owner. See TAX INFORMATION for a more detailed discussion of the distribution requirements that apply under the Policy in accordance with the Internal Revenue Code.

DEATH AFTER THE ANNUITY COMMENCEMENT DATE

The amount payable, if any, on or after the Annuity Commencement Date depends on the fixed income option selected. However, in all cases if an Owner dies on or after the Annuity Commencement Date, any remaining interest in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner’s death. In addition, please carefully note the following:

IF:

•	You are not the Annuitant; and

•	You die on or after the Annuity Commencement Date; and

•	The entire guaranteed amount in the Policy has not been paid;

THEN:

•	The remaining portion of such guaranteed amount in the Policy will continue to be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

IF:

•	You are the Owner and Annuitant; and

•	You die after the Annuity Commencement Date; and

•	The fixed income option you selected did not have or no longer has a guaranteed period;

THEN:

•	No additional payments will be made.

BENEFICIARY CONTINUATION

Spousal Continuation

Spousal continuation provisions may be exercised upon the death of the Owner/Annuitant (when the same person) or death of the Owner (when the Owner and Annuitant are not the same person) during the accumulation phase. In such circumstances, the spousal beneficiary may elect to continue the Policy in his or her own name as the new Owner and Annuitant. The Policy Value will be adjusted to an amount equal to the death benefit amount payable to the spousal beneficiary determined upon such election and receipt of due proof of death.

The terms and conditions of the Policy that applied prior to the decedent’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the spouse continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

See TAX INFORMATION – Same Sex Relationships for more information concerning spousal continuation involving same sex spouses.

For these purposes, if the sole primary beneficiary of the Policy is a revocable grantor trust, and the spouse of the decedent is the sole grantor, trustee, and beneficiary of the trust, and the trust is using the spouse of the decedent’s social security number at the time of claim, she or he shall be treated as the decedent’s spouse. In those circumstances, the decedent spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

For these purposes, if the Owner is an individual retirement account within the meaning of IRC sections 408 or 408A and if the Annuitant’s spouse is the sole primary beneficiary of the Annuitant’s interest in such account, the Annuitant’s spouse will be treated as the beneficiary of the Policy for purposes of applying the spousal continuation provisions of the Policy.

If the Policy is continued, all current surrender charges at the time of continuation will be waived. Any premium payments received after the time of continuation will be subject to any applicable surrender charges.

Non-Spouse Beneficiary Continuation

Non-spouse beneficiary continuation provisions may be exercised upon the death of the Annuitant when the Owner and Annuitant are the same person. For a beneficiary who elects to receive the death benefit in a form other than a lump sum (for example, a 5-year delay or a non-qualified stretch), the Policy Value will be adjusted to equal the death benefit payable to that beneficiary determined upon such election and receipt of due proof of death. See TAX INFORMATION for a more detailed discussion of the distribution options and requirements that apply under the Policy in accordance with the Internal Revenue Code.

The terms and conditions of the Policy that applied prior to the Owner’s death will continue to apply, with certain exceptions described in the Policy. For purposes of the death benefit on the continued Policy, the death benefit is calculated in the same manner as it was prior to continuation on the date the beneficiary continues the Policy. However, see Re-Election of GMDB Rider Upon Continuation below.

Current surrender charges will be waived. However, any premium payments received after the beneficiary elects their form of distribution (for example a 5-year delay or non-qualified stretch) will be subject to any applicable surrender charges.

Investments in Allocation Accounts Upon Continuation

At the time that the Policy is continued, the Policy Value invested in any Allocation Account will remain invested in that Allocation Account in accordance with the general terms of the Policy as described in this prospectus. Any death benefit in excess of the Policy Value will be held in the Fixed Holding Account pending our receipt of new allocation instructions. If we receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be allocated in accordance with those instructions on the next upcoming 1st, 8th, 15th, or 22nd calendar day of any month, whichever occurs first, and the Crediting Period(s) will begin on that day. If we do not receive allocation instructions within 30 days of continuation, this portion of the Policy Value will be automatically allocated to the Default Option.

If a Crediting Period for an Allocation Account ends while the death claim is pending, Policy Value invested in that Allocation Account will be automatically reinvested in the same Allocation Account based on the applicable rates for the new Crediting Period, provided that the same Allocation Account is available for investment. If the same Allocation Account is not available for investment, the Policy Value will be automatically transferred to the Fixed Holding Account until the death claim can be processed. Once the death claim is processed, we must receive new allocation instructions for that Policy Value within 30 days of continuation or it will be automatically allocated to the Default Option, as described above.

Re-Election of GMDB Rider Upon Continuation

If a Policy has a GMDB rider when the death benefit becomes payable or a one-time adjustment to the Policy Value as described in this section occurs, the rider will terminate upon our receipt of due proof of death of the decedent.

When the Policy is continued by a surviving spouse upon payment of a death benefit, the surviving spouse may re-elect the GMDB rider under the Policy, if the rider is available at that time. The initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above. A non-spouse beneficiary who continues the Policy upon payment of the death benefit cannot re-elect the GMDB rider.

Upon the death of an Annuitant who is not an Owner, the surviving Owner may re-elect the GMDB rider under the Policy following the one-time adjustment to Policy Value, if the rider is available at that time. The initial guaranteed minimum death benefit under the re-elected rider will be the Policy Value at time of re-election. If re-elected at time of continuation, this would be the Policy Value immediately following the one-time adjustment described above.

Re-election is available only if the Annuitant has not reached the age of 81 at the time of the re-election.

If you re-elect the optional GMDB rider, you will be subject to an additional fee. The fee (if any) depends on the Annuitant’s age at the time your re-election request is received in good order. See FEES AND CHARGES – GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER FEE. If the GMDB rider can be re-elected under an eligible Policy for no additional charge, the rider will be automatically re-elected. Otherwise, re-election under an eligible Policy will be optional.

ANNUITY PAYMENTS (INCOME PHASE)

Upon the Annuity Commencement Date, your annuity switches from the accumulation phase to the income phase. You may use the Policy Value, or the Minimum Required Cash Value, if greater, on the Annuity Commencement Date to purchase one or more fixed income options. The annuity payments will be made to the Payee(s).

You can generally change the Annuity Commencement Date by giving us 30 days’ Written Notice. Unless required by state law this date cannot be earlier than the third Policy Anniversary. The latest Annuity Commencement Date generally cannot be later than the Policy Anniversary on or following the Annuitant’s 99th birthday (or earlier if required by state law).

Before the Annuity Commencement Date, if the Annuitant is alive, you may choose a fixed income option or change your election. Once proceeds become payable and a fixed income option has been selected, we will issue a supplementary contract to reflect the terms of the selected option. The contract will name the Payee(s) and will describe the payment schedule.

Your Policy may not be “partially” annuitized. For example, you may not apply a portion of your Policy Value to a fixed income option while keeping the remainder of your Policy Value in the accumulation phase.

Risk of Annuitizing Prior to the End of a Crediting Period

The Policy allows annuitization at times that may not correspond to the end of a Crediting Period. If the Policy is annuitized before the end of a Crediting Period for an Index Account Option, the amount from that Index Account Option being annuitized will be calculated based on an Interim Value. As discussed under VALUING YOUR INVESTMENT IN AN INDEX ACCOUNT OPTION – INTERIM VALUES, an Interim Value could reflect significantly less gain or more loss than would be applied at the end of the Crediting Period. As such, there could be significantly less money available to you for annuitization, potentially reducing the value of your income stream during the income phase.

If your Policy is annuitized when you have multiple ongoing Crediting Periods for Index Account Options that end at different times, the amount annuitized will be based on an Interim Value for some or all of your Index Account Options. As such, for as long as you have multiple ongoing Crediting Periods for Index Account Options, there may be no date that you can select for annuitizing that will not result in the application of at least one Interim Value.

Fixed Income Options

The Policy provides several fixed income options that are described below. Each fixed income option provides for fixed annuity payments, meaning that the amount of each payment will be set on the Annuity Commencement Date and will not change.

The amount payable under a fixed income option is determined based on the amount applied to a fixed income option and the minimum guaranteed interest rate tables and mortality tables included in your Policy. Payments at the time of their commencement will not be less than those that would be provided by the application of the Policy proceeds to purchase a single premium immediate annuity policy at purchase rates offered by the Company at the time to the same class of Annuitants.

You must decide if you want your annuity payments to be guaranteed for the Annuitant’s lifetime, a period certain, or a combination thereof. Generally, annuity payments will be lower if you combine a period certain or guaranteed amount with a lifetime guarantee (e.g., Life with 10 Years Period Certain, or Guaranteed Return of Policy Proceeds). Likewise, annuity payments will also generally be lower the longer the period certain (because you are guaranteed payments for a longer time).

Payments will be made at 1, 3, 6, or 12 month intervals. We reserve the right to avoid making payments of less than $20.00. Certain income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code. If the proceeds are less than $2,000, we reserve the right to pay them out as a lump sum instead of applying them to a fixed income option. We may require proof of age before making annuity payments.

A charge for premium taxes may be made when annuity payments begin.

The fixed income options currently available are explained below. You may choose any combination of these fixed income options. Certain fixed income options may not be available or may be limited for qualified plans and qualified policies in order to ensure compliance with the Internal Revenue Code.

Income for a Specified Period. We will make level annuity payments only for a fixed period that you choose. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. In the event of the death of the person receiving payments prior to the end of the fixed period elected, payments will be continued to that person’s beneficiary. No funds will remain at the end of the period.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Income of a Specified Amount. Payments are made for any specified amount until the amount applied to this option, with interest, is exhausted. Payments must not be for less than 120 months and should not exceed the Annuitant’s life expectancy. This will be a series of level annuity payments followed by a smaller final annuity payment. In the event of the death of the person receiving payments prior to the time Policy proceeds with interest are exhausted, payments will be continued to that person’s beneficiary.

If your Policy is a qualified Policy, this annuity payment option may not satisfy minimum required distribution rules. Consult a financial professional before electing this option.

Life Income. You may choose between:

•

Life Only – Payments will be made only during the Annuitant’s lifetime. The last annuity payment will be the payment immediately before the Annuitant’s death. If you choose this option and the Annuitant dies before the due date of the first annuity payment, no payments will be made.

This option is not available if the Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the Annuitant’s lifetime or ten years.

•

Guaranteed Return of Policy Proceeds – Payments will be made for the longer of the Annuitant’s lifetime or until the total dollar amount of payments made to you equals the amount applied to this option.

Joint and Survivor Annuity. You may choose:

•

Life Only – Payments are made during the joint lifetime of the Annuitant and a joint Annuitant of your selection. Annuity payments will be made as long as either person is living. If you choose this option and both joint Annuitants die before the due date of the first annuity payment, no payments will be made.

This option is not available if an Annuitant has an adjusted age greater than 85 as of the Annuity Commencement Date.

•	Life with 10 Years Period Certain – Payments will be made for the longer of the lifetime of the Annuitant and joint Annuitant or ten years.

Other fixed income options may be arranged by agreement with us. Some fixed income options may not be available for all Policies or all ages, or we may limit certain fixed income options to ensure they comply with the applicable tax law provisions.

NOTE CAREFULLY IF:

•	You choose Life Income with No Period Certain or a Joint and Survivor Annuity with No Period Certain; and

•	The Annuitant dies (or both joint Annuitants die) before the due date of the second (third, fourth, etc.) annuity;

THEN:

•	We may make only one (two, three, etc.) annuity payments.

IF:

•	You choose Income for a Specified Period, Life Income – Life with 10 Years Certain, Life Income – Guaranteed Return of Policy Proceeds, or Income of a Specified Amount; and

•	The person receiving annuity payments dies prior to the end of the guaranteed period;

THEN:

•	The remaining guaranteed annuity payments will be continued to a new Payee, or their present value may be paid in a single sum.

We will not pay interest on amounts represented by uncashed annuity payment checks if the postal or other delivery service is unable to deliver checks to the Payee’s address of record. The person receiving annuity payments is responsible for keeping us informed of his/her current address.

You must annuitize your Policy no later than the latest Annuity Commencement Date. If you do not elect a fixed income option by the latest Annuity Commencement Date, the default fixed income option will be Life with 10 Years Certain unless we agree to another method of payment.

Please note, all benefits (including guaranteed minimum death benefits) terminate upon annuitization. The only benefits that remain include the guarantees provided under the terms of the applicable fixed income option.

TAX INFORMATION

NOTE: We have prepared the following information on federal taxes as a general discussion of the subject. It is not exhaustive, does not purport to cover all situations, and is not intended as tax advice to any taxpayer. The federal tax consequences discussed herein reflect our understanding of current law, and the law may change. No representation is made regarding the likelihood of continuation of the present federal tax law or of the current interpretations by the Internal Revenue Service (“IRS”). The discussion briefly references federal estate, gift and generation-skipping transfer taxes, but principally discusses federal income taxes. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under the Policy. You should consult your own financial professional about your own circumstances. The Company makes no guarantee regarding any tax treatment — federal, state, or local — of any Policy or of any transaction involving a Policy.

Introduction

Deferred annuity policies are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code (the “Code”) for annuities. Simply stated, these rules generally provide that individuals will not be taxed on the earnings, if any, on the money held in an annuity policy until withdrawn. This is referred to as tax deferral. When a non-natural person (e.g., corporation or certain trusts) owns a nonqualified policy, the policy will generally not be treated as an annuity for tax purposes. Thus, the Owner must generally include in income any increase in the Policy Value over the investment in the policy during each taxable year.

There are different rules as to how you will be taxed depending on how you take the money out and the type of Policy- qualified or nonqualified.

If you purchase the Policy as an individual retirement annuity (“IRA”) or as a part of a 403(b) plan, 457 plan, a pension plan, a profit sharing plan (including a 401(k) plan), or certain other employer sponsored retirement programs, Your Policy is referred to as a qualified Policy. There is no additional tax deferral benefit derived from placing qualified funds into a deferred annuity. Features other than tax deferral should be considered in the purchase of a qualified Policy. There are limits on the amount of contributions you can make annually to a qualified Policy. Other restrictions may apply including terms of the plan in which you participate. To the extent there is a conflict between a plan’s provisions and a Policy’s provisions, the plan’s provisions will control.

If you purchase the Policy other than as part of any arrangement described in the preceding paragraph, the Policy is referred to as a nonqualified Policy.

You will generally not be taxed on increases in the value of your Policy, whether qualified or nonqualified, until a distribution occurs (e.g., as a surrender, withdrawal, or as annuity payments). However, you may be subject to current taxation if you assign or pledge or enter into an agreement to assign or pledge any portion of the Policy. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All amounts received from the Policy that are includible in income are taxed at ordinary income rates; no amounts received from the Policy are taxable at the lower rates applicable to capital gains.

The IRS has not reviewed the Policy for qualification as an IRA or otherwise, and has not addressed in a ruling of general applicability whether the death benefit options and riders available, with the Policy, if any, comport with IRA qualification requirements.

Tax Status of a Nonqualified Policy

Distribution Requirements. The Code requires that nonqualified policies contain specific provisions for distribution of Policy proceeds upon the death of any Owner. In order to be treated as an annuity policy for federal income tax purposes, the Code requires that such policies provide that if any Owner dies on or after the annuity starting date and before the entire interest in the policy has been distributed, the remaining portion must be distributed at least as rapidly as under the method in effect on such Owner’s death. If any Owner dies before the annuity starting date, the entire interest in the policy must generally be distributed (1) within 5 years after such Owner’s date of death or (2) to (or for the benefit of) a designated beneficiary, over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary) and such distributions must begin not later than 1 year after the date of the Owner’s death (also known as a “stretch” payout). The designated beneficiary must be an individual. The applicable payments are calculated using the Single Life Expectancy Table set forth in Treasury Regulations § 1.401(a)(9)-9, A-1. However, if upon such Owner’s death the Owner’s surviving spouse is the designated beneficiary of the policy, then the policy may be continued with the surviving spouse as the new Owner. If any Owner is a non-natural person, then for purposes of these distribution requirements, the primary Annuitant shall be treated as an Owner and any death or change of such primary Annuitant shall be treated as the death of an Owner.

The nonqualified policies contain provisions intended to comply with these requirements of the Code. No regulations interpreting these requirements of the Code have yet been issued and thus no assurance can be given that the provisions contained in the policies satisfy all such Code requirements. The provisions contained in the policies will be reviewed and modified if necessary to assure that they comply with the Code requirements when clarified by regulation or otherwise.

Recharacterization. In some circumstances, the IRS and courts have recharacterized variable annuity policies by treating the policyholder, for federal income tax purposes, as owning the separate account assets on which the policy is based. The IRS guidance in this area has focused on whether the policyholder has excessive control over the separate account assets. Such control may exist if the policyholder can allocate amounts under the policy to purchase specific assets within the separate account that also are available outside of the policy. In addition, the IRS and courts considered whether the variable annuity holder’s position is substantially identical to what it would have been if the holder had purchased the separate account assets directly, rather than having purchased a variable annuity policy. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on policyholder control or similar tax principles apply, the tax-deferred status of the policy may be adversely affected. For example, the owner of the policy could be taxed annually on the income and gains attributable to the assets that determine the policy values and benefits.

We do not believe that these authorities or tax principles should apply to this Policy. Although we hold certain amounts attributable to the Policy in our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, our obligations under the Policy are independent of the investment performance of the Separate Account. In addition, allocations under the Policy to the Index Account Options are distinguishable from a direct investment in the assets comprising the corresponding indexes, including any exchange-traded fund that we choose as an index. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Policy. We reserve the right to amend this Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Policy’s tax status or to conform the Policy to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

Non-Natural Persons. Pursuant to Section 72(u) of the Code, a nonqualified Policy held by a taxpayer other than a natural person generally will not be treated as an annuity policy under the Code; accordingly, an Owner who is not a natural person will recognize as ordinary income for a taxable year the excess, if any, of the Policy Value over the “investment in the contract”. There are some exceptions to this rule for certain types of trusts and a prospective purchaser of the Policy that is not a natural person should discuss these rules with a competent financial professional.

Annuity Commencement Date. If the Policy’s Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Policy would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Policy Value could be currently includable in the Owner’s income.

The remainder of the discussion in this TAX INFORMATION section assumes that the Policy qualifies as an annuity policy for federal income tax purposes.

Taxation of a Nonqualified Policy in General

Code Section 72 governs taxation of annuities in general. We believe that an Owner who is an individual will not be taxed on increases in the value of a Policy until such amounts are surrendered or distributed. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Policy Value as collateral for a loan generally will be treated as a distribution of such portion. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. The taxable portion of a distribution is taxable as ordinary income.

Different Individual Owner and Annuitant

If the Owner and Annuitant on the Policy are different, there may be negative tax consequences and uncertainty regarding how federal income tax rules apply to the Policy. You should consult your legal counsel or financial professional if you are considering designating a different individual as the Annuitant on your Policy to determine the potential tax ramifications of such a designation.

Annuity Starting Date

This section makes reference to the annuity starting date as defined in Section 72 of the Code and the applicable regulations. Generally, the definition of annuity starting date will correspond with the definition of Annuity Commencement Date used in your Policy and the dates will be the same. If there is a conflict between the definitions, we will interpret and apply the definitions in order to ensure your Policy maintains its status as an annuity policy for federal income tax purposes. You may wish to consult a financial professional for more information on when this issue may arise.

Taxation of Annuity Payments

Although the tax consequences may vary depending on the Annuity Payment Option you select, in general, for nonqualified and certain qualified policies, only a portion of the annuity payments you receive will be includable in your gross income.

In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the policy” on the annuity starting date by the total expected return under the Policy (determined under Treasury regulations) for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the policy” has been fully recovered, the full amount of any additional annuity payments are includable in gross income and taxed as ordinary income. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income.

If you select more than one Annuity Payment Option, special rules govern the allocation of the Policy’s entire “investment in the policy” to each such option, for purposes of determining the excludable amount of each payment received under that option and the tax treatment of other distributions from the Policy thereafter. You should consult a competent financial professional as to the potential tax effects of allocating less than the full Policy Value to any particular Annuity Payment Option.

If, after the annuity starting date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the policy” as of the annuity starting date over the aggregate amount of annuity payments received that was excluded from gross income may be allowable as a tax deduction. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

Taxation of Surrenders and Withdrawals—Nonqualified Policies

When you surrender your Policy, you are generally taxed on the amount that your surrender proceeds exceeds the “investment in the policy”. The “investment in the policy” is generally equal to the premiums you pay for the Policy with after-tax money, reduced by any amounts you have previously received from the Policy that are excludable from gross income. Withdrawals are generally treated first as taxable income to the extent of the excess in the Policy Value over the “investment in the policy.” Distributions taken under the systematic payout option are treated for tax purposes as withdrawals, not annuity payments. In general, loans, pledges, and collateral assignments as security for a loan are taxed in the same manner as withdrawals and surrenders. You may also be subject to current taxation if you make a gift of a nonqualified Policy without valuable consideration. All taxable amounts received under a Policy are subject to tax at ordinary income tax rates rather than capital gains tax rates.

The Code also provides that amounts received from the Policy that are includible in gross income (including the taxable portion of some annuity payments) may be subject to a penalty tax. The amount of the penalty tax is equal to 10% of the amount that is includable in income. Some withdrawals and other amounts will be exempt from the penalty tax. Amounts received that are not subject to the penalty tax include, among others, any amounts:

(1) paid on or after the taxpayer reaches age 59 1/2; (2) paid on or after the Owner (or where the Owner is a non-natural person, the primary Annuitant) dies; (3) attributable to the taxpayer becoming disabled (as that term is defined in the Code); (4) paid in a series of substantially equal periodic payments made annually (or more frequently) over the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer’s designated beneficiary; (5) paid under an immediate annuity (as defined in the Code); or (6) allocable to “investment in the policy” made prior to August 14, 1982. Regarding the disability exception, because we cannot verify that an individual is disabled, we will report such withdrawals to the IRS as early withdrawals with no known exception from the penalty tax.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. In addition, there is some uncertainty regarding whether and how certain of the exceptions apply in the case of a Policy issued to a non-natural person, such as a trust. You may wish to consult a financial professional for more information regarding the imposition of the penalty tax.

Aggregation

All nonqualified deferred annuity policies that are issued by us (or our affiliates) to the same Owner (policyholder) during the same calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution (other than annuity payments) occurs. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity payment that is taxable and the amount that might be subject to the 10% penalty tax described above. If you are considering purchasing multiple policies from us (or our affiliates) during the same calendar year, You may wish to consult with your financial professional regarding how aggregation will apply to your policies.

Special Rules for Advisory Fee Payments

We permit fees to be paid from the Policy directly to a professional investment adviser that you have retained to provide advice to you regarding the Policy. We will treat such advisory fee payments as an expense of the Policy and not a taxable distribution from the Policy if the Policy is a qualified Policy issued as an IRA or in connection with certain tax-qualified retirement plans. Additionally, in line with a Private Letter Ruling that Transamerica has obtained from the Internal Revenue Service, we also will treat fees paid directly to a professional investment advisor from your non-qualified policy as a non taxable distribution, to the extent that these fees do not exceed an annual rate of 1.5% of the contract’s cash value (determined without regard to any surrender charges).

Regardless of how Transamerica treats the payment of such advisory fees for tax reporting purposes, federal and/or state taxing authorities could determine that the advisory fees should be treated as taxable withdrawals from your Policy, in which case the amount of the advisory fees deducted from your Policy could be included in your gross income for state and federal income tax purposes and a 10% penalty tax could apply if the advisory fees were deducted from your Policy Value before you attained age 59 1/2.

Tax-Free Exchanges of Nonqualified Policies

We may issue the nonqualified Policy in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional premium payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your “investment in the policy” immediately after the exchange will generally be increased by a pro rata portion of the “investment in the policy” that you exchanged. In either case, your Policy Value immediately after the exchange may exceed your “investment in the policy.” That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Policy (e.g., as a withdrawal, surrender, annuity income payment or death benefit).

If you exchange part of an existing contract for the Policy, and within 180 days of the exchange you received a payment other than certain annuity payments (e.g., you take a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Policy could be includible in your income and subject to a 10% penalty tax.

You should consult your financial professional in connection with an exchange of all or part of an annuity contract for the Policy, especially if you may take a withdrawal from either contract within 180 days after the exchange.

Medicare Tax

Distributions from nonqualified annuity policies are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals, trusts, and estates whose income exceeds certain threshold amounts. We are required to report distributions taken from nonqualified annuity policies as being potentially subject to this tax. While distributions from qualified policies are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare tax thresholds have been met. As such, distributions from your qualified Policy could cause your other investment income to be subject to the tax. Please consult a financial professional for more information.

Same Sex Relationships

Same sex couples have the right to marry in all states. The parties to each marriage that is valid under the law of any state will each be treated as a spouse as defined in this Policy. Individuals in other arrangements, such as civil unions, registered domestic partnerships, or other similar arrangements, that are treated as a valid marriage under the applicable state law, will each be treated as a spouse as defined in this Policy for state law purposes.

However, individuals in such other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as spouses as defined in this Policy for federal tax purposes. Therefore, exercise of the spousal continuation provisions of this Policy or any riders by individuals who do not meet the definition of “spouse” may have adverse tax consequences and/or may not be permissible. Please consult a financial professional for more information on this subject.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Policy because of your death or the death of the Annuitant. Generally, such amounts should be includable in the income of the recipient: (1) if distributed in a lump sum, these amounts are taxed in the same manner as a surrender; (2) if distributed via withdrawals, these amounts are taxed in the same manner as withdrawals; or (3) if distributed under an Annuity Payment Option, these amounts are taxed as annuity payments.

Transfers, Assignments or Exchanges of Policies

A transfer of ownership or assignment of a Policy, the designation of an Annuitant or payee or other beneficiary who is not also the Owner, the exchange of a Policy and certain other transactions, or a change of Annuitant other than the Owner, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transaction or designation should contact a competent financial professional with respect to the potential tax effects.

Charges

It is possible that the IRS may take a position that fees for certain optional death benefits are deemed to be taxable distributions to you. In particular, the IRS may treat fees associated with an optional benefit as a taxable withdrawal, which might also be subject to a tax penalty if the withdrawal occurs prior to age 59 1/2. Although we do not believe that the fees associated with any optional benefit provided under the Policy should be treated as taxable withdrawals, the tax rules associated with these benefits are unclear, and we advise that you consult your financial professional prior to selecting any optional benefit under the Policy.

Federal Estate, Gift and Generation-Skipping Transfer Taxes

The estate and gift tax unified credit basic exclusion amount is $10,000,000, subject to inflation adjustments (using the C-CPI-U), for taxable years beginning after December 31, 2017, and before January 1, 2026. The maximum rate is 40%.

The uncertainty as to how the current law might be modified in the future underscores the importance of seeking guidance from a competent professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Policy in detail, a purchaser should keep in mind that the value of an annuity policy owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity policy, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning professional for more information.

Generation-Skipping Transfer Tax. Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity policy is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner or to a person that is more than 37 1/2 years younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Policy, or from any applicable payment, and pay it directly to the IRS.

Qualified Policies

The Policy is designed for use with several types of tax-qualified individual and employee-sponsored retirement plans which are briefly described below. The tax rules applicable to participants and beneficiaries in tax-qualified retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits, distributions prior to age 59 1/2 (subject to certain exceptions), distributions that do not conform to specified commencement and minimum distribution rules, and in other specified circumstances. The distribution rules under Section 72(s) of the Code do not apply to annuities provided under a plan described in Sections 401(a), 403(a), 403(b), 408 or 408A of the Code, but other similar rules may. Some retirement plans are subject to distribution and other requirements that are not incorporated into the policies or our Policy administration procedures. Owners, employers, participants, and beneficiaries are responsible for determining that contributions, distributions, and other transactions with respect to the policies comply with applicable law.

Traditional Individual Retirement Annuities (IRAs). In order to qualify as a traditional individual retirement annuity under Section 408(b) of the Code, a Policy must satisfy certain conditions: (i) the Owner must be the Annuitant; (ii) the Policy generally is not transferable by the Owner, e.g., the Owner may not designate a new Owner, designate a contingent Owner or assign the Policy as collateral security; (iii) subject to special rules, the total premium payments for any calendar year may not exceed the amount specified in the Code for the year, except in the case of nontaxable transfer or a rollover amount or contribution under Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) or 457(e)(16) of the Code; (iv) annuity payments or withdrawals according to the requirements in the IRS regulations (minimum required distributions) must begin no later than April 1 of the calendar year following the calendar year in which the Annuitant attains age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or age 70 1/2 if the Annuitant attained 70 1/2 before 1/1/2020); (v) an Annuity Payment Option with a period certain that will guarantee annuity payments beyond the life expectancy of the Annuitant and the beneficiary may not be selected; (vi) certain payments of death benefits must be made in the event the Annuitant dies prior to the distribution of the Policy Value; (vii) the entire interest of the Owner is non-forfeitable; and (viii) the premiums must not be fixed. Policies intended to qualify as traditional individual retirement annuities under Section 408(b) of the Code contain such provisions. Amounts in the individual retirement annuity (other than nondeductible contributions) generally are taxed only when distributed from the annuity. Distributions prior to age 59 1/2 are subject to a 10% penalty tax (unless certain exceptions apply).

SIMPLE and SEP IRAs are types of IRAs that allow employers to contribute to IRAs on behalf of their employees. SIMPLE IRAs permit certain small employers to establish SIMPLE plans as provided by Section 408(p) of the Code, under which employees may elect to defer to a SIMPLE IRA a specified percentage of compensation. The sponsoring employer is required to make matching or non-elective contributions on behalf of employees.

Distributions from SIMPLE IRAs generally are subject to the same rules that apply to IRA distributions. Subject to certain exceptions, distributions prior to age 59 1/2 are subject to a 10 percent penalty tax, which is increased to 25 percent if the distribution occurs within the first two years after the commencement of the employee’s participation in the plan. SEP IRAs permit employers to make contributions to IRAs on behalf of their employees, up to a specified dollar amount for the year and subject to certain eligibility requirements as provided by Section 408(k) of the Code. Distributions from SEP IRAs are subject to the same rules that apply to IRA distributions and are taxed as ordinary income.

Effective for tax years beginning after December 31, 2022, under the SECURE 2.0 Act of 2022, SEP IRAs and SIMPLE IRAs may now also be designated as Roth IRAs, as discussed below. Should an employee elect for their SIMPLE or SEP IRA contributions to be made to a Roth IRA, distributions from such, will be treated the same as distributions from any Roth IRA.

The IRS has not reviewed this Policy for qualification as a traditional IRA, SIMPLE IRA or SEP IRA, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Roth Individual Retirement Annuities (Roth IRA). The Roth IRA, under Section 408A of the Code, contains many of the same provisions as a traditional IRA. However, there are some differences. First, the contributions are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA, a traditional IRA or other allowed qualified plan. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax. The ability to make cash contributions to Roth IRAs is available to individuals with earned income and whose modified adjusted gross income is under a specified dollar amount for the year. Subject to special rules, the amount per individual that may be contributed to all IRAs (Roth and traditional) is an amount specified in the Code for the year. Secondly, the distributions are taxed differently. The Roth IRA offers tax-free distributions when taken 5 tax years after the first contribution to any Roth IRA of the individual and taken after one of the following: attaining age 59 1/2, to pay for qualified first time home buyer expenses (lifetime maximum of $10,000), or due to death or disability. All other distributions are subject to income tax when taken from earnings and may be subject to a penalty tax unless an exception applies. Please note that specific tax ordering rules apply to Roth IRA distributions. Unlike the traditional IRA, there are no minimum required distributions during the Owner’s lifetime; however, minimum required distributions at death are generally the same as for traditional IRAs.

The IRS has not reviewed this Policy for qualification as a Roth IRA or otherwise, and has not addressed in a ruling of general applicability whether any death benefits available under the Policy comport with qualification requirements.

Section 403(b) Plans. Under Section 403(b) of the Code, payments made by public school systems and certain tax exempt organizations to purchase policies for their employees are generally excludable from the gross income of the employee, subject to certain limitations. However, such payments may be subject to Federal Insurance Contributions Act (FICA or Social Security) taxes. The Policy includes a death benefit that in some cases may exceed the greater of the premium payments or the Policy Value. Additionally, in accordance with the requirements of the Code, Section 403(b) annuities generally may not permit distribution of (i) elective contributions made in years beginning after December 31, 1988, and (ii) earnings on those contributions, and (iii) earnings on amounts attributed to elective contributions held as of the end of the last year beginning before January 1, 1989, unless certain events have occurred. Specifically, distributions of such amounts will be allowed only upon the death of the employee, on or after attainment of age 59 1/2, severance from employment, disability, or financial hardship, except that income attributable to elective contributions may not be distributed in the case of hardship. For policies issued after 2008, amounts attributable to non-elective contributions may be subject to distribution restrictions specified in the employer’s Section 403(b) plan. Employers using the Policy in connection with Section 403(b) plans may wish to consult with their financial professional.

Pursuant to tax regulations, we generally are required to confirm, with your 403(b) plan sponsor or otherwise, that surrenders, loans or transfers you request from a 403(b) Policy comply with applicable tax requirements before we process your request. We will defer such payments you request until all information required under the tax law has been received. By requesting a surrender or transfer, you consent to the sharing of confidential information about you, the Policy, and transactions under the Policy and any other 403(b) policies or accounts you have under the 403(b) plan among us, your employer or plan sponsor, any plan administrator or record keeper, and other product providers.

Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. Such retirement plans may permit the purchase of the policies to accumulate retirement savings. Adverse tax consequences to the plan, the participant or both may result if the Policy is assigned or transferred to any individual as a means to provide benefit payments. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties.

Deferred Compensation Plans. Section 457(b) of the Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans established and maintained by state and local governments (and their agencies and instrumentalities) and tax exempt organizations. Under such plans a participant may be able to specify the form of investment in which his or her participation will be made. For non-governmental Section 457(b) plans, all such investments, however, are typically owned by, and are subject to, the claims of the general creditors of the sponsoring employer. Depending on the terms of the particular plan, a non-government employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457(b) plan obligations. In general, all amounts received under a non-governmental Section 457 plan are taxable in the year paid (or in the year paid or made available in the case of a non-governmental 457(b) plan). Distributions from non-governmental 457(b) plans are subject to federal income tax withholding as wages, distributions from governmental 457(b) plans are subject to withholding as “eligible rollover distributions” as described in the section entitled “Withholding.” below. Contributions to and distributions from such plans are limited by the Code and may be subject to penalties. Deferred compensation plans of governments and tax-exempt entities that do not meet the requirements of Section 457(b) are taxed under Section 457(f), which means compensation deferred under the plan is included in gross income in the first year in which the compensation is not subject to substantial risk of forfeiture.

Ineligible Owners—Qualified Policies

We currently will not issue new policies to/or for the following plans: 403(a), 403(b), 412(i)/412(e)(3), 419, 457 (we will in certain limited circumstances accept 457(f) plans), employee stock ownership plans, Keogh/H.R.-10 plans and any other types of plans at our sole discretion.

Taxation of Surrenders and Withdrawals—Qualified Policies

In the case of a withdrawal under a qualified Policy (other than from a deferred compensation plan under Section 457 of the Code), a pro rata portion of the amount you receive is taxable, generally based on the ratio of your “investment in the policy” to your total account balance or accrued benefit under the retirement plan. Your “investment in the policy” generally equals the amount of any non-deductible premium payments made by you or on your behalf. If you do not have any non-deductible premium payments, your investment in the contract will be treated as zero.

In addition, a penalty tax may be assessed on amounts surrendered from the Policy prior to the date you reach age 59 1/2, unless you meet one of the exceptions to this rule which are similar to the penalty exceptions for distributions from nonqualified policies discussed above. However, the exceptions applicable for qualified policies differ in some respects from those provided to nonqualified policies. You may wish to consult a financial professional for more information regarding the application of these exceptions to your circumstances. You may also be required to begin taking minimum distributions from the Policy by a certain date. The terms of the plan may limit the rights otherwise available to you under the Policy.

Qualified Plan Required Distributions

For qualified plans under Section 401(a), 403(a), 403(b), and 457, the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the Owner (or plan participant) (i) reaches age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or 70 1/2 if he/she attained 70 1/2 prior to 1/1/2020) or (ii) retires, and must be made in a specified form or manner. If a participant is a “5 percent Owner” (as defined in the Code), or in the case of an IRA (other than a Roth IRA which is not subject to the lifetime required minimum distribution rules), distributions generally must begin no later than April 1 of the year following the calendar year in which the Owner (or plan participant) reaches age 73 (age 72 if the Participant attained age 72 before 1/1/2023, or 70 1/2 if he/she attained 70 1/2 prior to 1/1/2020). The actuarial present value of death benefit options and riders elected may need to be taken into account in calculating required minimum distributions. Please consult with your financial professional to learn more about an optional living or death benefit prior to purchase.

When you pass away, if you have not named an individual beneficiary (for example, you named your estate as beneficiary or didn’t name a beneficiary at all) then generally the entire remaining balance of your qualified plan must be distributed by the end of the 5th year following your death (and if required distributions began prior to your death then the remaining balance also must be distributed at least as rapidly as it was during your life). If you named an individual designated beneficiary or beneficiaries, then they must withdraw the entire account by the 10th calendar year following the year of your death. If you named an “eligible designated beneficiary” or beneficiaries, they may take their distributions over the beneficiary’s life or a period not extending beyond their life expectancy. An eligible designated beneficiary includes your surviving spouse, your minor child, a disabled individual, a chronically ill individual, or an individual who is not more than 10 years younger than you. Certain trusts created for the exclusive benefit of disabled or chronically ill beneficiaries are included. Your minor child must still take remaining distributions within 10 years once they reach the age of majority. Additionally, your surviving spouse beneficiary may delay commencement of distributions until the later of the end of the year that you would have attained age 73, or the surviving spouse’s required beginning date. Additionally, if your surviving spouse is the sole beneficiary, he/she may be able to continue the Policy as his or her own following your death, if applicable tax rules permit.

The minimum distribution rules are complex and uncertain in certain respects. Each Owner is responsible for requesting distributions under the Policy that satisfy applicable tax rules. We do not attempt to provide more than general information about the use of the Policy with the various types of retirement plans. Purchasers of policies for use with any retirement plan should consult their legal counsel and financial professional regarding the suitability of the Policy.

The Code generally requires that interest in a qualified Policy be non-forfeitable.

You should consult your legal counsel or financial professional if you are considering purchasing an enhanced death benefit or other optional rider, or if you are considering purchasing a Policy for use with any qualified retirement plan or arrangement.

Withholding

The portion of any distribution under a Policy that is includable in gross income will be subject to federal income tax withholding unless the recipient of such distribution elects not to have federal income tax withheld. Election forms will be provided at the time distributions are requested or taken. The amount of withholding varies according to the type of distribution. The withholding rates applicable to the taxable portion of periodic payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. For qualified policies taxable, “eligible rollover distributions” from Section 401(a) plans, Section 403(a) annuities, Section 403(b) tax-sheltered annuities, and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution from such a plan, other than specified distributions such as distributions required by the Code, distributions in a specified annuity form or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax-qualified plan, IRA, Roth IRA or 403(b) tax-sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) a non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

In some cases, we may be required to withhold federal income taxes from amounts that are transferred from your Policy to a state’s unclaimed property fund. The amount transferred also may be subject to federal income tax reporting.

Annuity Purchases by Residents of Puerto Rico

The IRS has stated that income received by residents of Puerto Rico under life insurance or annuity policies issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity Policies Purchased by Non-resident Aliens and Foreign Corporations

The discussion above provided general information (but not tax advice) regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Prospective foreign Owners are advised to consult with a qualified financial professional regarding U.S., state, and foreign taxation for any annuity policy purchase.

Foreign Account Tax Compliance Act (“FATCA”)

If the payee of a distribution from the Policy is a foreign financial institution (“FFI”) or a non-financial foreign entity (“NFFE”) within the meaning of the Code as amended by the Foreign Account Tax Compliance Act (“FATCA”), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial Owner of the Policy or the distribution. The rules relating to FATCA are complex, and a financial professional should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Policy.

Possible Tax Law Changes

Although the likelihood and nature of legislative or regulatory changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation, regulation, or otherwise. You should consult a financial professional with respect to legal or regulatory developments and their effect on the Policy.

We have the right to modify the Policy to meet the requirements of any applicable laws or regulations, including legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive.

DISTRIBUTION

Distribution and Principal Underwriting Agreement. We have entered into a principal underwriting agreement with our affiliate, Transamerica Capital, Inc. (TCI), for the distribution and sale of the Policies. We pay commissions to TCI, which are passed through to selling firms. (See below). We also pay TCI an “override” that is a percentage of total commissions paid on sales of our Policies which is not passed through to the selling firms and we may reimburse TCI for certain expenses it incurs in order to pay for the distribution of the Policies. TCI may market the Policies through bank-affiliated firms, national brokerage firms, regional and independent broker-dealers and independent financial planners.

Compensation to Broker-Dealers Selling the Policies. The Policies are offered to the public through broker-dealers (“selling firms”) that are licensed under the federal securities laws; the selling firm and/or its affiliates are also licensed under state insurance laws. The selling firms have entered into written selling agreements with us and with TCI as principal underwriter for the Policies. We pay commissions through TCI to the selling firms for their sales of the Policies.

The selling firms are paid commissions for the promotion and sale of the Policies according to one or more schedules. The amount and timing of commissions may vary depending on the selling agreement and the share purchased, but the commission range is from 0.25% up to 7.2% of premium payments (additional amounts may be paid as overrides to wholesalers) and from 0% up to 1.5% of policy value.

To the extent permitted by Financial Industry Regulatory Authority (FINRA) rules, the Company and TCI may pay (or allow other broker-dealers to provide) promotional incentives or payments in the form of cash or non-cash compensation or reimbursement to some, but not all, selling firms and their sales representatives. These arrangements are described further below.

The sales representative who sells you the Policy typically receives a portion of the compensation we (and our affiliates) pay to the selling firms, depending on the agreement between the selling firm and its representative and the firm’s internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. Ask your sales representative for further information about the compensation your sales representative, and the selling firm that employs your sales representative, may receive in connection with your purchase of a Policy. Also inquire about any compensation arrangements that we and our affiliates may have with the selling firm, including the conflicts of interests that such arrangements may create.

You should be aware that a selling firm or its sales representatives may receive different compensation or incentives for selling one product over another. In some cases, these differences may create an incentive for the selling firm or its sales representatives to recommend or sell the Policy to you. You may wish to take such incentives into account when considering and evaluating any recommendation relating to the Policies.

Special Compensation Paid to Affiliated Firms. We and/or our affiliates provide paid-in capital to TCI and we or our affiliates may pay all or a portion of the cost of TCI’s operating and other expenses, including costs for facilities, legal and accounting services, and other internal administrative functions. We and/or our affiliates also provide TCI with a percentage of total commissions paid on sales of our Policies and provide TCI with capital payments that are not contingent on sales.

TCI’s registered representatives and supervisors may receive non-cash compensation, such as attendance at conferences, seminars and trips (such as travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items, payments, loans, loan forgiveness, or loan guarantees.

Additional Compensation That We, TCI and/or Our Affiliates Pay to Selected Selling Firms. TCI, in connection with the sales of the Policies, may pay certain selling firms additional cash amounts in order to receive enhanced marketing services and increased access to their sales representatives. In exchange for providing TCI with access to their distribution network, such selling firms may receive additional compensation or reimbursement for, among other things, the hiring and training of sales personnel, marketing, sponsoring of conferences, meetings, seminars, events, and/or other services they provide to us and our affiliates. To the extent permitted by applicable law, We, TCI and other parties may provide the selling firms with occasional gifts, meals, tickets or other non-cash compensation as an incentive to sell the Policies. These special compensation arrangements are not offered to all selling firms and the terms of such arrangements may differ among selling firms.

No specific charge is assessed directly to owners of the Policy to cover commissions, non-cash compensation, and other incentives or payments described above. We do intend to recoup commissions and other sales expenses and incentives we pay, however, through fees and charges deducted under the Policy and other corporate revenue.

OTHER INFORMATION

Sending Forms and Transaction Requests in Good Order

We cannot process your requests for transactions relating to the Policy until they are received in good order. “Good order” means the actual receipt of the instructions relating to the requested transaction in writing (or, when appropriate, by telephone or electronically), along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes, to the extent applicable to the transaction: your completed application; the Policy number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the accounts affected by the requested transaction; the dated signatures of all Owners (exactly as registered on the Policy) if necessary; social security number or taxpayer I.D.; and any other information or supporting documentation that we may require, including any spousal or joint Owner’s consents. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

“Received” or receipt in good order generally means that everything necessary must be received by us, at our Administrative Office specified in the Glossary. We reserve the right to reject electronic transactions that do not meet our requirements.

Telephone and Electronic Transactions

Currently, certain transactions may be made by telephone or other electronic means acceptable to us upon our receipt of the appropriate authorization. We may discontinue this option at any time. To access information and perform transactions electronically, we require you to create an account with a username and password, and to maintain a valid e-mail address.

We will not be liable for following instructions communicated by telephone or electronically we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record conversations with you. We may also require written confirmation of the request. When someone contacts our Administrative Office and follows our procedures, we will assume you are authorizing us to act upon those instructions. For electronic transactions through the internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of any loss, theft or unauthorized use of your password.

Please note that the telephone and/or electronic device transactions may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your financial representative(’s), can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. If the volume of transactions is unusually high, we might not have anyone available, or lines available, to take your transaction. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Administrative Office.

We reserve the right to revoke your telephone and other electronic transaction privileges at any time without revoking all Owners’ privileges.

State Variations

The following section describes modifications to this prospectus required by one or more state insurance departments as of the date of this prospectus. Unless otherwise noted, variations apply to all forms of Policies we issue. References to certain state’s variations do not imply that we actually offer Policies in each such state. These variations are subject to change without notice and additional variations may be imposed as specific states approve new riders. The Company will amend this prospectus upon notification of any additional variations received from one or more state insurance departments.

Arizona. Owners age 65 and above have a 30 day right to cancel period for non-replacement policies.

California. The Policy may be canceled by returning the policy form. A refund will be paid within 30 days from the date notice of cancellation was received and refund will include any fees or charges. Owners age 60 or above have a 30 day right to cancel period. Owners age 60 or above also have the option to elect immediate investment in investment options of their choice, and receive Policy Value if they cancel; or, they may allocate the initial premium payment to the Fixed Holding Account for 35 calendar days at the end of which the Policy Value is moved to the investment options of their choice, and they would receive return of premium if they cancel.

No Nursing Care and Terminal Condition Waiver or Unemployment Waiver.

The minimum amount that will be paid on Surrender is equal to the sum of (1) and (2), where: (1) is the Fixed Account portion of the Minimum Required Cash Value, equal to the greater of (a) and (b), where: (a) equals 87.5% of premiums and transfers to the Fixed Account and Fixed Holding Account, less prior requested withdrawals and transfers from the Fixed Account and Fixed Holding Account, less a $50 deduction at the beginning of each Policy Year, all accumulated at the Minimum Nonforfeiture Interest Rate; and (b) equals the present value of the Fixed Account and Fixed Holding Account portions of the maturity value of the paid up annuity benefit which would provided at maturity. (2) is equal to the Index Account portion of the Policy Value less the surrender charge attributable to the Index Account(s).

Connecticut. During the right to cancel period, prior to delivery of the policy form, the Owner will receive return of premium.

Delaware. Right to cancel period for replacement policy is 20 days and we will return premium.

Florida. Owners have a 21 day right to cancel period. The Annuity Commencement Date is not allowed until after the first Policy Anniversary. If the Company defers payments or transfers from the Policy, the interest rate will be the Moody’s Corporate Bond Yield Average – Monthly Average Corporate as of the date the request or claim is received. The service charge will be deducted from the Policy Value’s earnings, if available.

Georgia. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and return of Policy Value for replacement policies.

Hawaii. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

Idaho. Owners have a 20 day right to cancel period. If we defer payment of a cash surrender value, we will pay interest at the rate specified in the Idaho Code.

Louisiana. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

Massachusetts. No Nursing Care and Terminal Condition Waiver or Unemployment Waiver.

Minnesota. During the right to cancel period, the Owner will receive return of premium for replacement policies.

Missouri. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. Right to cancel period for replacement policy is 20 days.

Montana. For the death benefit, upon receipt of satisfactory proof of death in Good Order and written directions from each eligible beneficiary how they wish to receive the amount payable, we will pay the death benefit(s) within 60 days. If payment of death benefits is made more than 30 days after such receipt and direction, we will pay interest from the 30th day to the date of payment at a rate not less than required by applicable Montana statutes.

North Dakota. Right to cancel period for non-replacement policy is 20 days.

Nebraska. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

New Hampshire. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

New Mexico. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

Nevada. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies.

Oklahoma. Right to cancel period for replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. If we do not pay you within 30 days of the date of your Policy cancellation, your payment will include interest to be paid using the same rate of interest as the average U.S. Treasury bill rate for the preceding calendar year, plus 2 percentage points, which shall accrue from the date of the cancellation until payment is made.

Oregon. During the right to cancel period, the Owner will receive return of premium. A Fixed Account will always be offered. The unemployment waiver is not available. No Premium Tax assessed. The guaranteed minimum effective annual interest rate is 1.00%. Deferment of annuity payments is not permitted.

Pennsylvania. Right to cancel period for internal replacement policy is 45 days. Under the Nursing Care and Terminal Condition Waiver, for purposes of serving the 30-day confinement period, separate periods of confinement in a Hospital or Nursing Facility for the same cause or causes will be treated as one continuous period of confinement if such periods of confinement occur within six months of one another.

Rhode Island. Right to cancel period for non-replacement policy is 20 days and to Owner will receive return of premium. For the death benefit, we will pay interest on the amount payable to the eligible recipient at a rate of 9.00% per annum from the date of death to the date of payment of the death benefit.

South Carolina. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

Tennessee. Right to cancel period for replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. No Unemployment Waiver.

Texas. Right to cancel period for non-replacement policy is 20 days and the Owner will receive return of premium.

Utah. Right to cancel period for non-replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies. No Unemployment Waiver. Premiums are only allowed within the first 3 Policy Years. We will process the Surrender or withdrawal within no more than 20 days of receiving the request in Good Order (i.e., we have no right to delay payment for up to six months).

Washington. Right to cancel period for replacement policy is 20 days. During the right to cancel period, the Owner will receive return of premium for non-replacement policies and replacement policies.

West Virginia. During the right to cancel period, the Owner will receive return of premium for non-replacement policies.

Timing of Payments

Payment of any amount due from the Policy for a Surrender, withdrawal, or death proceeds will generally occur within seven days from the date we receive in good order all required information. We may defer payments or transfers from the Policy if:

•	The New York Stock Exchange is closed other than for usual weekends or holidays or trading on the Exchange is otherwise restricted;

•	An emergency exists as defined by the Securities and Exchange Commission (SEC) or the SEC requires that trading be restricted; or

•	The SEC permits a delay for the protection of Owners.

When permitted by law, we may defer payment of any withdrawals or Surrender proceeds from the Policy for up to 6 months from the date we receive your request. If the Owner or Annuitant dies after the request is received, but before the request is processed, the request will be processed before the death proceeds are determined. Interest may be paid on any amount deferred for 30 days or more, based on the Index Account Option(s) selected. For amounts allocated to the Fixed Account and Fixed Holding Account and the Performance Lock Account, the interest rate will be the guaranteed minimum effective annual interest rate specified by the Policy, unless otherwise required by law. If we delay payment of any transactions as noted above, we will disclose to you the specified date on which the above transactions will be effective and the reason for the delay.

We may defer payment of any amount until your premium payment check has cleared your bank.

Legal Proceedings

We, like other life insurance companies, are subject to regulatory and legal proceedings in the ordinary course of our business. Such legal and regulatory matters include proceedings specific to us and other proceedings generally applicable to business practices in the industry in which we operate. In some lawsuits and regulatory proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.

Although the outcome of any litigation or regulatory proceeding cannot be predicted with certainty, at the present time, we believe that there are no pending or threatened proceedings or lawsuits that are likely to have a material adverse impact on Transamerica Capital, Inc.’s ability to perform under its principal underwriting agreement or on our ability to meet our obligations under the Policy.

Minimum Required Cash Value

Benefits available under this Policy, including any paid up annuity values, cash values, or death benefits, will not be less than the minimum benefits required by applicable state law. Minimum benefits will be increased to reflect any guaranteed additional amounts credited to the Policy and will be decreased by prior withdrawals.

The Minimum Required Cash Value is the amount prescribed by applicable state non-forfeiture law, and is the minimum amount required to be paid to you on Surrender. The Minimum Required Cash Value is equal to the sum of:

(1)

87.5% of premiums and transfers to the Fixed Account and Fixed Holding Account and the Performance Lock Account, less prior requested withdrawals and transfers from the Fixed Account and Fixed Holding Account and the Performance Lock Account, less a $50 deduction at the beginning of each Policy Year, all accumulated at the minimum non-forfeiture interest rate applicable to your Policy; and

(2)	The Index Account portion of the Policy Value less the surrender charge attributable to the Index Account.

Adjustments for Index Splits

Adjustments may be made to Index Values so that any Index performance calculations are not affected by an Index stock or other split (a multiplying or dividing of an Index’s share count that affects the Index’s price).

Separate Account

Amounts under the Policy that are not held in the Fixed Account Option or the Fixed Holding Account or the Performance Lock Account are held in an unregistered Separate Account of the Company. We have exclusive and absolute ownership and control of the assets of the Separate Account and the assets of the Separate Account. The Separate Account is uninsulated, meaning that the assets of the Separate Account are chargeable with liabilities arising out of other business the Company may conduct. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are owned by the Company. The obligations under this Policy are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves and other contract liabilities of the Separate Account. If the aggregate value of Separate Account assets should fall below such amount, the Company will transfer assets into the Separate Account so that the value of the Separate Account’s assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, shall not be maintained in the Separate Account.

The Separate Account was established under Iowa law and is not registered under the Investment Company Act of 1940.

Exemption from Exchange Act Reporting

We are relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, we do not file periodic and current reports that we would be otherwise required to file pursuant to Section 15(d) of the 1934 Act.

Anti-Money Laundering

Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to pay any request for withdrawals or death benefits, make transfers, or continue making annuity payments absent instructions from the appropriate federal regulator. We may also be required to provide information about you and your Policy to government agencies or departments.

Contract Terms

The entire contract between you and the Company consists of the Policy and any applications, endorsements, or riders. No change to the contract is valid unless made in writing by us and approved by one of our authorized officers.

Regulatory Modifications to Policy

We reserve the right to amend the Policy, including any riders or endorsements, as necessary to comply with specific direction provided by our state or federal regulators, through change of law, rule, regulation, bulletin, regulatory directives or agreements. The Policy is intended to qualify as an annuity contract for federal income tax purposes. The provisions of the Policy are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, we reserve the right to amend the Policy, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain such tax qualification or to conform the Policy to any applicable changes in the tax qualification requirements. Any such amendment will be filed with and approved by the appropriate regulatory authorities prior to use. We will send you a copy in the event of any such amendment. If you refuse such an amendment, you must provide Written Notice to us, and your refusal may result in adverse tax consequences.

Certain Offers

We may pay you more than your then current Policy Value for your voluntary participation in certain promotional offerings. We will notify you of the terms of any such programs.

Age or Sex Corrections and Evidence of Survival

We may require proof of the Annuitant’s or Owner’s age and/or sex before any payments associated with the Policy are made, including annuity payments. If the age and/or sex of the Annuitant or Owner is incorrectly stated, we will base any such payment on the Annuitant’s or Owner’s correct age and/or sex, if applicable. If required by law to ignore differences in the sex of the Annuitant, annuity payments will be determined using the unisex factors. Any underpayment made by us will be paid with the next payment. Any overpayment by us will be deducted from future payments. Any underpayment or overpayment will include annual interest at a rate of 1% per year, from the date of the underpayment or overpayment to the date of the adjustment. We have the right to reasonably require satisfactory evidence that a person is alive if a payment is based on that person being alive.

Rights of Ownership

You, as Owner of the Policy, exercise all rights under the Policy. For example, subject to limitations, you can assign this Policy with our consent, Surrender the Policy to us, amend or modify the Policy with our consent, receive annuity payments or name a Payee to receive the payments, and exercise every other right and benefit contained in the Policy. The use of these rights may be subject to the consent of any assignee or irrevocable beneficiary, and of the spouse in a community or marital property state. Unless we have been notified of a community or marital property interest in this Policy, we will rely on our good faith belief that no such interest exists and will assume no responsibility for inquiry. We reserve the right to refuse our consent on a non-discriminatory basis with respect to any action under the Policy that requires our consent.

Change of Ownership

You can change the Owner of this Policy from yourself to a new Owner with our consent. We reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send Written Notice, to our Administrative Office, which contains all necessary information to make the change. Any Owner change made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our consent. No change will apply to any payment we made before the Written Notice was received. We may require that the change be endorsed in the Policy. Changing the Owner does not change the beneficiary or the Annuitant. A change of ownership may result in adverse tax consequences.

Change of Annuitant

Once this Policy is issued, generally, the Annuitant cannot be changed. In certain circumstances the Annuitant can be changed, such as when the Policy is transferred pursuant to a divorce or when a Policy is continued by a surviving spouse.

Assignment

This Policy may be assigned with our consent. To extent permitted by state law, we reserve the right to refuse our consent on a non-discriminatory basis, including to the extent necessary to qualify for the exemption from 1934 Act reporting under Rule 12h-7. You must send written requests, to our Administrative Office, which contains all necessary information to make the change. Any assignment made, unless otherwise specified by the Owner, shall take effect on the date the notification is signed by the Owner, when received in good order, subject to any payments made or actions taken by us prior to receipt of the notification and subject to our prior approval. We assume no responsibility for the validity of any assignment. Any claim made under an assignment shall be subject to proof of interest and the extent of the assignment. Assignment of this Policy may result in adverse tax consequences.

Abandoned or Unclaimed Property

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity, life, and other insurance policies) under various circumstances. In addition to the state unclaimed property laws, we may be required to escheat property pursuant to regulatory demand, finding, agreement, or settlement. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for Owners, the Annuitant, beneficiaries, Payees, and other relevant parties. Such updates should be communicated in a form and manner satisfactory to us.

Reports to Owners

We will give you a report at least once each Policy Year. This report will show any information required by law or regulation and will be mailed to your last known address as shown in our records or otherwise provided to you according to your preferences. The information provided will be as of a date not more than four months prior to the date of the mailing. We will provide copies of the report available to you upon written or oral request at no additional cost.

Oral requests may be made by contacting the Transamerica Customer Care Group at (800) 525-6205. Written requests may be made by mailing to Transamerica Life Insurance Company, Attention: Customer Care Group, 6400 C St. SW, Cedar Rapids, IA 52499.

COMPANY OVERVIEW

[TO BE UPDATED BY AMENDMENT]

BUSINESS

Overview

Transamerica Life Insurance Company (TLIC or the Company) is an Iowa stock life insurance company 100% owned by Commonwealth General Corporation (CGC), a Delaware corporation. CGC is an indirect, wholly owned subsidiary of Aegon Ltd., a Bermuda exempted company with liability limited by shares, having its registered office in Hamilton, Bermuda, and its principal place of business in the Netherlands. Aegon Ltd. was formerly Aegon N.V., a Dutch holding company. On and effective September 30, 2023, Aegon N.V. was converted to Aegon S.A., a Luxembourg public limited liability company which was then converted to Aegon Ltd. on the same day.

The Company sells individual life insurance, including indexed universal life, whole life, term life, and final expense life. It also sells variable annuities. In addition, the Company offers supplemental health insurance, group life insurance, group annuity contracts and stable value products. The Company is licensed in 49 states (all but New York) and the District of Columbia, Guam, Puerto Rico and the US Virgin Islands. Sales of the Company’s products are primarily through a network of independent agents and broker-dealers, affiliated agencies, and financial institutions.

Effective December 31, 2020, Pine Falls Re, Inc., a Vermont domiciled insurance captive subsidiary which engaged in the business of reinsuring certain secondary guarantee universal life risks from TLIC, merged into TLIC.

Effective October 1, 2020 Transamerica Premier Life Insurance Company (TPLIC), an Iowa-domiciled stock life insurance company, was merged into TLIC. The effect of the merger to policyholders was minimal. All Policyholder benefits, as well as policy and certificate features (including the policy numbers), remain the same.

Effective October 1, 2020, MLIC Re I, Inc., a Vermont domiciled insurance captive subsidiary which engaged in the business of reinsuring certain industrial, ordinary and universal in-force life insurance business from TPLIC, merged into TLIC.

Marketing and Distribution

The Company distributes its products via a wholesale and retail distribution network. The Company’s insurance products are sold through affiliated and unaffiliated insurance agencies and its variable annuities are sold through affiliated and unaffiliated broker-dealers, as well as financial institutions and registered investment advisors.

Reinsurance

The Company follows the industry practice of reinsuring with other companies, both affiliated and non-affiliated. A portion of business is ceded to reduce net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.

Management continually evaluates the collectability of outstanding reinsurance. During the period covered in the included financial statements an order of liquidation was entered for, an unaffiliated reinsurer, Scottish Re Group (SRUS), in receivership. On January 10, 2024, the Statutory Accounting Principles Working Group (SAPWG) adopted INT 23-04: Scottish Re Life Reinsurance Liquidation Questions, effective for reporting periods on or after

December 31, 2023. INT 23-04 provides clarity that the Scottish Re liquidation should be accounted for as a commutation or recapture and reported as such, including all relevant disclosures. A loss contingency allowance was also established for the doubtful recoveries of billed and unbilled claims in the amount of $124,976,118 as of December 31, 2022. The Company does not believe sufficient information is available at this time to be able to reasonably estimate any potential loss. With the issuance of INT 23-04, the Company has reversed the previously established loss contingency allowance and reported gross receivables on billed and unbilled claims of $155,440,959 and $260,560,268 as of December 31, 2023, respectively, all of which have been fully non-admitted .

See Note 7 to the 2023 audited statutory financial statements, included in this prospectus, for a description of the Company’s reinsurance contracts and significant reinsurance transactions executed.

Ratings

Ratings with respect to claims-paying ability and financial strength are one factor utilized in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.

Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2023, TLIC has a financial strength rating of “A” (Excellent) from A.M. Best Company, Inc. (“A.M. Best”) and its claims-paying ability/ financial strength is rated “A1” by Moody’s Investors Service, Inc. (“Moody’s”) and “A+” by S&P Global Rating Services (“S&P”).

Competition

The US marketplace is highly competitive. Our competitors include other large insurance carriers marketing individual non-participating whole life, endowment and term contracts, structured settlements, pension products and reinsurance as well as single fixed and flexible premium annuity products, guaranteed interest contracts (GICs), synthetic GICs and funding agreements, in addition to group life, universal life, credit life, and individual and specialty health coverages. We also face competition from technology-driven and digitally-enabled start-ups, fintechs and insurtechs. With respect to insurance carriers, some have higher financial strength ratings and/or larger market share than Transamerica.

Regulation

Regulation at State Level

TLIC is domiciled and licensed in the State of Iowa as a life insurance Company. The financial statements of the Company are presented on the basis of accounting practices prescribed and permitted by the Iowa Insurance Division (IID). The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under Iowa Insurance Law. The National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual (AP&P Manual or NAIC SAP) has been adopted as a component of prescribed practices by the State of Iowa.

State insurance authorities have broad administrative powers with respect to various aspects of the insurance business including: licensing to transact business; licensing agents; admittance of assets to statutory surplus; regulating premium rates for certain insurance products; approving policy forms; regulating unfair trade and claims practices; establishing reserve requirements and solvency standards; fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; regulating the type, amounts and valuations of investments permitted; regulating reinsurance transactions, including the role of captive reinsurers, and other matters.

The NAIC is an organization whose mandate is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the AP&P Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the AP&P Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of TLIC.

Annual and Quarterly Reports and Statutory Examinations

Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in the states in which they are domiciled, in accordance with accounting practices and procedures prescribed or permitted by these state insurance departments, and accounts are subject to examination by such regulators at any time. In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations.

As part of their routine regulatory oversight process, state insurance departments periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC.

The latest coordinated examination of TLIC was completed on June 30, 2021 with no exceptions noted in the examination report.

Market Conduct

State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. TLIC continually monitors sales, marketing and advertising practices and related activities of agents and personnel and provides continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.

Statutory Surplus

As a licensed insurer, TLIC, is subject to the supervision of the regulators of each state in which it is licensed, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that TLIC may write due to an inability to meet the levels of statutory surplus required by the regulators.

Risk-Based Capital

TLIC is subject to the Risk Based Capital (RBC) requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy.

An insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of a company’s regulatory total adjusted capital to its authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.

Regulatory action against a company may be initiated when this ratio falls below 200%. The Company considers its surplus position more than adequate to handle severe adverse experience based upon industry standards and its own risk analysis. At December 31, 2023 year end for the periods presented, the Company meets the minimum RBC requirements.

Regulation of Investments

The Company is subject to the laws and regulations of the State of Iowa that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity, and common stocks.

Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments are in compliance, in all material respects, with such laws and regulations as of December 31, 2023.

Derivatives Regulation

The Company’s derivatives use is subject to statutory and regulatory requirements of the State of Iowa, the Company’s domiciliary state, which requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of Iowa.

Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter (“OTC”) derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. TLIC is subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the initial margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.

Tax Matters

Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts retirement plans may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.

Congress and/or related Treasury guidance may raise tax rates on individuals with income above certain levels, may increase the corporate tax rate, provide applicable rules for the new corporate minimum tax, and may further change the value and availability of retirement products. The enactment of these proposals could change the market for tax deferred insurance and retirement products while also potentially decreasing their after-tax profitability to insurers. The Company continues to monitor any new tax law and regulatory changes to determine potential impacts on its business and the resulting impact in its financials.

Cybersecurity and Privacy

Cybersecurity and privacy is an important and evolving part of insurance company regulation. On October 24, 2017, the NAIC adopted the Insurance Data Security Model Law, which establishes standards for data security and for the investigation of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Additionally, states continue to adopt legislation or implement regulations addressing cybersecurity. For example, the New York Department of Financial Services issued a wide-sweeping cybersecurity regulation that became effective on March 1, 2017 and also issued out two proposed amendments to Rule 500 in 2022 that have not taken effect to date. Federal laws such as the GLBA and HIPAA, as well as state laws such as the California Consumer Privacy Act, require numerous privacy protections for individuals.

As a result of increased innovation and technology (especially with respect to “big data”) in the insurance sector, the NAIC is monitoring technology developments and has developed or is developing regulations and regulatory guidance. The NAIC has adopted guiding principles related to artificial intelligence, its use in the insurance sector, and its impact on consumer protection and privacy, marketplace dynamics, and the state-based insurance regulatory framework. The NAIC is also evaluating the need for changes to state insurance privacy protections regarding the collection, use, and disclosure of information gathered in connection with insurance transactions. Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology, and some states have passed laws or introduced legislation targeting unfair discrimination practices.

We expect that cybersecurity, privacy, and data collection will remain an important issue for insurance regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to innovation and technology in the insurance sector. We expect that our costs of compliance with cybersecurity, privacy, and data regulations will increase in the future as we become subject to additional and more comprehensive regulation at the state and federal levels, although such costs cannot be predicted with certainty.

HUMAN CAPITAL

Human Capital Resources Objectives

The Company’s success is highly dependent on human capital. The wellbeing of our employees is a key priority, and we strive to promote a dynamic and welcoming workplace that promotes inclusive diversity and equity, fosters collaboration and encourages employees to bring their best ideas to work every day. As of December 31, 2023, the Company had approximately 6,399 employees of which 99% were classified as full time, and 1% were classified as part time. In addition, the following provides additional breakdowns of the workforce:

•	Exempt – Salaried Employees: 67%

•	Non-exempt – Hourly Employees: 33%

•	Female: 54%

•	Male: 41%

•	Do Not Wish to Disclose: 5%

For 2023, the voluntary annualized attrition rate was 8.3%.

The Company’s human capital management focuses on the following priorities:

Inclusion & Diversity

The Company believes that its rich culture of inclusion and diversity enables it to create, develop and fully leverage the strengths of its workforce to exceed customer expectations and meet its growth objectives. Current key initiatives include employee experience, Employee Resource Groups (“ERG”), learning and development, and talent acquisition. The Company places a high value on inclusion, engaging employees in distinct ERG programs led by employees with diverse backgrounds, experiences or characteristics who share a common interest in professional development, improving corporate culture and delivering sustained business results. The Company maintains its ERGs across a variety of affinities, such as: Black Professionals for Change, the Women’s Impact Network, our Multicultural Network, and Transamerica Proud dedicated to LGBTQIA+ and allies. The Company sponsors these groups with a dedicated Inclusion & Diversity team, to serve as a source of inclusion and to support the acquisition of diverse talent internally and externally. Each ERG has an executive sponsor and is guided by their own ERG charter.

The Company has implemented several measures that focus on ensuring accountabilities exist for making progress in diversity. For example, the CEO and other senior leaders have diversity and inclusion objectives embedded in their annual personal performance goals. The Company also commits to having a diverse talent pipeline by partnering with its business units to recruit diverse talent across all leadership and skill areas. The Company trains its recruiting workforce in diversity sourcing strategies and partners with external organizations that develop and supply diverse talent. As of December 31, 2023, approximately 54% of the Company’s workforce was female while 48% of the Company’s employees in managerial roles were female. In addition, 40% of the Company’s management board were female.

Employee Development and Training

The Company continues to emphasize employee development and training. To empower employees to contribute to their full potential, we provide a range of development programs and opportunities, and resources employees need to be successful. We offer an extensive learning ecosystem to our employees with abundant learning opportunities. Through our We Learn and TA Learn platforms, we offer both instructor-led courses and online self-service learning, including skill benchmarking. Our Talent Marketplace facilitates on-the-job experiences where employees apply their skills and knowledge. These experiences also enable employees to enhance their skill sets and connect with skill-based mentors internally. We believe these behavioral expectations are integrated into the way we assess and select talent, manage performance, and develop our people. We are committed to identifying and developing our leaders to be the next generation of talent to lead our growth agenda. On an annual basis, we conduct a Talent Review with our Chief Executive Officer and all segment, business unit, and function leaders focusing on leadership, key talent, emerging talent, and the succession for our most critical roles in the business, general management, finance, technology, and other key areas. Our robust talent and succession planning process includes the development of our talent and successors through specialized development programs.

Compensation Programs and Employee Benefits

The main objective of the Company’s compensation program is to provide a compensation package that will attract, retain, motivate and reward employees in each location in which the Company does business. We to do this by linking changes in compensation to overall Company performance, as well as each individual’s contribution and impact to the Company’s success. The emphasis on overall Company performance is intended to align the employees financial interests with the interests of shareholders and other stakeholders. The Company seeks fairness in total compensation with reference to external benchmarking, internal comparisons and the relationship between management and non-management remuneration. In addition to competitive base salaries, the Company accomplishes this compensation objective through its short-term incentive plan, which generally includes all levels of employees, and long-term incentive plan for more senior executives which provides a stock-based award with multiple year vesting requirements for retention purposes.

The Company is committed to providing comprehensive benefit options and it is our intention to offer benefits that will allow our employees and their families to live healthier and more secure lives. Some examples of the Company’s wide-ranging benefits offered are: Medical insurance, prescription drug benefits, dental insurance, vision insurance, life insurance, disability insurance, health savings accounts, flexible spending accounts, a 401(k) plan with company match and a cash balance pension plan, all of which are subsidized (or entirely paid) by the Company. In addition, there is also a complete voluntary set of benefit offerings so employees may decide what other benefits meet their particular situation.

Employee Engagement

To ensure we provide a rich experience for our employees, we measure organizational culture and engagement to build on the characteristics that are important for our future success. We engage independent third parties to conduct cultural and employee engagement surveys. These include corporate culture assessments, as well as real-time feedback on employee engagement and well-being focused on physical, emotional, social and financial health.

Tenure/Promotion/Turnover

We continually monitor employee turnover rates as our success depends upon retaining our highly trained professional human capital resources. We believe the combination of competitive compensation and career growth and development opportunities have helped increase employee tenure and reduce voluntary turnover. The average tenure of our employees is approximately 9.4 years and approximately 26% of our employees have been employed by us for more than 15 years, and approximately 16% of our employees have been employed by us for more than 20 years.

Recruitment

We believe our people are central to everything we do, and we are dedicated to sourcing the best talent from various channels to meet our current and future business needs, We cultivate partnerships with universities, professional associations, diverse organizations, and industry groups to attract top talent and position us as a premier career destination. From internship positions and early-career programs through senior-level roles, we hired over 1,300 new employees across the United States and Canada in 2023.

Our commitment to our people is ingrained in our unique culture, collaborative environment, and shared sense of purpose, We offer benefits focused on what matters to employees, tools to help them develop professionally, and employee-driven resource groups that ensure they can bring their whole selves to work. We recognize that each employee’s path is unique, and we’re committed to supporting their aspirations and goals. Whether it’s learning new skills, embarking on a new career path, or finding the right work-life balance, we’re here to make it happen. We celebrate our people through programs and inclusion initiatives that promote a positive and supportive workplace and provide generous leave benefits and additional support for life’s challenges are part of our commitment to employee well-being, covering mental well-being, family support, life coaching, and financial consulting, and offer a robust compensation and financial well-being package that includes competitive pay, performance-based bonuses, a 401(k) plan, pension plan, and more.

AVAILABLE INFORMATION

Information about the Company is available at www.transamerica.com.

The Securities and Exchange Commission (SEC) maintains an internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company does not file reports with the SEC in reliance on an exemption from such reporting requirements as set forth in Rule 12h-7 under the Securities Exchange Act of 1934.

PROPERTY

The Company’s principal executive offices are located at 6400 C St SW, Cedar Rapids, IA 52499. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to the Impact of Economic and Financial Market Conditions on Our Business

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, and equity prices that may have a material adverse effect on our results of operations, financial condition and liquidity.

We are exposed to significant financial and capital markets risks, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, performance of the global economy in general, and the performance of the specific obligors included in our portfolio. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, changes in market perceptions of credit worthiness, governmental monetary policies and political conditions, and other factors outside of our control.

Our exposure to interest rate risk relates primarily to market price and cash flow variability associated with changes in interest rates. A rise in interest rates will decrease the net unrealized gain position of our investment portfolio. Tax planning strategies can also be adversely affected by a rise in interest rates by limiting the ability to recognize tax benefits associated with operating and capital loss carryforwards. Conversely, due to the long-term nature of some of our liabilities, sustained declines in interest rates may subject us to reinvestment risk, increased hedging costs, spread compression and capital volatility. For example, during periods of low or declining interest rates the yield on new investments will be lower than that on existing investments, thus lowering the average yield that we earn on our investment portfolio. In addition, there may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.

The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contract holders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.

Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.

The exposure to credit spreads primarily relates to market price and cash flow variability and reinvestment risk associated with changes in credit spreads. If issuer credit spreads widen or increase significantly over an extended period of time, it would likely result in additional other-than-temporary impairments and increases in the net unrealized loss position in our investment portfolio. If credit spreads tighten significantly, net investment income associated with new purchases of fixed maturities may be reduced. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread (“OCS”). OCS is the impact to the fair value measurement of certain liabilities that takes into account the risk that an obligation will not be fulfilled. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may result in significant period-to-period changes due to market volatility, which could have a material effect on our results of operations or financial condition.

The exposure to equity risks primarily relates to the potential for lower earnings associated with our equity-based separate accounts and investment advisory business, where fee income is earned based upon account values. The significant fluctuations and volatility in equity markets over the last several years have significantly impacted the account values and related fee income during those years. In addition, certain of our products offer guaranteed benefits that increase our potential benefit exposure and statutory capital exposure if equity markets decline. Sustained declines in equity markets may result in the need to devote significant additional capital to support these products. Conversely, a period of large positive equity returns can have an adverse effect on company liquidity due to required variation margin posting on cleared derivatives used to hedge the exposure to down equity markets associated with these guaranteed benefits. Investments in our general account also include some equity exposure via private equity positions and other alternative asset classes which may be highly correlated with equity markets. We also invest in commercial mortgage loans, commercial mortgage-backed securities (“CMBS”) and real estate investment trusts (“REITs”). The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.

The Company uses derivative instruments to manage exposures and mitigate risks. Our estimates and assumptions made in connection with our use of any derivatives may fail to reflect or correspond to our actual exposure. Our derivative investments may also be insufficient to hedge the risks in relation to our obligations. Counterparty defaults could have a material adverse effect on our financial condition and results of operations. In addition, ratings downgrades or financial difficulties of derivative counterparties may require us to utilize additional capital with respect to the affected businesses.

The Company maintains an Asset Valuation Reserve (“AVR”) as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve (“IMR”) as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 and to the audited statutory financial statements of this prospectus for additional information regarding the Company’s use of an AVR and IMR.

Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.

At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.

General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.

Changes in market interest rates may adversely affect our financial results

The profitability of many of our products depends in part on earning interest; therefore, interest rate fluctuations could negatively affect our financial results. Some of our fixed products have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our “spread” or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts. Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our financial results.

In periods of increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher interest crediting rates. We therefore may have to accept a lower spread and thus lower profitability and greater loss of existing contracts and related assets. In periods of declining interest rates, we have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments than available previously. Moreover, borrowers may prepay fixed income securities in our general account in order to borrow at lower market rates, which exacerbates this risk. As we are entitled to reset the interest rates on our fixed rate annuities only at limited, pre-established intervals, and since many of our policies have guaranteed minimum interest crediting rates, our spreads could decrease and potentially become negative.

In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as policyholders seek products with perceived higher returns. This process may lead to cash outflows of our existing block of business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. A sudden demand among policyholders to change product types or withdraw funds could lead us to sell assets at a loss to meet funding demands. Some of our separate account products include material guarantees where the cost of providing those guarantees are dependent on interest rate levels.

The present interest rate environment continues to evolve due to a combination of factors, including current market conditions (e.g., rising inflation), and actions by governmental authorities. While interest rates have increased from historic lows, we generally remain below historic long-term rates. The future interest rate environment cannot be predicted with certainty.

A large-scale pandemic or epidemic (such as COVID-19), natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.

A large-scale pandemic or epidemic; natural and man-made catastrophes; climate change; the continued threat or acts of terrorism within the U.S. and abroad; geopolitical disputes, ongoing military and other actions (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries); and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.

The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.

Changes to the manner in which the London Inter-bank Offered Rate (“LIBOR”) is determined and the potential for the replacement or discontinuation of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.

The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate (“SOFR”) which replaced U.S. dollar LIBOR, and SOFR-based investment products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Markets are developing in response to these new rates and questions around liquidity in these rates and how to appropriately adjust these rates to eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.

Some of the Company’s investments are relatively illiquid.

The Company holds certain investments that may lack liquidity, such as publicly and privately placed corporate bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests. If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both. The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments. The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.

Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.

A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.

The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.

The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.

The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the Iowa Department of Insurance (“IID”).

See Note 5 to the audited statutory financial statements, included in this prospectus, for a discussion of the Company’s fair value categories and valuation methodologies.

Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.

RISKS RELATED TO INVESTMENTS

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.

The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.

TLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, TLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed.

These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.

Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.

Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next.

Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s variable annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization.

Rising inflation could have an adverse impact on the Company’s results of operations or financial condition.

During inflationary periods, the value of our fixed maturity investments may fall. Inflation also increases expenses, which will negatively impact our results of operations or financial condition in the event that such additional costs cannot be offset. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and our growth.

Climate change could have an adverse impact on the Company’s results of operations or financial condition.

We are exposed to economic risks related to climate change. Our results of operations or financial condition could be negatively impacted by increased costs, or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market distributions, changes in mortality assumptions, changes in consumer behavior, extreme weather events, litigation, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries, even though investments in carbon-based industries may have better returns in the short or long term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand and may make extreme weather events more likely or frequent.

Risks Related to the Legal and Regulatory Environment of the Insurance Industry

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of the Company’s insurance products and securities are subject to strict regulation. In February 2020, the National Association of Insurance Commissioners (NAIC) adopted a model rule requiring a “best interest” standard of care in connection with sales of annuity products. Approximately three-quarters of the state insurance regulators have adopted the NAIC model, or their own regulations that may impose similar obligations as the NAIC’s model.

The SEC adopted Regulation Best Interest which went into effect in June 2020 and establishes a standard of care for broker-dealers and their associated persons when they make recommendations to retail customers of any securities transactions. It remains unclear whether or to what extent Regulation Best Interest, and the evolving nature of the enforcement and interpretation of the rules by the SEC, could ultimately affect distribution partners’ willingness to recommend our insurance products. The Department of Labor (“DOL”) issued Prohibited Transaction Exemption 2020-02 in December 2020 (“PTE 2020-02”), a class exemption on fiduciary investment advice to retirement investors, which became effective in February 2021. In connection with the exemption, the DOL issued interpretative guidance that changed a long-standing interpretation of what constitutes “investment advice” under the Employee Retirement Income Security Act of 1974 (“ERISA”) in the context of rollovers from or into retirement plans and Individual Retirement Accounts (“IRAs”). In October 2023, the DOL issued a proposed “Retirement Security Rule”, which seeks to redefine who is an investment advice fiduciary under ERISA, and has proposed amendments to several class exemptions, including PTE 2020-02 referenced above. Uncertainty remains regarding circumstances when fiduciary status may apply, as well as whether financial services firms/professionals can comply with the amended class exemptions in connection with the sale of Company products. The revised interpretation, October 2023 proposal, and amended class exemptions may result in many of the Company’s distribution partners becoming investment advice fiduciaries under ERISA, which may impact how and whether they sell the Company’s products.

These state and federal regulations have increased overall compliance costs for distribution partners that sell the Company’s products. In addition, these standards of care may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. To the extent that distribution partners that sell the Company’s products face heightened regulatory scrutiny, additional regulatory compliance obligations, and additional litigation risks, they may choose to change their business or service models to avoid the regulations or could de-emphasize the sale of the annuity and insurance products that the Company issues, which could affect the Company’s business, results of operations, and financial condition.

Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.

The Company and its insurance entities are required to comply with the Statutory Accounting Principles (“SAP”) established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.

The NAIC’s Accounting Practices and Procedures Manual (AP&P Manual) provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.

The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the IID. The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under Iowa Insurance Law. The AP&P Manual has been adopted as a component of prescribed practices by the State of Iowa.

The State of Iowa has adopted a prescribed accounting practice that differs from that found in the AP&P Manual related to the reported value of the assets supporting the Company’s guaranteed separate accounts. As prescribed by Iowa Administrative Code 508A.1.4, the Company is entitled to value the assets of the guaranteed separate account at amortized cost, whereas the assets would be required to be reported at fair value under Statement of Statutory Accounting Principles (SSAP) No. 56, Separate Accounts, of the NAIC AP&P. There is no impact to the Company’s income or surplus as a result of utilizing this prescribed practice.

Pursuant to Iowa Administrative Code 521A.5(1)c, the State of Iowa has allowed a permitted accounting practice that differs from that found in NAIC SAP related to the valuation of a foreign insurance subsidiary, controlled and affiliated (SCA) entity. With the explicit permission of the Iowa Insurance Division, the Company values Transamerica Life (Bermuda) Ltd. (TLB), a foreign SCA, in accordance with Statement of Statutory Accounting Principles (SSAP) No 97, Subsidiary, Controlled and Affiliated Entities, paragraph 8.b.i, as a U.S. insurance SCA entity at its underlying audited U.S. statutory equity. Absent this permitted practice, TLB would be valued in accordance with SSAP No. 97, paragraph 8.b.iv, as a foreign insurance SCA at its audited foreign statutory basis financial statements with certain adjustments. In addition, for Risk Based Capital (RBC) calculation purposes, this entity is categorized on page LR042 with Category 2 – Direct U.S. Life Subsidiaries.

The Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.

Refer to Significant Accounting Estimates and Significant Accounting Policies for current prescribed and permitted practices reported by the Company.

The Company’s insurance entities are subject to extensive regulation.

The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business as well as to federal oversight in some aspects of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. The Company could be adversely affected by, among other things, changes in state law relating to marketing, privacy, acquisitions, payment of dividends, reinsurance, the form and content of insurance policies (including pricing), licensing, regulation of premium rates, premium tax increases, rating and underwriting restrictions and limitations, asset and reserve valuation requirements, enterprise risk management, surplus requirements, limitations on investments, accounting standards and Risk Based Capital (“RBC”) requirements. Also, applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or restructuring of insurance companies, and certain states require insurers to participate in various types of guaranty associations or other similar arrangements for impaired or insolvent insurance companies. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. Changes in regulations, or in the interpretation or application of existing laws or regulations, may adversely impact pricing, capital requirements, reserve adequacy, or exposure to litigation, and could increase the costs of regulatory compliance. The Company cannot predict the effect that any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies and may impose changes in the future that put further regulatory burdens on insurers and, thus, could have an adverse effect on TLIC’s results of operations and financial condition. Changes are often implemented in order to benefit policyholders to the detriment of insurers.

At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employee benefits regulation, age, sex and disability-based discrimination, financial services regulation, and federal taxation, can significantly affect the insurance business.

State regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. It is not possible to predict the future impact of changing regulation on the Company’s financial condition or results of operations. The Company cannot predict whether any of the proposals will ultimately become laws, regulations, or other requirements applicable to its business. In addition to the risks described herein, any shutdown of the U.S. federal government could significantly impact the non-emergency operations of the Company’s federal regulators. As a result, a shutdown may also affect the timeline for product filings requiring a federal regulator’s approval.

The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.

The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.

Litigation or regulatory actions could have a material adverse impact on the Company.

Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or TLIC employees.

The amount of statutory capital that the Company and its insurance subsidiaries have and the amount of statutory capital they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.

The Company is a licensed insurance entity. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations (“NRSROs”) may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s RBC ratio.

In December 2021, the NAIC implemented RBC factor revisions for bonds and bond type holdings, real estate, and longevity risk. These revisions to the NAIC’s life RBC calculation had offsetting impacts but overall resulted in increased RBC requirements impacting the RBC ratio of the Company.

Changes in tax laws could adversely affect the Product.

Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products. In addition, Congress has considered proposals to further limit the tax benefits of retirement accounts. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of these products could be adversely affected.

Legislation that increases the taxation on insurance products; for example, limiting the amount of inside buildup subject to tax deferral could make the Company’s products less competitive.

Changes to regulations under the Employee Retirement Income Security Act of 1974 (“ERISA”) could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.

The prohibited transaction rules of ERISA and the Internal Revenue Code (“IRC”) generally restrict the provision of investment advice to ERISA plans and participants and IRAs owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates.

In addition, the DOL has issued a number of regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See “The Company’s insurance entities are subject to extensive regulation” for further information on the impact of regulations issued by the DOL.

Other Risks Related to Our Business

The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.

Financial strength and claims-paying ability ratings, which various Nationally Recognized Statistical Rating Organizations (NRSROs) publish as indicators of an insurance company’s ability to meet contract holder and policyholder obligations, are important to maintaining public confidence, competitive position and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in TLIC financial strength ratings could have an adverse effect on the Company’s financial condition and certain of its results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting the Company’s relationships with its sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting the Company’s ability to obtain reinsurance at reasonable prices or at all.

Additionally, various NRSROs also publish credit ratings for TLIC. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for TLIC and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt, and requiring the posting of collateral.

NRSROs also evaluate the insurance industry as a whole and may change a company’s financial strength ratings based on the NRSROs’ overall view of the industry. For example, in recent years, certain NRSROs revised the rating outlook for certain companies (not including TLIC) due to the disruptions to the economy and financial markets caused by the COVID-19 pandemic. It is possible that TLIC’s credit rating could be downgraded in the future based on NRSROs’ evaluation of the life insurance industry as a whole.

Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.

The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.

The Aegon Enterprise Risk Management (ERM) framework and associated policies are adopted by all Transamerica Insurance entities, including the Company. As an insurance group, Aegon manages risk for the benefit of its customers and other stakeholders. As a result, Aegon is exposed to a range of underwriting, operational, and financial risks. Aegon’s risk management and internal control systems are designed to ensure that these risks are managed effectively and efficiently in a way that is aligned with Aegon’s strategy.

Aegon’s Enterprise Risk Management framework is designed and applied to identify and manage potential risks that may affect Aegon and the Company. This means identifying and managing individual and aggregate risks within Aegon’s tolerance in order to provide reasonable assurance regarding the achievement of Aegon’s objectives.

For the Company, risk management involves:

1.	Understanding the risks that the Company faces;

2.	Maintaining a company-wide framework through which the risk-return trade-off associated with these risks can be assessed;

3.	Maintaining risk tolerances and supporting policies to limit exposure to a particular risk or combination of risks; and

4.	Monitoring risk exposures and actively maintaining oversight of the Company’s overall risk and solvency positions.

By setting certain predefined tolerances and adhering to policies that limit the overall risk to which the Company is exposed, the Company is able to accept risk with the knowledge of potential returns and losses.

The Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change, new products are developed, new business strategies implemented, or the markets in which the Company operates evolve, new or additional risks may emerge that are not adequately covered by the current ERM framework. These additional risks and uncertainties not currently known to the Company may adversely affect its business, results of operations, or financial condition.

The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.

The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business. The Company’s business success is dependent on maintaining the effectiveness of existing technology systems and to continue to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete. They may be replaced, or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio (including its recently acquired businesses), or if the costs of doing so are higher than expected, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.

The Company faces a risk of non-availability and increased cost of reinsurance.

Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.

A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.

In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as “Sensitive Information”). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber attacks perpetrated by organized crime groups, “activists,” or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, harm its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. There may be an increased risk of cyber-attacks during geopolitical or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries). The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.

Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business. We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. We do not believe that our administration of our insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely. Climate change could increase our overall risk as extreme weather events may become more likely or frequent. We rely on certain third-parties to provide certain services important to our business operations.

While we monitor the performance of such third-parties, including those with employees who operate remotely, successful implementation and execution of their business continuity strategies are largely outside of our control. Weaknesses or failures within a vendor’s business continuity plan could materially disrupt our business operations.

The Company may be subject to intellectual property risk.

The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.

The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

LEGAL PROCEEDINGS

Refer to Note 14 in the audited statutory financial statements for a discussion of legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is a list of our directors and executive officers. None of our directors are considered to be independent, as each director is also an officer of, or otherwise employed by, Transamerica Corporation or a subsidiary thereof, including TLIC.

Name	Age	Position
Scott Albertson	58	Chief Tax Officer, Vice President

Bonnie T. Gerst	57	Director, Chair, President, Financial Assets

Christopher Giovanni	43	Director, Senior Vice President, Chief Strategy & Development Officer

Thomas Haus	55	Chief Technology Officer, Senior Vice President

Brent Hipsher	44	Controller, Assistant Treasurer

Matthew Keppler	48	Chief Financial Officer, Treasurer, Executive Vice President

Chad Meyers	51	Chief Auditor, Vice President

Jamie Ohl	58	Director, President

Mark Pinocci	54	Chief Compliance Officer, Senior Vice President

Pooja Rahman	48	Chief Risk Officer, Senior Vice President

Patrick Whalen	61	Chief Investment Officer, Vice President

Andrew S. Williams	55	Director, General Counsel, Secretary, Senior Vice President

Scott Albertson was elected Chief Tax Officer of Transamerica Life Insurance Company (“TLIC”) on December 1, 2021. He was also elected Vice President of TLIC on October 17, 2016. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2003 and has served in a variety of positions including his current role as Head of Tax of the Transamerica Finance Division. Mr. Albertson currently also serves on the Board of Directors for the AEGON Transamerica Foundation and the Transamerica Institute as well as many officer roles with other Transamerica subsidiaries. Prior to his career at Transamerica, Mr. Albertson served as Tax Manager for Arthur Andersen. He received his B.S. in Accounting from the University of Northern Iowa and a Master of Science in Taxation from Golden Gate University. Mr. Albertson also holds an inactive Certified Public Accountant (“CPA”) license from the State of Iowa.

Bonnie T. Gerst was elected Director and Chair of Transamerica Life Insurance Company (“TLIC”) on June 1, 2022. She was also elected President, Financial Assets of TLIC on October 24, 2022. Since joining Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2000, Ms. Gerst has served in various financial leadership roles across Transamerica including as Head of Capital and Tax Strategy and her current role as President, Financial Assets. Prior to joining Transamerica, Bonnie worked with Ernst & Young and was CFO of National Travelers Life. She earned her bachelor’s degree in accounting and business administration from Coe College in Cedar Rapids, Iowa, and passed her CPA exam.

Christopher Giovanni was elected Director of Transamerica Life Insurance Company (“TLIC”) on March 18, 2022. He was also elected Senior Vice President and Chief Strategy & Development Officer of TLIC on December 20, 2021. Mr. Giovanni began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2021 as Chief Strategy & Development Officer. Prior to his career with Transamerica, he served in various leadership roles including Corporate Treasurer and Head of Investor Relations and Strategic Planning with Lincoln National and Vice President with Goldman Sachs & Company. Mr. Giovanni received a B.B.A. in Finance from Loyola University Maryland.

Thomas Haus was elected Senior Vice President and Chief Technology Officer of Transamerica Life Insurance Company (“TLIC”) on May 29, 2020. Mr. Haus began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2018 as Chief Technology Officer, Enterprise Solutions. Prior to his career with Transamerica, he was the Chief Architect at Ameriprise Financial, leading all technology and architecture, innovation, and infrastructure. He has also held key leadership positions with Blue Cross Blue Shield MN and SUPERVALU. Mr. Haus received a B.A. in Accounting, Management Information Systems and Finance from Creighton University.

Brent Hipsher was elected Controller of Transamerica Life Insurance Company (“TLIC”) on December 29, 2022. He was also elected Assistant Treasurer of TLIC on December 29, 2022. He began his career as Controller with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in October of 2022. Mr. Hipsher has nearly 20 years of industry experience, beginning his career within the audit practice at KPMG focusing on insurance and financial services clients. After leaving KPMG, Brent joined Allianz Life and served as the Company’s Corporate Controller for 6 years before joining Transamerica. Mr. Hipsher is a CPA (exempt) in Minnesota and has a bachelor’s degree as well as an MBA from the Carlson School of Management at the University of Minnesota.

Matthew Keppler was elected Chief Financial Officer, Treasurer and Executive Vice President of Transamerica Life Insurance Company (“TLIC”) on October 24, 2022. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2021 as President, Financial Assets. Prior to joining Transamerica, Mr. Keppler held leadership roles at Genworth and ING. He received his bachelor’s degree from the University of Northern Iowa. He is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Chad Meyers was elected Chief Auditor of Transamerica Life Insurance Company (“TLIC”) on October 24, 2022. He was also elected Vice President of TLIC on November 20, 2017. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2005 as part of the Internal Audit team and has served in various positions including Vice President and Head of Internal Audit. Mr. Meyers received his B.A. in Accounting from the University of Iowa, his MBA in Finance from Upper Iowa University and he is a Certified Public Accountant (inactive) and also a Certified Investments and Derivatives Auditor.

Jamie Ohl was elected Director and President of Transamerica Life Insurance Company (“TLIC”) on March 30, 2022. She began her career at Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in March of 2022 as President, Individual Solutions Division. Ms. Ohl has more than 30 years of financial services experience, including senior leadership positions with Edward Jones, VOYA Financial, Inc., Wilshire Associates Incorporated, The Hartford, and AIG VALIC. Most recently and prior to joining Transamerica, Ms. Ohl served as the President of Workplace Solutions at Lincoln Financial Group. Ms. Ohl earned a Master of Business Administration degree from the University of Nebraska and a Bachelor of Science degree in business management from LeTourneau University.

Mark Pinocci was elected Chief Compliance Officer of Transamerica Life Insurance Company (“TLIC”) on June 27, 2018. He was also elected as Senior Vice President of TLIC on May 10, 2021. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2017 as Division Compliance Officer, Head of Distribution Compliance. He currently oversees the Enterprise Compliance & Ethics program as Enterprise Chief Compliance Officer. Prior to his career at Transamerica, Mr. Pinocci served in a variety of positions including Senior Vice President and Chief Compliance Officer for Citizen Bank’s Wealth Management Division. He received his B.B.A. from Hofstra University. He also holds a Series 7, 24 and 63 licenses.

Pooja Rahman was elected Chief Risk Officer of Transamerica Life Insurance Company on September 11, 2023 and leads the team responsible for developing and overseeing implementation of the enterprise risk management framework. She is a member of the Transamerica Management Board, and co-chairs the Transamerica Risk & Capital Committee and the Non-Financial Risk Committee. She came to Transamerica from Protective Life Corporation where she oversaw implementation of a strategic risk appetite that fostered organic and opportunistic growth. She also contributed to the establishment of an enterprise-level asset allocation process and was involved in oversight and reporting for a company-wide digital transformation. During her tenure there, she was named Insurance ERM’s Chief Risk Officer of the Year (2023). Ms. Rahman is a member of the Federal Reserve Board’s Insurance Policy Advisory Committee (IPAC) and a board member of Easterseals. She has a Juris Doctor from Drake University Law School and was admitted to the Iowa State Bar in 2005.

Additionally, she has a Master of Business Administration from the University of New Orleans and a Bachelor of Commerce from the University of Mumbai. Additionally, she has a Master of Business Administration from the University of New Orleans and a Bachelor of Commerce from the University of Mumbai.

Patrick Whalen was elected Chief Investment Officer of Transamerica Life Insurance Company on December 1, 2022. He was also elected Vice President of TLIC on September 14, 2020. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in 2020 and currently serves as Chief Investment Officer and leads ALM, Hedging, & Investments for Transamerica. His role includes oversight of the teams dedicated to ALM analytics and systems, portfolio management, hedging, and determining the profile of general account investments. Mr. Whalen has more than 35 years of financial services experience with him. Prior to joining Transamerica, he was partner and Head of Trading & Shared Services at AllianceBernstein where he led investment operations and all trading activity. He is also the former Global Head of Equity Trading at Lehman Brothers, where his responsibilities included risk management, recruitment, and prioritizing technology investment, financial reporting, as well as quantitative trading research for the Equities Division. He previously helped build Morgan Stanley’s equity derivative business and served as Global Head of Derivatives Trading. He earned a Bachelor of Science degree in economics, with a concentration in finance and international business, from the Wharton School at the University of Pennsylvania.

Andrew S. Williams was elected Director of Transamerica Life Insurance Company (“TLIC”) on February 23, 2023. He was also elected General Counsel of TLIC on September 30, 2022. He began his career with Transamerica (Transamerica Corporation and its subsidiaries, including TLIC) in April of 2016. Mr. Williams currently serves as General Counsel and leads Transamerica’s Legal & Compliance organization. He has more than 25 years of industry legal experience, representing life, health, disability, and property and casualty insurers. After joining Transamerica from private practice in 2016, he served in several leadership roles, including Head of Litigation, Interim General Counsel, and General Counsel for Transamerica’s Individual Solutions Division. Mr. Williams has a bachelor’s degree from UCLA and a law degree from Southwestern University School of Law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS (FOR THE THREE YEARS ENDED DECEMBER 31, 2023)

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the Company’s audited statutory financial statements. See AUDITED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 2023. It should also be read in conjunction with the later discussion of the Company’s financial condition and results of operations, and unaudited statutory financial statements, for the six months ended June  30, 2024. See MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE SIX MONTHS ENDED JUNE 30, 2024) and UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE  30, 2024.

Forward-Looking Information

The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this prospectus, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “will,” “shall,” “could,” “may” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:

(a)	Fluctuations in the results of operations or financial condition;

(b)	actual claims losses exceeding reserves for claims;

(c)

difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;

(d)	the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;

(e)	changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board (“FASB”), SEC, NAIC or other standard-setting bodies;

(f)	the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;

(g)

heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;

(h)

adverse state and federal legislation and regulation, including, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the SEC, the DOL, or other regulators;

(i)	the inability to mitigate the capital impact associated with statutory reserving and capital requirements;

(j)	failure to maintain or expand distribution channels;

(k)	possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;

(l)	loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information;

(m)

changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;

(n)	outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;

(o)	competitive, regulatory or tax changes that affect the cost of, or demand for, products;

(p)	fluctuations in RBC levels;

(q)	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;

(r)

deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;

(s)	adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;

(t)	the availability, pricing and effectiveness of reinsurance;

(u)	the effectiveness of policies and procedures for managing risk;

(v)	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

(w)

adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;

(x)	the inability to protect intellectual property and defend against claims of infringement;

(y)	realized losses with respect to impairments of assets in the investment portfolio of the Company;

(z)	exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;

(aa)	statutory reserve requirements associated with term and universal life insurance policies and principles-based reserving requirements;

(ab)	Lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and

(ac)	defaults on commercial mortgages and volatility in their performance.

The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law.

Overview

The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2023. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes within the financial statement section of this document.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division (IID), which practices differ from accounting principles generally accepted in the United States of America (GAAP).

The IID recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, and for determining its solvency under the Iowa Insurance Law. The NAIC Accounting Practices and Procedures Manual (NAIC SAP or AP&P Manual) has been adopted as a component of prescribed practices by the State of Iowa. Prescribed statutory accounting practices include state laws and regulations. Permitted statutory accounting practices encompass accounting practices that are not prescribed. The Commissioner of Insurance has the right to permit specific practices that deviate from prescribed practices. See the audited financials for a summary of the accounting practices permitted and prescribed by the IID and reflected in the Company’s financial statements.

Revenues and Expenses

The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, retirement plans and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company’s products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Net investment income includes earnings on investments supporting life, health, and annuity and retirement plans, all net of related investment expenses.

Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.

The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products.

Profitability

The Company’s profitability largely depends on its ability to effectively price, underwrite and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates and policyholder behavior on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.

In particular, the Company’s profitability is driven by premiums and considerations for life, health, annuity and retirement plan products, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and considerations for life, health, annuity contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.

In addition, life, health and annuity profits are significantly impacted by mortality and morbidity experience. Asset impairments and the tax position of the Company also impact profitability.

Fair Value Measurements

See Note 4 and Note 5 to the audited statutory financial statements for details regarding the Company’s policies for fair value measurements of assets and liabilities.

Credit Risk Associated with Derivatives

See Note 2 to the audited statutory financial statements for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include legal and regulatory reserves, certain investment and derivative valuations, future policy benefits and claims, provision for income taxes and valuation of deferred tax assets. Actual results could differ significantly from those estimates.

Significant accounting estimates include Policy Reserves and Claims reserves. The aggregate policy reserves for life insurance policies are based upon required supporting tables prescribed by the NAIC. The reserves are calculated using interest rates ranging from 0.75 to 6.50 percent and are computed principally on the Net Level Premium Valuation and the Commissioner’s Reserve Valuation Method. Reserves for universal life policies are based on account balances adjusted for the Commissioner’s Reserve Valuation Method or Actuarial Guideline XXXVIII. Effective July 1, 2017, term life insurance follows Valuation Manual section 20 (VM-20) reserve requirements. During Q2 2020, the Company implemented an assumption update to increase its mortality rates by 2% to more accurately reflect experience on life blocks of business, resulting in additional reserve balances. During Q2 2022, the Company implemented a new valuation system for individual universal life policies which allowed for greater precision to differentiate valuation rates by state, resulting in a net reserve decrease.

Effective December 31, 2019, the Company adopted a new accounting policy governing how Variable Annuity reserves are calculated, based on requirements outlined in VM-21 2020 NAIC Valuation Manual: Requirements for Principle-Based Reserves for Variable Annuities (VM-21). The adoption had a material impact to the reserve calculation for the Variable Annuities line of business, resulting in an increase to the VM-21 reserve of $1.218 billion. During 2022, the Company established a voluntary reserve in addition to the reserve required under VM-21 to help manage volatility associated with unhedged base contract cash flows.

Accident and health policy reserves are equal to the greater of the gross unearned premiums or any required mid-terminal reserves plus net unearned premiums and the present value of amounts not yet due on both reported and unreported claims. Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the balance sheets date. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency.

The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Significant accounting policies over investment reporting includes Bonds valuation and the usage of Derivatives. Investments in bonds, except those to which the Securities Valuation Office (SVO) of the NAIC has ascribed a NAIC designation of 6, are reported at amortized cost using the interest method. Bonds ascribed a NAIC designation of 6 are reported at the lower of amortized cost or fair value with unrealized gains and losses reported in changes in capital and surplus. Derivative instruments are subject to market risk, which is the possibility that future changes in market prices may make the instruments less valuable. The Company uses derivatives as hedges, consequently, when the value of the hedged asset or liability changes, the value of the hedging derivative is expected to move in the opposite direction. Market risk is a consideration when changes in the value of the derivative and the hedged item do not completely offset (correlation or basis risk) which is mitigated by active measuring and monitoring by the Company.

The State of Iowa has allowed a permitted practice that differs from that found in NAIC SAP related to the valuation of a foreign insurance subsidiary. The foreign insurance subsidiary is valued at its underlying audited U.S. statutory equity and categorized as a U.S. insurance subsidiary for purposes of the Company’s risk-based capital (RBC) calculation.

Note 2 to the audited statutory financial statements, included in this prospectus, provide a summary of significant accounting policies.

Results of Operations

The following table summarizes the Company’s results of operations for the years ended:

2023 Compared to 2022

	Year Ended December 31 (dollars in millions)
	2023	2022	$ Change	% Change
Revenues
Premiums and other considerations	$9,516	$19,813	$(10,297)	-108.2%
Net investment income	$3,597	$3,297	$300	8.3%
Commissions and expense allowances on reinsurance ceded	$329	$1,075	$(746)	-226.7%
Reserve adjustment on reinsurance ceded	$(139)	$(147)	$8	-5.8%
Consideration received on reinsurance recapture and novations	$140	$210	$(70)	-50.0%
Fee revenue and other income	$2,119	$1,982	$137	6.5%

Total revenue	$15,562	$26,230	$(10,668)	-68.6%
Benefits and expenses
Death benefits	$2,433	$2,650	$(217)	-8.9%
Annuity benefits	$1,466	$1,552	$(86)	-5.9%
Accident and health benefits	$1,046	$1,021	$25	2.4%
Surrender benefits	$14,692	$20,498	$(5,806)	-39.5%
Other benefits	$257	$244	$13	5.1%
Net increase (decrease) in reserves	$(5,482)	$6,563	$(12,045)	219.7%
Commissions	$1,343	$1,688	$(345)	-25.7%
Taxes, licenses and fees	$163	$153	$10	6.1%
Funds withheld ceded investment income	$95	$98	$(3)	-3.2%
Net transfers to (from) separate accounts	$(4,801)	$(10,952)	$6,151	-128.1%
IMR adjustment due to reinsurance	$248	$(432)	$680	274.2%
General insurance expenses and other	$1,291	$1,198	$93	7.2%

Total benefits and expenses	$12,751	$24,281	$(11,530)	-90.4%

Gain (loss) from operations before dividends and federal income taxes	$2,811	$1,949	$862	30.7%

Dividends to policyholders	$8	$10	$(2)	-25.0%

Gain (loss) from operations before federal income taxes	$2,803	$1,939	$864	30.8%
Federal income tax (benefit) expense	$75	$(80)	$155	206.7%

Net gain (loss) from operations	$2,728	$2,019	$709	26.0%
interest maintenance reserve	$(1,999)	$(4,211)	$2,212	-110.7%

Net income (loss)	$729	$(2,192)	$2,921	400.7%

Premiums and other considerations decreased $10,297.0 million year over year. Life premiums decreased $6,149.5 million due to a reinsurance transaction with an affiliate in the prior year for $5,375.1 million as well as $924.6 million due to a reinsurance transaction with an unaffiliated third-party in the current year. The decreases are partially offset by $174.0 million due to increased sales. Variable annuity premiums decreased $3,900.8 million driven by a decrease of $4,404.0 million due to a reinsurance transaction with an affiliate, partially offset by an increase in sales of $503.6 million. Health premiums decreased $66.0 million due mainly to expected runoff of the block. Retirement plan premiums decreased $177.7 million driven by policyholder behavior, partially offset by new product growth.

Net investment income increased $300.0 million year over year. Long-term bond income increased $138.1 million driven by increased yields. Income from derivatives had a year-over-year increase driven by earned income on the variable annuity hedge portfolio of $209.2 million primarily related to equity movement and higher long-term interest rates. The derivative increase was partially offset by a $79.5 million decrease related to SSAP No. 108, Derivatives Hedging Variable Annuities Guarantees deferrals. Short-term bond income increased $61.7 million due to higher yields and increased holdings. Income from affiliated common stock increased $41.0 million due to increased dividends received from affiliates. Interest expense increased $47.1 million due to due to higher Federal Home Loan Bank (FHLB) borrowing costs of $29.1 million and higher expense on securities lending collateral of $11.9 million. Amortization of IMR decreased $57.6 million due mainly to losses on bond dispositions and derivative swap sales.

Commissions and expense allowances on reinsurance ceded decreased $746.0 million year over year. The decrease is driven by a reinsurance transaction with an affiliate in the prior year for $467.0 million, not repeating in the current year. A $296.5 million decrease due to a reinsurance transaction with an unaffiliated third-party in the current year.

Consideration received on recaptures and novations decreased $70.0 million year over year as a result of a reinsurance transaction with an affiliate in the prior year, not repeating in the current year.

Fee revenue and other income increased $137.0 million year over year. The increase is driven by a $268.6 million fair value increase of a reinsurance receivable with an unaffiliated third-party. Partially offsetting the increase was a $78.1 million decrease in income and fees from separate accounts due to lower average separate account balances as well as a $25.6 million decrease in miscellaneous income due to timing of settlements.

Death benefits decreased $217.0 million due to a more positive mortality experience in current year compared to prior year, primarily on the universal life and traditional life blocks.

Annuity benefits decreased $86.0 million. The decrease is driven by fewer death benefit payments on the variable annuity block of $45.5 million due to the rising market effect on policy payouts as well as $24.5 million on the fixed annuity block due to expected runoff.

Surrender benefits decreased $5,806.0 million. The decrease is driven mostly by a middle market contract termination of $7,423.0 million in the prior year, not repeating in the current year. The decrease is partially offset on the universal life block of $574.1 million due to affiliate reinsurance transaction activity and $137.5 million due to increased cash surrender values. Policy holder behavior on the large market and variable annuity blocks for $454.0 million and $275.8 million, respectively, increased surrenders. The fixed annuity block increased surrenders $172.4 million due to rising interest rates.

Net increase (decrease) in reserves resulted in an increase to earnings of $12,045.0 million year over year. Variable annuity reserves increased earnings$4,393.0 million due to a reinsurance transaction with an affiliate, $1,049.9 million due to a current year release of valuation model (VM)-21 reserves compared to a prior year establishment of reserves and $162.9 million increase to earnings due to expected runoff of the block. Increases are partially offset

$74.4 million due to a buy-back program in the prior year, not repeating in the current year. Retirement plan reserves decreased earnings $931.3 million due to net cash flows. Life reserves increased earnings due to a reinsurance transaction with an affiliate for $6,055.4 million and a $1,394.7 million increase to earnings due to a reinsurance transaction with an unaffiliated third-party.

Commissions decreased $345.0 million year over year. Life decreased mainly due to a reinsurance transaction with an affiliate for $386.1 million. Health decreased $30.5 million due to anticipated runoff. Offsetting the decreases is an increase on the indexed universal life block of $82.0 million in line with sales growth.

Net transfers to (from) separate accounts resulted in a $6,151.0 million decrease to earnings year over year. A decrease of $5,688.0 million was primarily from a sizeable middle-market contract termination in the prior year, not repeating in the current year. The stable value solutions block decreased earnings $556.0 million due to higher deposits and a decrease in separate account withdrawals.

IMR adjustment due reinsurance decreased earnings $680.0 million due to an assumed reinsurance transaction with an affiliate in the prior year for $432.0 million, not repeating in the current year. $248.0 million from a ceded reinsurance transaction with an unaffiliated third-party in the current year also contributed to the decrease.

General insurance expenses increased $93.0 million due mostly to an increase in restructuring costs related to the TCS transition year over year.

Federal and foreign income taxes incurred decreased income $155.0 million year over year. Ordinary income in the current year resulted in tax expense compared to the prior year where a tax benefit was recognized as a result of the utilization of loss and credit carryforwards.

Net realized losses increased income $2,212.0 million year over year. Derivative activity increased income by $2,511.3 million, primarily driven by variable annuity rate hedge losses on long positions. IMR deferrals increased income $224.0 million due to an increase in the loss on dispositions year over year. Offsetting the increases were SSAP 108 losses of $273.0 million, losses on other long-term assets decreased income $164.5 million due to a decrease in sales year over year, common stock decreased income $52.9 million due to a large common stock sale in the prior year, not repeating in the current year and decreases due to a reinsurance transaction with an unaffiliated third-party also decreased income year over year.

The following table summarizes the Company’s results of operations for the years ended:

2022 Compared to 2021

	Year Ended December 31
	(dollars in millions)
	2022	2021	$ Change	% Change
Revenues
Premiums and other considerations	$19,813	$14,482	$5,331	26.9%
Net investment income	$3,297	$3,191	$106	3.2%
Commissions and expense allowances on reinsurance ceded	$1,075	$187	$888	82.6%
Reserve adjustment on reinsurance ceded	$(147)	$(260)	$113	-76.9%
Consideration received on reinsurance recapture and novations	$210	$963	$(753)	-358.6%
Fee revenue and other income	$1,982	$2,259	$(277)	-14.0%

Total revenue	$26,230	$20,822	$5,408	20.6%
Benefits and expenses
Death benefits	$2,650	$2,928	$(278)	-10.5%
Annuity benefits	$1,552	$1,798	$(246)	-15.9%
Accident and health benefits	$1,021	$945	$76	7.4%
Surrender benefits	$20,498	$18,145	$2,353	11.5%
Other benefits	$244	$292	$(48)	-19.7%
Net increase (decrease) in reserves	$6,563	$942	$5,621	85.6%
Commissions	$1,688	$1,375	$313	18.5%
Taxes, licenses and fees	$153	$180	$(27)	-17.6%
Funds withheld ceded investment income	$98	$131	$(33)	-33.7%
Net transfers to (from) separate accounts	$(10,952)	$(8,881)	$(2,071)	18.9%
IMR adjustment due to reinsurance	$(432)	$(43)	$(389)	90.0%
General insurance expenses and other	$1,198	$1,107	$91	7.6%

Total benefits and expenses	$24,281	$18,919	$5,362	22.1%

Gain (loss) from operations before dividends and federal income taxes	$1,949	$1,903	$46	2.4%

Dividends to policyholders	$10	$10	$—	0.0%

Gain (loss) from operations before federal income taxes	$1,939	$1,893	$46	2.4%
Federal income tax (benefit) expense	$(80)	$(185)	$105	-131.3%

Net gain (loss) from operations	$2,019	$2,078	$(59)	-2.9%
interest maintenance reserve	$(4,211)	$(1,924)	$(2,287)	54.3%

Net income (loss)	$(2,192)	$154	$(2,346)	107.0%

Premiums and other considerations increased $5,331 million year over year. The increase was primarily driven by an increase in assumed Life premiums of $5,367 million related to a reinsurance transaction in 2022, refer to Note 7 of the 2022 audited financial statements. A reinsurance transaction in 2021, not repeating in 2022 also increased Life premiums $1,422 million. Increases were partially offset by a sales decline in 2022 of the variable annuities business of $490 million aligning with the strategic decision to exit several variable annuity product offerings as well as a $964 million decrease in retirement plan premiums due to policy holder behavior.

Net investment income increased $106 million year over year. Income from derivatives had a year over year increase of $184 million. $88 million of the increase is related to SSAP 108 deferrals. Termination of the Macro Hedge program resulted in a $39 million increase. Variable annuity hedges increased $59 million primarily due to the impact of rising interest rates and market performance during the year. Income from common stock increased $114 million due to stock dividends paid from affiliates. Long-term bond income decreased $120 million driven by calls, sales and maturities as well as reduced interest income. Mortgage loan income decreased $72 million driven primarily by a reduction in prepayment fees and reduced interest income compared to the prior year.

Commissions and expense allowances on reinsurance ceded increased $888 million year over year. The increase was primarily driven by reinsurance recapture in the current year with an affiliate of $476 million, $296 million of amortization of deferred gains in the current year and $111 million of reinsurance recapture activity in the prior year that did not reoccur in the current year.

Reserve adjustment on reinsurance ceded increased income $113 million due to large surrenders on the separate account of the Bank owned life insurance/Company owned life insurance (BOLI/COLI) business.

Consideration received on reinsurance recaptures and novations decreased $753 million due to a prior year reinsurance recapture of $963 million, not repeating in the current year, partially offset by a current year recapture of $185 million.

Fee revenue and other income decreased $277 million. The decrease is driven by income from fees from separate accounts and miscellaneous income of $199 million and $75 million, respectively, due to lower account balances on the variable annuity separate accounts.

Death benefits decreased $278 million due to a more positive mortality experience in current year compared to prior year, primarily on the universal life and traditional life business.

Annuity benefits decreased $246 million driven by fewer death benefit payments due a more positive mortality experience on the variable annuities business.

Accident and health benefits increased $76 million. The increase is driven mainly by long-term care assumption updates of $114 million, partially offset by favorable morbidity of $69 million. In addition, a $22 million increase was the result of a long-term care policy buyback program in the current year.

Surrender benefits increased $2,353 million. The increase is driven by increased withdrawals on the retirement plans of $5,256 million primarily from a number of contract terminations. This is partially offset by variable annuities surrenders which decreased $3,153 million driven by policyholder behavior partially offset by a program intended to entice policyholders to surrender their policy in exchange for cash. This program terminated in January 2022. Life surrenders increased $256 million due to $249 million in assumed surrenders on the universal life business related to a reinsurance recapture.

Other benefits decreased $48 million due to a decrease in interest and adjustments on contract or deposit-type contracts due to decreased interest credited to policy holders on the fixed annuity business.

Net increase (decrease) in reserves resulted in a decrease to earnings of $5,621 million year over year. A primary driver of the decrease is on the universal life block of $4,627 million related to net recaptures with affiliates during the year as well as a $150 million change in provision for future policy and a net $183 million decrease to income was the result of a reinsurance recapture in the current year as well as a recapture in the prior year, that did not repeat the current year. A $641 million decrease to income on the indexed universal life business was the result of an actuarial valuation change in 2021, not repeating in 2022. Variable annuity reserves decreased earnings of $1,574 million due to a valuation model (VM)-21 reserve establishment in the current year compared to a release in the prior year. Decreases were offset by an increase on the traditional life business of $138 million due to Actuarial Guideline (AG) 38 reserve change and a $42 million on health reserves of $42 million due to a long-term care assumption update, partially offset by a buyback program in 2022. Fixed annuity reserves increased earnings $79 million driven by an increase in interest rates and the continued runoff of the block. Retirement plan reserves increased earnings $1,280 million due to a decrease in net cash flows.

Commissions increased $313 million due to assumed commissions related to a current year recapture of $383 million. Partially offsetting the increase is $71 million on the variable annuity block due mostly to decreased commissions on lower account balances as well as lower sales year over year. Funds withheld ceded investment income decreased $33 million due to a recapture with an affiliate in 2021, not repeating in 2022.

Net transfers to (from) separate accounts resulted in a $2,071 million increase to earnings. Retirement plans increased earnings $5,056 million driven by higher net transfers to the separate account primarily due to increased withdrawals particularly from a large contract termination during the year.

Variable annuities decreased earnings $2,831 million as net cash outflows declined year over year driven by surrenders and withdrawals, partially offset by a decrease in premiums. BOLI/COLI decreased earnings $102 million and Life products decreased earnings $55 million due to large contract surrenders as well as decreased returns as a result of market performance on the separate account.

IMR adjustment on reinsurance increased income $389 million. The $432 million increase is due to a reinsurance recapture in the current year partially offset by $43 million from a reinsurance recapture in 2021, not repeating in 2022.

General insurance expenses and other increased $91. The increase is due to a Modco reserve adjustment of $72 million related to recaptures in 2021 year as well as a change in the SHIP custody offset of $62 million due to unlocking in 2021, both not reoccurring in 2022. The increases are partially offset by a decrease to general insurance expenses of $48 million resulting from restructuring expenses in 2021, not repeating in 2022.

Federal income tax (benefit) decreased $105 million year over year due to less tax benefit in the current period as a result of deferral of current period losses.

Net realized losses decreased income $2,287 million year over year. Losses on the Annuity business decreased income $940 million driven primarily from losses on Variable Annuity hedges year over year. Losses due to SSAP 108 decreased income $884 million compared to the prior year. Net realized losses on invested assets decreased income $1,202 million due to sizeable gains on sales in the prior year that did not repeat in the current year.

Decreases to income were partially offset by a $764 million increase due to a change in the IMR deferral from dispositions on bonds.

Liquidity and Capital Resources

The Company actively manages our liquidity in light of changing market, economic, and business conditions.

Liquidity Management Overview

The Transamerica Corporation (the “Company”) actively manages liquidity in light of constantly changing market, economic, and business conditions. The Company’s liquidity management policy requires that projected excess liquidity be measured on an ongoing basis and that specific liquidity standards be met under “normal” and “stressed” scenario assumptions with the liquidity “sources” and “uses” determined over multiple time horizons. Each legal entity is required to be able to withstand “stressed” scenario withdrawal activity over all time horizons. While the Company has access to lines of credit, the liquidity policy requires that the insurance companies provide for liquidity needs without reliance on these lines of credit. Liquidity results and requirements are reported to both senior management and the Board of Transamerica Corporation.

The Company’s asset-liability management process takes into account the expected cash flows on investments and expected policyholder payments, required derivative settlement, margin and collateral calls due to market volatility, as well as the specific nature and risk profile of the liabilities. The Company also considers attributes of the various categories of liquid assets, for example, type of asset and credit quality, in evaluating the adequacy of insurance operations’ liquidity under a variety of stress scenarios.

Sources of Liquidity

The investment portfolio provides the majority of our cash flow and liquidity resources. The Company’s investment strategies are intended to provide adequate funds to pay benefits without forced sales of investments. Products that have liabilities with longer durations, such as certain life insurance policies and structured settlement annuities, are matched with investments which have similar estimated lives such as long-term fixed maturities and commercial mortgage loans. Shorter-term liabilities are matched with shorter-term fixed maturities. In addition, sufficient levels of cash are held to fund anticipated operating expenses, surrenders, and withdrawals.

The Company defines liquid assets to include cash, cash equivalents, short-term investments, and publicly traded and highly-marketable fixed-income securities, such as US Treasuries which could be easily sold or pledged to meet obligations in prolonged stress periods. As of December 31, 2023 and 2022, Transamerica Life Insurance Company (TLIC) had unencumbered liquid assets of $5.62 billion and $6.83 billion, respectively. The portion of total liquid assets consisting of cash and cash equivalents was $2.27 billion and $2.19 billion, respectively.

Other than internal sources of funds, the Company also maintains multiple borrowing facilities, such as Inter-Company loans, repurchase agreements with various counterparties, and when deemed appropriate, Federal Home Loan Bank (FHLB) advances.

Uses of Liquidity

The Company’s liquidity uses primarily relate to obligations associated with insurance policies, operating expenses, the payment of dividends, the payment of income taxes and the payment for derivative settlement, margin, and collateral calls. Obligations associated with insurance policies include the payment of benefits, as well as cash payments made in connection with policy and contract surrenders and withdrawals. As of December 31, 2023, these contractual obligations expected to be paid out from TLIC are $0.45 billion in less than 1 year, and expected to have positive insurance policies cashflow in 2-5 years, respectively under “normal” scenario assumptions. Payment amounts reflect the Company’s estimate of undiscounted cash flows related to these obligations and commitments.

In managing the liquidity of insurance operations, the Company considers the risk of policyholder and contract holder withdrawals of funds occurring earlier than assumed when selecting assets to support these contractual obligations. Surrender charges, market value adjustments (MVAs), and other contract provisions are used to mitigate the extent, timing, and profitability impact of such withdrawals. Certain policy lapses and surrenders occur in the normal course of business. If interest rates rise significantly, for example, the Company will likely experience an increase in lapses.

Due to the sale of variable annuity products and other market sensitivity products, derivatives are utilized (e.g., interest rate swaps) to better match liability behavior, which could lead to liquidity demands through derivative settlement, variation margin, and collateral calls. Both initial liquidity usage cost and contingent liquidity cost on equity and interest rate market movement are taken into pricing consideration. The Company expects the anticipated fee income to offset some of the liquidity demand. As of December 31, 2023, the projected TLIC derivative settlement is positive $0.34 billion in less than 1 year and -$0.51 billion in 1-3 years, respectively under “normal” scenario assumptions.

Capital Resources

Our principal sources of capital are insurance premiums and annuity considerations, net investment income, and proceeds from the maturity and sale of investments. The primary uses of these funds are investing activities, payments of policyholder benefits, commissions and operating expenses, and contract maturities, withdrawals, and surrenders. The payment of dividends and other distributions to CGC is subject to insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require regulatory approval.

The NAIC establishes risk-based capital (RBC) standards for life insurance companies. If an insurer’s RBC falls below specified levels, the insurer will be subject to different degrees of regulatory action depending upon the level of deficiency. As of December 31, 2021 and 2020, our RBC ratio was well above regulatory action levels as described in the Regulation section. The Company maintains a strong capital position in light of its risks and that it is well positioned to meet policyholder and other obligations.

Off-Balance Sheet Arrangements

The Company has entered into and maintains off-balance sheet arrangements that could have a potential impact on future contractual obligations and liquidity of the Company. The significant off-balance sheet arrangements include Synthetic Guaranteed Investment Contracts (GICs) and contractual guarantees.

A synthetic GIC is an off-balance sheet fee-based product sold primarily to tax qualified plans. The plan sponsor retains ownership and control of the related plan assets. The Company provides book value benefit responsiveness in the event that qualified plan benefit requests exceed plan cash flows. In certain contracts, the Company agrees to make advances to meet benefit payment needs and earns a market interest rate on these advances. The periodically adjusted contract-crediting rate is the means by which investment and benefit responsive experience is passed through to participants. In return for the book value benefit responsive guarantee, the Company receives a premium that varies based on such elements as benefit responsive exposure and contract size. The Company underwrites the plans for the possibility of having to make benefit payments and also must agree to the investment guidelines to ensure appropriate credit quality and cash flow. Funding requirements to date have been minimal and management does not currently anticipate any future material funding requirements that would have a material impact on reported financial results.

The Company has provided guarantees for the performance of affiliates or subsidiaries that are involved in the guaranteed sale of investments in low-income housing tax credit partnerships. The nature of the obligation is to provide third party investors with a minimum guaranteed annual and cumulative return on their contributed capital which is based on tax credits and tax losses generated from the low income housing tax credit partnerships. Guarantee payments arise if low income housing tax credit partnerships experience unexpected significant decreases in tax credits and tax losses or there are compliance issues with the partnerships. A significant portion of the remaining term of the guarantees is between 13-18 years. In the event the Company is required to make a payment under this guarantee, the payment would be reflected in the Company’s financial statements as a decrease in net investment income. The current assessment of risk of making payments under these guarantees is remote.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS (FOR THE SIX MONTHS ENDED JUNE 30, 2024)

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the Company’s unaudited statutory financial statements. See UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2024. It should also be read in conjunction with the previous discussion of the Company’s financial condition and results of operations, and audited statutory financial statements, for the three years ended December  31, 2023. See MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE THREE YEARS ENDED DECEMBER  31, 2023) and AUDITED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 2023.

The following discussion includes certain forward-looking statements that are subject to risks, uncertainties, and other factors, as described in MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE THREE YEARS ENDED DECEMBER 31, 2023) – Forward-Looking Information. The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or developments, except as required by law.

[TO BE ADDED BY AMENDMENT]

EXECUTIVE COMPENSATION

This section describes the Company’s executive compensation program, as well as all compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our three other most highly paid executive officers for the time periods indicated. These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”

Compensation Discussion and Analysis

All executive officers who provide services to TLIC are employees of affiliates of Transamerica Corporation (for purposes of this executive compensation section, “Transamerica”) and are paid by TLIC. The description of the compensation plans and compensation-related information presented in this Compensation Discussion and Analysis is related to Transamerica. The compensation tables thereafter contain the compensation paid by TLIC or its subsidiaries to the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for Transamerica executives are designed with the goal of providing compensation that is fair, reasonable, and competitive. The programs are intended to enable Transamerica to attract and retain highly-qualified executives, provide a well-balanced and performance-related compensation package for executives, ensure that the interest of the executives are aligned with Transamerica’s business strategy and risk tolerance as well as the objectives, values and long-term interests of Transamerica, and enhance the transparency and simplicity of the executives’ compensation, consistent with the principle of “pay for performance”.

Review of the policy

Transamerica believes that the best way to accomplish alignment of compensation plans with the interest of Transamerica is to link pay directly to individual and company-wide performance. When performance exceeds expectations, pay levels are targeted to be competitive. When performance falls below expectations, pay levels are targeted below the competitive median. Benefit programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Transamerica benchmarks each job as part of an annual compensation survey process, including a custom peer survey prepared by an external consultant for executives. After evaluation with the consultant, Human Resources will prepare a recommendation to Transamerica senior management to review before providing to the Transamerica Compensation Committee of the Board of Directors (“Compensation Committee”) for review and approval. The Compensation Committee has complete authority for all pay elements related to the executive officers. No executive officer of TLIC serves on the Compensation Committee.

Ensuring pay remains competitive

Transamerica regularly compares its level of executive compensation with those at other, comparable companies. Companies included in the peer group have been chosen according to the following criteria:

•	Industry (preferably life insurance)

•	Size (companies with similar assets, revenues, and market capitalization)

•	Geographic scope (preferably companies operating globally)

•	Location (companies based in United States)

Components of Total Compensation

Transamerica’s executive compensation and benefits package consists of fixed compensation (i.e., salary), variable (i.e., performance based) compensation and retirement and other benefits. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by Transamerica’s executives.

Transamerica has a general Separation Pay Plan for most employees, but for executive officers, a post-termination agreement may be arranged, subject to certain limits such as one-time fixed compensation plus any earned, but unvested, variable compensation.

Fixed compensation

Fixed compensation is determined based on competitive pay practices and is aligned with the individual’s relative role and responsibilities. Fixed compensation may be in the form of base salary or fixed shares.

For fixed shares, select employees receive part of their fixed compensation in Aegon shares annually, in addition to receiving fixed compensation in cash like base salary. The grant price of these shares is equal to the volume weighted average price on the Euronext stock exchange in Amsterdam during the period between December 15 preceding the plan year and January 15 of the plan year. Once allocated these shares are unconditional and do not depend on the continued employment of the employee. These shares are paid at the Annual General Meeting three years after the plan year in which they were granted. During the deferral period, the employee is not eligible to receive dividend.

Variable compensation

Variable compensation consists of short-term incentive compensation and long-term incentive compensation. Short-term incentive compensation is paid in cash and long-term incentive compensation is paid in shares. For short-term compensation, select employees, known as Material Risk Takers (MRT), participate in a specific variable compensation plan known as the MRT Plan. Payment is made once the financial results for the financial year in question have been reviewed and approved by Transamerica’s board. Generally, employees eligible for an award under the MRT Plan must be actively employed at the time of payment in order to become vested in an award for a performance year, except in the event of retirement (age 55 with at least 10 years of service), approved under Transamerica’s long term disability plan, experience a job elimination, or die during the performance year.

The MRT Plan also pays awards in shares of the parent company, Aegon Ltd. At the beginning of each one–year performance period, conditional shares at target performance are made available. The number of conditional target shares are calculated using the fair value of one Aegon Ltd. share at the beginning of that financial year. This fair value is equal to the average price on the Euronext Amsterdam stock exchanges for the period December 15 through January 15, and is then converted to US Dollars. Actual shares earned will be determined once the results as compared to the pre-agreed performance targets are calculated and personal performance is evaluated, provided the executive remains in continuous employment. At the end of the one-year performance period, the actual shares are earned, but not yet vested. The vesting period for the MRT Plan four years. Participants must be actively employed at the time awards become vested and payable, except that recipients may become eligible for awards upon retirement, job elimination, death, disability or in the event of a divestiture impacting a significant portion of a specified business.

The MRT Plan performance targets are based on a combination of Aegon, Transamerica, and individual performance. This performance is determined using a mix of financial and non-financial indicators. Examples of financial indicators include such customary measures as earnings & sales while non-financial indicators may include such measures as service levels and progress on enterprise key projects. Transamerica believes these indicators provide an accurate and reliable reflection of company and individual performance. Performance of the financial and non-financial indicators are assessed by Transamerica’s Compensation Committee and validated by Aegon and Transamerica’s finance and risk departments. The maximum variable compensation an executive officer may earn is 150% of target.

Retirement and other benefit plans

Transamerica provides company-sponsored retirement and other benefit plans to executives. The retirement and other benefit plans provided to executives of Transamerica are consistent with that which is provided for all employees of affiliates of Transamerica.

The Transamerica Pension Plan (“Pension Plan”) is a tax-qualified defined benefit plan intended to provide for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica who have completed six months of service and are age 18 or older are eligible to participate in the plan. Participants become fully vested in the Pension Plan after the completion of three years of vesting service. Transamerica funds the Pension Plan and invests the assets in a trust for the sole purpose of providing retirement benefits to participants and beneficiaries of the Pension Plan.

The Transamerica Employee Excess Retirement Plan (“EERP”) is a non-qualified plan that covers all eligible employees for whom benefits are restricted by the Internal Revenue Code due to earnings restrictions, up to a specified level of earnings. Otherwise, eligibility and vesting provisions are consistent with those as provided in the Pension Plan.

The Transamerica Supplemental Retirement Plan (“SRP”) is a non-qualified plan that covers select executive employees in addition to the Pension Plan and EERP. Participation must be approved by the Transamerica Compensation Committee.

The Pension Plan. EERP, and SRP, if applicable, provide benefits in the form of a cash balance pay credit of 5% of eligible earnings. The participant also earns an interest credit on their benefit annually. Distributions may be provided in multiple life annuity options or a lump sum. Some participants may be grandfathered in previous defined benefit formulas depending on prior plan provisions.

The Transamerica 401(k) Retirement Savings Plan (“401k Plan”) is a tax-qualified defined contribution plan intended to provide a supplement for an employee’s financial security in retirement. Eligible employees of an affiliate of Transamerica are immediately eligible to participate in the 401k Plan. Eligible participants may elect to contribute to the 401k Plan and Transamerica will match contributions at a rate of 100% of the first 3% of eligible compensation plus 50% of the next 2% of eligible compensation deferred to the 401k Plan. Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer matching contributions and earnings or losses on those contributions occurs immediately.

The Transamerica Non-Qualified Deferred Compensation Plan (“NQDC Plan”) is a non-qualified plan that provides for deferral of compensation, subject to plan limitations. Eligible employees must be considered key management employees identified on an annual basis. Eligible participants may elect to contribute to the plan up to a certain level of eligible earnings and Transamerica will match contributions up to a certain level at a rate of 100% of the first 3% of eligible compensation deferred to the NQDC Plan and 50% of the next 2% of eligible compensation (but no greater than 100% of the first 3% of eligible compensation plus 50% of the next 2% of eligible compensation deferred to the 401k Plan and NQDC Plan combined). Contributions are invested in a variety of investment options available under the plan, as directed by the participant. Vesting in employer contributions and earnings or losses on those contributions occurs immediately.

Other compensation and benefit plans

Transamerica provides a competitive benefits package in addition to retirement plans (such as medical, dental, disability, life insurance and other benefits).

Compensation Committee Interlocks and Insider Participation

No reportable interlocking relationship existed between the Compensation Committee of Transamerica or our board of directors and any other entity during the fiscal year ended December 31, 2023.

Named Executive Officers

The Company’s NEOs are:

•	Matthew Keppler – Executive Vice President and Chief Financial Officer (principal financial officer)

•	Jamie Ohl – President, Individual Solutions Division (principal executive officer)

•	Philip Eckman – President, Workplace Solutions Division

•	Christopher Giovanni – Chief Strategy and Development Officer

•	Julie Spore – Senior Vice President and Chief Risk Officer (former)

•	Bonnie Gerst – President, Financial Assets

Summary Compensation Table

The following table presents compensation earned by the Company’s NEOs during 2023, 2022, and 2021. Principal positions reflect those held during the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Fixed Shares ($)(2)	Cash Bonus ($)(3)	Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Keppler, Matthew Paul	2021	$369,318.29	$76,930.55	$0.00	$0.00	$123.81	$446,372.65
EVP & Chief Financial Officer	2022	$697,625.17	$185,746.06	$393,875.00	$0.00	$50,589.26	$1,327,835.49
	2023	$800,000.16	$299,996.02	$641,492.00	$0.00	$59,447.87	$1,800,936.05
Ohl, Jamie	2022	$908,333.35	$246,642.23	$0.00	$672,251.99	$39,675.13	$1,866,902.70
President, Individual Solutions	2023	$1,200,000.00	$349,997.08	$653,891.00	$808,447.29	$281,889.64	$3,294,225.01
Eckman, Philip Sherman	2021	$500,000.16	$25,000.00	$225,047.06	$312,637.81	$21,787.50	$1,084,472.53
President, Workplace Solutions	2022	$685,416.76	$98,278.40	$485,000.00	$552,265.21	$48,779.78	$1,869,740.15
	2023	$800,000.16	$174,995.96	$442,125.00	$0.00	$49,786.17	$1,466,907.29
Giovanni, Christopher	2021	$93,958.35	$26,300.15	$0.00	$0.00	$183,969.94	$304,228.44
Chief Strategy & Development Officer	2022	$550,000.08	$150,000.00	$83,130.00	$441,265.59	$416,387.73	$1,640,783.40
	2023	$570,000.00	$169,999.47	$367,500.00	$379,813.27	$22,868.97	$1,510,181.71
Spore, Julie Linn	2021	$500,000.00	$50,000.00	$92,500.00	$123,779.32	$17,803.72	$784,083.04
SVP & Chief Risk Officer	2022	$525,000.00	$75,000.00	$198,625.00	$108,154.85	$42,860.74	$949,640.59
	2023	$525,000.00	$99,996.95	$167,958.00	$169,967.02	$53,710.74	$1,016,632.71
Gerst, Bonnie	2021	$310,000.08	$0.00	$118,000.00	$182,369.67	$9,417.26	$619,787.01
President, Financial Assets	2022	$387,916.70	$11,914.69	$255,750.00	$177,958.46	$12,340.68	$845,880.53
	2023	$450,000.00	$49,995.89	$315,740.00	$130,156.58	$13,271.79	$959,164.26

(1)	Represents the amount earned in base salary each fiscal year (cash only and does NOT include fixed shares).
(2)	Represents the intended dollar value of the fixed shares the employee would receive at the beginning of the plan year. Actual values vary by share price and would not vest for 3 years.
(3)	Represents the cash amounts paid from either the Transamerica Bonus Plan, Identified Staff Plan, or the MRT Plan.
(4)	Represents any share equity which vested (and became taxable to the employee) during each fiscal year. Does not include vesting of fixed shares since they are included in (2).
(5)

Represents all other taxable compensation received by the employee for each fiscal year such as other cash bonuses, perquisites, etc. PLUS company match dollars for 401k and non-qualified deferred comp plans.

Grants of Plan-Based Awards

The following table summarizes the estimated payouts under the grants made to the NEOs in 2023 under our equity or incentive plans.

Name	Type of Award	Threshold ($)	Target ($)	Maximum ($)
Keppler, Matthew Paul	Fixed Shares	$299,996.02	$299,996.02	$299,996.02
	MRT Shares	$439,998.47	$879,996.94	$1,319,995.41
Ohl, Jamie	Fixed Shares	$349,997.08	$349,997.08	$349,997.08
	MRT Shares	$619,998.66	$1,239,997.33	$1,859,995.99
Eckman, Philip Sherman	Fixed Shares	$174,995.96	$174,995.96	$174,995.96
	MRT Shares	$389,999.99	$779,999.99	$1,169,999.98
Giovanni, Christopher	Fixed Shares	$169,999.47	$169,999.47	$169,999.47
	MRT Shares	$295,999.35	$591,998.69	$887,998.04
Spore, Julie Linn	Fixed Shares	$99,996.95	$99,996.95	$99,996.95
	MRT Shares	$129,999.14	$259,998.27	$389,997.41
Bonnie Gerst	Fixed Shares	$49,995.89	$49,995.89	$49,995.89
	MRT Shares	$199,999.07	$399,998.14	$599,997.21

Option Exercises and Stock Vested Table

The following table summarizes the number and value of stock awarded that vested to NEOs as of year-ending December 31, 2023.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Keppler, Matthew Paul	0	$0.00
Ohl, Jamie	176,309	$808,447.29
Eckman, Philip Sherman	0	$0.00
Giovanni, Christopher	82,831	$379,813.27
Spore, Julie Linn	48,060	$220,374.32
Bonnie Gerst	28,385	$130,156.58

(1)	Represents shares vested and value realized upon vesting in 2023.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number and value of stock awards awarded but not yet vested to NEOs as of year-ending December 31, 2023.

Name	Number of Shares or Units of Stock That Have Not Yet Vested (#)(1)	Estimated Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(1)
Keppler, Matthew Paul	526,637	$3,033,429.12
Ohl, Jamie	996,778	$5,741,441.28
Eckman, Philip Sherman	501,436	$2,888,271.36
Giovanni, Christopher	570,845	$3,288,067.20
Spore, Julie Linn	251,028	$1,445,921.28
Bonnie Gerst	249,197	$1,435,374.72

(1)	Represents unvested shares and market value of those unvested shares as of December 31, 2023.

Nonqualified Deferred Compensation

The following table shows the Nonqualified Deferred Compensation plans as of year-ending December 31, 2023.

Name	Plan Name(1)	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)	Aggregate earnings/ credits in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Keppler, Matthew Paul	NQDC Plan	$55,575.00	$44,460.00	$30,064.00	$0.00	$197,557.00
Ohl, Jamie	NQDC Plan	$232,889.00	$60,956.00	$11,784.00	$0.00	$418,891.00
Eckman, Philip Sherman	NQDC Plan	$63,849.00	$36,485.00	$390,707.00	$0.00	$3,403,259.00
Giovanni, Christopher	NQDC Plan	$22,563.00	$18,050.00	$7,538.00	$0.00	$77,725.00
Spore, Julie Linn	NQDC Plan	$118,163.00	$18,660.00	$112,367.00	$0.00	$1,184,246.00
Bonnie Gerst	NQDC Plan	$0.00	$0.00	$4,714.00	$0.00	$111,877.00

(1)	NQDC Plan replaced the EPS Plan on 1/1/2005. Aggregate earnings in last fiscal year and Aggregate balance at last fiscal year end includes the NQDC and EPS Plans.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments that would have been made to the NEOs, assuming that employment with the Company was terminated on December 31, 2023.

Name	Cash Severance ($)(1)	2023 Non-Equity Incentive Plans ($)(2)	2023 Equity Plans ($)(3)	Total ($)
Keppler, Matthew Paul	$1,100,000.00	$550,000.00	$3,033,429.12	$4,683,429.12
Ohl, Jamie	$1,550,000.00	$775,000.00	$5,741,441.28	$8,066,441.28
Eckman, Philip Sherman	$975,000.00	$487,500.00	$2,888,271.36	$4,350,771.36
Giovanni, Christopher	$740,000.00	$370,000.00	$3,288,067.20	$4,398,067.20
Spore, Julie Linn	$650,000.00	$173,290.00	$1,445,921.28	$2,269,211.28
Bonnie Gerst	$836,000.00	$668,800.00	$1,435,374.72	$2,940,174.72

(1)	Amount is equal to annual base (cash) salary plus 2023 fixed share amount as of 12/31/2023.
(2)	Equal to MRT cash bonus at target for 2023 plan year (no performance results applied). Bonus percentage retrieved from Workday.
(3)

All earned but unvested shares as of 12/31/2023 valued at year-end share price of $5.76 for plan years 2022 and prior. Also includes 2023 MRT plan year share values at target (no performance results applied). All Fixed Shares and Sign-on Shares are included.

Details Regarding Retirement Plans

The following table shows years of credited service, the PV of the accumulated benefits and payments made for the Company’s qualified and non-qualified retirement plans for the year ending December 31, 2023.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Matt Keppler	ASRP	2	$28,510.00	$0.00
	EERP	3	$42,434.00	$0.00
	Qualified	3	$22,723.00	$0.00
Jamie Ohl	ASRP	2	$28,064.00	$0.00
	EERP	2	$19,859.00	$0.00
	Qualified	2	$17,740.00	$0.00
Phil Eckman	ASRP	2	$89,690.00	$0.00
	EERP	27.14	$1,480,204.00	$0.00
	Qualified	27.14	$978,163.00	$0.00
Chris Giovanni	ASRP	2.18	$14,917.00	$0.00
	EERP	2.18	$8,646.00	$0.00
	Qualified	2.18	$17,638.00	$0.00
Julie Spore	ASRP	5	$187,443.00	$0.00
	EERP	30	$80,890.00	$0.00
	Qualified	30	$428,509.00	$0.00
Bonnie Gerst	ASRP	1.24	$30,247.00	$0.00
	EERP	23.19	$523,153.00	$0.00
	Qualified	23.19	$759,263.00	$0.00

ASRP = Transamerica Supplemental Retirement Plan

EERP = Transamerica Employee Excess Restoration Plan

Qualified = Transamerica Pension Plan

Median Compensated Employee

In 2023, we determined the median compensated employee by collecting compensation data for all full-time, part-time, and temporary employees, employed by the Company as of December 31, 2023. We selected December 31, 2023 as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient manner and it aligns with the methodology used in the other compensation-based disclosures above. As of December 31, 2023, our employee population consisted of 6,520 individuals. Based on this criteria:

•	The annual total compensation of the median employee (other than Ms. Ohl, the “Median Employee”) was $82,579.

•	Ms. Ohl’s annual total compensation, as reported in the Total Compensation column of the 2023 Summary Compensation Table, was $3,294,225.

•	Based on this information, the ratio of the annual total compensation of Ms. Ohl to the annual total compensation of the Median Employee is estimated to be approximately 40 to 1.

Director Compensation

During 2023, all directors of the Company were also employees of the Company and did not receive additional compensation for their services as directors.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The Company is a wholly-owned subsidiary of Commonwealth General Corporation (CGC). None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock. There are no anticipated changes in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedures

Related party transactions may include those transactions that involve any transaction or series of transactions in which the Company or a subsidiary is a participant, involving an amount in excess of $120,000, and involving a related party who has a direct or indirect material interest. Under SEC rules, a related party is a director, executive officer, beneficial owner of more than 5% of our common stock or immediate family member of any of the foregoing.

The Company maintains a Code of Conduct (the “Code”) and Business Conduct Policy and Procedures (the “Policy”) that obligate directors, officers, and employees to promote at all times the best interests of the Company. The Policy provides that business should be “conducted honestly with integrity and transparency, in accordance with the Code of Conduct and the Company’s conduct policies, and the letter and spirit of the law.” A conflict of interest may arise if competing professional or personal obligations or financial interests prevent directors, officers, and employees from carrying out their duties in an open and even-handed manner. All transactions involving legal entities and related parties must be reported in accordance with the Code of Conduct and the Business Conduct Policy.

The Company has not entered into a reportable related party transaction based on the SEC definition outlined above during the last three fiscal years.

Relationships and Related Party Transactions Involving its Affiliates

The Company, along with its parent company, has established approval and escalation thresholds for certain business transactions by various risk or management committees and/or boards, and this includes transactions with related parties. If a transaction involving the Company and a related party meets those thresholds, it must be approved by the applicable committees and/or boards prior to execution. Any significant transactions within Transamerica will go through the governance channels of the organization. This can include risk committees, the Transamerica Executive Board and/or Transamerica Management Board, and/or the board of directors of the Company.

The Company has entered into agreements with affiliates and subsidiaries as a part of its ongoing operations whereby material transactions occur on a recurring basis according to the terms of the agreement(s). These agreements, which are in writing, include cost sharing, tax sharing, investment management, real estate management, reinsurance, and administrative services. Any agreement that utilizes allocation methodology to allocate expenses to related parties is performed in accordance with Statements of Statutory Accounting Principles (SSAP) Number 70, Allocation of Expenses. See note 13 in the audited financial statements for further discussion of related party transactions.

AUDITOR UPDATE

Aegon LTD, Transamerica’s indirect parent, was subject to European regulations prior to the entity being redomiciled in Bermuda during 2023. These regulations required Aegon LTD to change auditors periodically. Accordingly, Transamerica Corporation has conducted a ‘request for proposal’ process with two major accounting firms for the annual independent audit of Transamerica Corporation and its subsidiaries and registered separate accounts. This has resulted in a change in independent auditor beginning in 2024.

On June 1, 2023, Transamerica Corporation’s Audit Committee appointed Ernst & Young, LLP as its independent auditor to audit the financial statements of Transamerica Corporation and certain of its subsidiaries, including, Transamerica Life Insurance Company and certain of its subsidiaries and their separate accounts for the fiscal year ending December 31, 2024. On or about June 1, 2023, Transamerica Corporation notified PricewaterhouseCoopers that its services as independent auditor will cease upon completion of the annual audits for itself and certain subsidiaries, including Transamerica Life Insurance Company, certain of its subsidiaries and their separate accounts for the fiscal year ending December 31, 2023.

With regard to Transamerica Life Insurance Company, no disagreements arose during the twenty-four (24) months preceding the termination of PricewaterhouseCoopers or during any subsequent period relating to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or compliance with applicable rules of the Securities and Exchange Commission (SEC), which issues, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to disagreements in its reports for the fiscal years ended December 31, 2023, 2022, and 2021. PricewaterhouseCoopers’ reports for the fiscal years ended December 31, 2023, 2022, and 2021 did not contain any adverse opinions or a disclaimer of opinions and were not qualified or modified as to uncertainties, audit scope, or accounting principles. In addition, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K during fiscal years ended December 31, 2023, 2022, and 2021 and the subsequent interim period. Transamerica Life Insurance Company provided a copy of this disclosure to PricewaterhouseCoopers for its review and requested that PricewaterhouseCoopers provide the Company with a letter addressed to the SEC stating whether PricewaterhouseCoopers agrees with the statements made by the Company in this section. A copy of that letter, dated April 26, 2024, furnished by PricewaterhouseCoopers in response to that request, is filed as Exhibit 16 to the registration statement filed with the SEC.

For the two most recent fiscal years, and any subsequent interim period prior to engaging Ernst & Young, LLP, Transamerica Life Insurance Company did not consult with Ernst & Young, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Transamerica Life Insurance Company, and Ernst & Young, LLP did not provide either a written report or oral advice to Transamerica Life Insurance Company that was an important factor considered by Transamerica Life Insurance Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDITED FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 2023

[TO BE ADDED BY AMENDMENT]

UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2024

[TO BE ADDED BY AMENDMENT]

APPENDIX A

INTERIM VALUE CALCULATIONS AND EXAMPLES

INTERIM VALUE FORMULA

The Interim Value is the value of the Index Account Option, as determined by us, on any Business Day except for the first and last day of the Crediting Period. On any such Business Day, the Interim Value is the amount available from that Index Account Option for withdrawals, Surrender, and the other transactions listed below. The Interim Value is calculated at the end of a Business Day.

The Interim Value for an Index Account Option will generally change each Business Day, and the change may be positive or negative compared to the last Business Day (even when the Index has increased in value). You should understand that the Interim Value for an Index Account Option on a Business Day will not impact your investment in that Index Account Option unless one of the following transactions occurs on that Business Day:

•	A fee or charge is deducted from the Index Account Option;

•	An amount is deducted from the Index Account Option as a result of a withdrawal or Surrender;

•	The Policy is annuitized;

•	The death benefit is paid; or

•	You exercise the Performance Lock feature (that Business Day being the Performance Lock Date).

We calculate the Interim Value Index Credit Rate by using the formula below, which looks to changes in the values of certain financial instruments, including derivative instruments referencing the Index (Option Value) and fixed income instruments (Bond Reference Portfolio Yield). The values of these instruments can be affected by factors such as Index performance, volatility, and interest rates. This formula is designed to produce an estimated fair value for your investment in the Index Account Option on that Business Day.

The Interim Value of the Index Account Option on any Business Day except for the first and last day of the Crediting Period is equal to [(A * (1 + B)) – C], where:

A = the Index Base; and

B = (1) + ((2)*(3)), where:

(1)

is the option rate on any Business Day prior to the end of the Crediting Period. It is determined as [C—D * E], where: C = the Option Value on any Business Day prior to the end of the Crediting Period; D = the Option Value on the first day of the Crediting Period; and E = the calendar days remaining in the Crediting Period divided by the days in the Crediting Period.

(2)

is the bond rate on any Business Day prior to the end of the Crediting Period. It is determined as [(1 + F) –H—(1 + G) –H], where: F = the Bond Reference Portfolio Yield on any Business Day prior to the end of the Crediting Period; G = the Bond Reference Portfolio Yield on the first day of the Crediting Period; and H = the calendar days remaining in the Crediting Period divided by 365.25.

(3)	is 1 minus the calendar days remaining in the surrender charge period divided by the days in the surrender charge period.

C = Accrued Credit Advantage Fees, if applicable

The assets backing the Index Account Option will be invested in a combination of fixed income assets and derivatives in order to provide for the amounts credited. The Interim Value calculation accounts for changes in both of these pieces, with (1) above accounting for changes in the underlying derivatives, and (2) accounting for changes in the underlying fixed income assets. Both (1) and (2) can be either positive or negative depending on the situation. The impact of (3) is to reduce the influence the bond rate has on the interim value during the surrender charge period. This helps to better align interim values with the way we invest. Note that (1) can be negative even if there is positive Index performance because of changes in market variables, such as volatility. The Interim Value is designed to approximate the change in market value of the liability at a given point in time and does not relate directly to the underlying assets and derivative instruments used to manage the risks. Although there may be changes from time to time in the underlying investment strategy, these are not expected to change the calculation.

CALCULATING OPTION VALUE

The Option Values in (1) will be the fair value of hypothetical derivatives that match the policyholder payoff. The derivatives used in the fair value calculation will depend on the upside and downside payoff types the policyholder chooses. All Index Account Option payoffs can be classified as basic or enhanced. The basic options include all Index Account Options other than Best Entry. Best Entry is classified as an enhanced option. The Option Values for both Basic and Enhanced Index Account Options are dependent on the inputted market volatilities, interest rates, and dividends, which will all be provided by a third-party data provider.

For all basic options, the market standard Black Scholes model will be used to find the fair value of the derivatives. For these options, the upside type can be treated as a combination of call options. The downside types can be treated as combinations of put options. The total Option Value is the sum of the upside type derivatives and the downside type derivatives. Please see section “Derivatives Descriptions” below for a definition of each of these derivatives.

For an Index Account Option with Cap and Buffer, the Option Value can be decomposed into two call options and one put option. The call options value the potential for Index gains up to the pre-specified Cap, while the put option values the protection the Buffer provides. The fair value is calculated as:

Fair Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)

For an Index Account Option with Participation and Buffer, the Option Value can be decomposed into a single call option and one put option. The call option values the potential for Index gains using the pre-specified Participation Rate, while the put option values the protection the Buffer provides. The fair value is calculated as:

Fair Value = Participation Rate x (at-the-money call) – (out-of-the-money put)

For the Growth Opportunity Types that are designated as “Credit Advantage,” the Credit Advantage options are valued similarly to the non-Credit Advantage Growth Opportunity Types, but with different parameters.

For Best Entry Enhanced Index Account Options, the payoffs cannot be broken down into vanilla options because the underlying options can be reset based on the Index path over the Crediting Period. The Initial Index Price can be reset if the Index falls below the Best Entry Reset Threshold on any Observation Day(s) based on the Observation Frequency. Because these options are path dependent, there is no applicable closed-form solution like Black-Scholes. These Index Account Options will require the use of more complex methods to price. The Monte Carlo simulation method will be used to price these options. A market standard model that can describe all possible Index move trajectories is calibrated to relevant financial market inputs. The model is used to generate large numbers of possible Index paths. Along each path, the option payout is derived using the simulated Index value. The average of option payouts of all paths is taken as the value of the option. However, once a Best Entry option is beyond the last Observation Day, the Initial Index Value can no longer reset and will become like a portfolio of vanilla options. Only after the last Observation Day has ended can the Best Entry Index Account Option be valued using Black-Scholes. Before the last Observation Day, Best Entry must be valued using the Monte Carlo method mentioned above.

DERIVATIVE DESCRIPTIONS

At-the-money call

The option to buy a position in the Index on the term end date at a strike price equal to the Initial Index Value. On the Crediting Period end date, the option’s value is the maximum of the Final Index Value minus the Initial Index Value and 0.

Out-of-the-money call

The option to buy a position in the Index on the term end date at a strike price greater than the Initial Index Value. On the Crediting Period end date, the option’s value is the maximum of the Final Index Value minus the strike price and 0.

Out-of-the-money put

The option to sell a position in the Index on the term end date at a strike price less than the Initial Index Value. On the term end date, the option’s value is the maximum of the strike price minus the Final Index Value and 0.

Interest Adjustment

The fixed income index used to calculate (2) will be the Bloomberg Barclays US Corporate Index. (2) will not differ by crediting type but will be the same for each segment with identical tenor and term start date. If the Index Value is not published on the Interim Value calculation date, the close price of the previous Business Day will be used. Should the fixed income index be discontinued, Transamerica reserves the right to choose an appropriate replacement.

EXAMPLES

Interim Value Calculations

Several examples of the Interim Value calculation are shown below. These examples assume $100,000 is allocated to a Basic Index Account Option, of which 2% is used by us to buy options. The Crediting Period is assumed to be 3 years as well for the examples, and the initial Bond Reference Portfolio Yield is assumed to be 2%.

The first example illustrates the calculation at the start of the period, prior to any economic changes. As expected, the Interim Value is equal to the initial $100,000 allocation.

Example 2 shows what happens when the Option Value increases. One of the primary reasons that this would occur would be the situation where the underlying Index has increased in value, however there could be other reasons, e.g., due to changes in volatility, interest rates, etc. This example also assumes that there is one year remaining. As expected, the increase in Option Value leads to an Interim Value that is higher than the original $100,000 allocation.

Example 3 is similar to Example 2 except it shows the situation where the Option Value has decreased, and also there is more time left. As expected, the Interim Value declines in this situation due to the decline in option values.

Example 4 illustrates what happens when the Bond Reference Portfolio Yield increases 2%. In this case, the underlying fixed income asset values decrease, but the Interim Value increases due to the grading factor which reduces the influence of the bond rate on the Interim Value.

	Example 1	Example 2	Example 4	Example 4
Initial Allocation	100,000	100,000	100,000	100,000
C = current Option Value	2.00%	4.00%	-5.00%	2.00%
D = Option Value on first day of Crediting Period	2.00%	2.00%	2.00%	2.00%
Length of crediting period (calendar days):	1,095	1,095	1,095	1,095
# of days calendar days remaining:	1,095	365	730	730
E = ratio	1.00000	0.33333	0.66667	0.66667
Bond Reference Portfolio Yield
F = Current day	2%	2%	2%	4%
G = First day of Crediting Period	2%	2%	2%	2%
H = Calendar Days remaining/365.25	2.9979	0.9993	1.9986	1.9986
Length of surrender charge period (calendar days):	2,190	1,460	1,825	1,825
# of days (calendar days) in surrender charge period:	2,190	2,190	2,190	2,190
(1)	—	0.03333	(0.06333)	0.00667
(2)	—	—	—	(0.03659)
(3)		0.33330	0.16667	0.16667
A = Index Base	100,000	100,000	100,000	100,000
B =	—	0.03333	(0.06333)	0.00057
Interim Value	100,000	103,333	93,667	100.057

Option Value Calculations

The following examples show how the Option Value can change in a Crediting Period. For all these examples, assume investment in a Basic Index Account Option, the Crediting Period is 3 years, the Index is S&P 500® Index with Initial Index Value = 3,000, the Cap Rate is 50%, and the Buffer Rate is 15%. For each example, note that the volatility will vary depending on the option being valued, however the volatility is assumed to be the same within each of these examples for simplicity.

Example 5 shows the Option Value at the start of the Term. This is “D” in the Interim Value formula. Please note that there is no Interim Value on the first date of the Crediting Period.

Example 6 shows the Option Value 1 year into the Crediting Period, assuming the Index has fallen -10% since inception. Please note that even though the negative return is less than the buffer, the Option Value adjustment to the Interim Value (shown as (1) in “Interim Value Formula”) is negative.

Example 7 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 0.33%.

Example 8 shows the Option Value 2 years into the Crediting Period, assuming the Index return is 13.33%.

	Example 5	Example 6	Example 7	Example 8
Current Index Level	3,000	2,700	3,010	3,400
Index Return	0%	-10%	0.33%	13.33%
Volatility	20%	35%	10%	15%
Interest Rate	0.50%	0.45%	0.60%	0.55%
Dividend	1.00%	0.50%	1.50%	1.30%
Time Remaining	3	2	1	1
At-the-money call option (a)	12.72%	15.34%	3.67%	12.68%
Out-of-the-money call option(b)	2.24%	4.84%	0.00%	0.18%
More out-of-the-money put option (c)	6.87%	16.24%	0.23%	0.15%
Option Value(e) = a – b – c	3.61%	-5.74%	3.44%	12.35%
Option rate	N/A	-8.15%	2.23%	11.14%

APPENDIX B

ADDITIONAL EXAMPLES FOR INDEX ACCOUNT OPTIONS

The examples in this appendix are intended to help you further understand how your gains and losses will be calculated before the end of a Crediting Period and at the end of the Crediting Period. They are also intended to help you further understand how certain events, such as withdrawals and fees taken from an Index Account Option before the end of its Crediting Period, can negatively impact the value of an investment.

The examples in this appendix are organized as follows:

1.	Under “Growth Opportunity Types in Rising Markets,” the example helps show how an investment in an Index Account Option could be impacted by a rising market.

2.	Under “Buffer in Falling Markets,” the example helps show how an investment in an Index Account Option could be impacted by a falling market.

3.

Under “Basic Index Account Option in Volatile Market,” the examples help show how volatile markets can impact an investment in a Basic Index Account. These examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

4.

Under “Best Entry Index Account Option in Rising and Falling Market,” the examples help show how a rising or falling market can impact an investment in a Best Entry Enhanced Index Account Option. These examples also show how a Credit Advantage Cap (which involves an additional fee) can impact your investment.

5.

Under “Credit Advantage Cap and Buffer in Volatile Market,” the examples help show how volatile markets can impact an investment with Credit Advantage Cap (which involves an additional fee) and Buffer as part of the example. Likewise, these examples also help show how an investment can be negatively impacted by transactions (including withdrawals and fees and charges) that are processed based on Interim Values and by negative adjustments to an Index Base.

1. GROWTH OPPORTUNITY TYPES IN RISING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a positive Index change. These examples assume that you allocate $100,000 to the Basic Index Account Option Growth Opportunity Types as illustrated below. We also assume there are no withdrawals, no Credit Advantage Fees, and no GMDB rider fees. All illustrated values are hypothetical.

	Cap	Participation
Initial Index Value	1,000	1,000
Interim Value Index Credit Rate at 6 months	5%	5%
Interim Value at 6 months	$100,000.00 * (1 + 5%) = $105,000.00	$100,000.00 * (1 + 5%) = $105,000.00
Final Index Value	1,100	1,100
Index Change	(1100 / 1000) – 1 = +10%	(1100/1000) – 1 = +10%
Applicable Growth Opportunity Type Rate	8% Cap Rate	110% Participation Rate Growth Opportunity Rate
Applied	Lesser of 10% or 8% = +8%	10% * 110% = +11%
Interest Credited	$100,000 * +8% = +$8,000.00	$100,000 * +11% = +$11,000.00 Index Account Option Value at
Index Account Option Value at the end of a 1-year Crediting Period	$100,000.00 + $8,000.00 = $108,000.00	$100,000.00 + $11,000.00 = $111,000.00

2. BUFFER IN FALLING MARKETS

These examples are intended to show you Index Account Option values at the end of a one-year Crediting Period assuming a negative Index change. These examples assume that you allocate $100,000 to a Basic Index Account Option with a Buffer Rate of 10% as illustrated below. We also assume there are no withdrawals, no Credit Advantage Fees, and no GMDB rider fees. All illustrated values are hypothetical.

Buffer
Initial Index Value	1000
Interim Value Index Credit Rate at 6 months	-10%
Interim Value at 6 months	$100,000.00 * (1 + -10%) = $90,000.00
Final Index Value	800
Index Change	(800 / 1000) – 1 = -20%
Applicable Buffer Rate	10%
Buffer Rate Applied	Lesser of 0% or (-20% + 10%) = -10%
Interest Credited	$100,000.00 * -10% = -10,000.00
Index Account Option Value at the end of a 1-year Crediting Period	$100,000.00—$10,000.00= $90,000.00

3. BASIC INDEX ACCOUNT OPTION IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and GMDB rider fees to Index Account Option values, assuming both positive and negative Index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to a Basic Index Account Option with a Cap Rate of 10% and a Buffer Rate of 10%. They assume that the Cap was not designated as Credit Advantage. They assume an optional GMDB rider was elected with an applicable fee percentage of 0.50%. They also assume surrender charges and GMDB rider fees are applied as illustrated below. All illustrated values are hypothetical.

Initial Index Value	1000
Initial Index Base	$100,000.00
Initial GMDB Benefit Base	$100,000.00
At 3 months - Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Rider Fee and withdrawal	$100,000.00 * (1 + 5%) = $105,000.00
At 3 months - GMDB Rider Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Index Base after GMDB Rider Fee and prior to withdrawal	$100,000.00 - ($100,000.00 * ($125.00 / $105,000.00)) = $99,880.95
At 3 months - Interim Value after GMDB Rider Fee and prior to withdrawal	$99,880.95 * (1 + 5%) = $104,875.00

At 3 months - GMDB Benefit Base after GMDB Rider Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge Free Amount prior to withdrawal	10% * $100,000.00 = $10,000.00
At 3 months - Net Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $10,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Index Base after withdrawal	$99,880.95 - ($99,880.95 * ($5,000.00 / $104,875.00)) = $95,119.05
At 3 months - Interim Value after withdrawal	$99,880.95 * (1 + 5%) = $99,875.00
At 3 months - GMDB Benefit Base after withdrawal	$100,000.00 - ($104,875.00 * $5,000.00 / $104,875.00) = $95,000.00
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value prior to GMDB Rider Fee	$95,119.05 * (1 + -1%) = $94,167.86
At 6 months - GMDB Rider Fee	$95,000.00 * 0.50% / 4 = $118.75
At 6 months - Index Base after GMDB Rider Fee	$95,119.05 - ($95,119.05 * ($118.75 / $94,167.86)) = $94,999.10
At 6 months - Interim Value after GMDB Rider Fee	$94,999.10 * (1 + -1%) = $94,049.11
At 6 months - GMDB Benefit Base after GMDB Rider Fee	$95,000.00
At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,999.10
At 8 months - Interim Value prior to withdrawal	$94,999.10 * (1 = -20%) = $75,999.28
At 8 months - GMDB Benefit Base prior to withdrawal	$95,000.00
At 8 months - Surrender Charge Free Amount prior to withdrawal	$10,000.00 - $5,000.00 = $5,000.00
At 8 months - Net Withdrawal Amount	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $5,000.00 = $8,000.00
At 8 months - Surrender Charge applied to withdrawal	$8,000.00 / (1- 8%) - $8,000.00 = $695.65
At 8 months - Index Base after withdrawal	$94,999.10 - ($94,999.10 * ($13,695.65 / $75,999.28)) = $77,879.54
At 8 months - Interim Value after withdrawal	$77,879.54 * (1 + -20%) = $62,303.63
At 8 months - GMDB Benefit Base after withdrawal	$95,000.00 - ($95,000.00 * $13,695.65 / $75,999.28)) = $77,880.28
At 9 months - Interim Value Index Credit Rate	10%
At 9 months - Interim Value prior to GMDB Rider Fee	$77,879.54 * (1 + 10%) = $85,667.49
At 9 months - GMDB Rider Fee	$77,880.28 * 0.50% / 4 = $97.35
At 9 months - Index Base after GMDB Rider Fee	$77,879.54 - ($77,879.54 * ($97.35 / $85,667.49)) = $77,791.04
At 9 months - Interim Value after GMDB Rider Fee	$77,791.04 * (1 + 10%) = $85,570.14
At 9 months - GMDB Benefit Base after GMDB Rider Fee	$77,880.28
At 12 months - Final Index Value	950
At 12 months - Index Change	(950 / 1000) - 1 = -5%
At 12 months - Applicable Cap Rate and Buffer Rate	Cap Rate 10%; Buffer Rate 10%
At 12 months - Buffer Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,791.04 * 0% = $0.00
At 12 months - Index Account Option Value prior to GMDB Rider Fee	$77,791.04
At 12 months - GMDB Rider Fee	$77,880.28 * 0.50% / 4 = $97.35
At 12 months - GMDB Benefit Base after GMDB Rider Fee	$77,880.28
Index Account Option Value at the end of a 1-year Crediting Period	$77,791.04 - $97.35 = $77,693.69

B-4

4. BEST ENTRY INDEX ACCOUNT OPTION IN RISING AND FALLING MARKET

These examples are intended to show you Index Account Option values at the end of a six-year Crediting Period. These examples assume that you allocate $100,000 to a Best Entry Index Account Option with a Cap Rate of 9% and a Buffer Rate of 10%. They assume that the Cap was designated as Credit Advantage and has an annualized Credit Advantage Fee percentage of 1.25%. They assume that the standard death benefit was elected, and that there have been no withdrawals. All illustrated values are hypothetical.

The following other values will be applied to this example:

Best Entry Reset Threshold = -5%

Best Entry Reset Maximum = -20%

Observation Frequency = Monthly

Number of Observation Day(s) = 6, observed on the 1st of each month for 6 months

	Best Entry Index Account Option Values (Index Value increase at end of Crediting Period)	Best Entry Index Account Option Values (Index Value decrease at end of Crediting Period)
Initial Index Value	1000	1000
Initial Index Base	$100,000.00	$100,000.00
Credit Advantage Fee Amount	$100,000.00 * (1.25% * 6) = $7,500.00	$100,000.00 * (1.25% * 6) = $7,500.00
Index Value on Day 1 of Month 1	1025 - Because the 1025 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	980 - Because the 980 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 1 of Month 2	975 - Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	975 - Because the 975 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 1 of Month 3	960 - Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	960 - Because the 960 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 1 of Month 4	900 - Because the 900 Index Value does represent a 5% or greater decrease versus the Initial Index Value but is not below the Best Entry Reset Minimum Value, the Initial Index Value is reset to 900.	950 - Because the 950 Index Value does represent a 5% or greater decrease versus the Initial Index Value but is not below the Best Entry Reset Minimum Value, the Initial Index Value is reset to 950.
Index Value on Day 1 of Month 5	965 - Because the 965 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	965 - Because the 965 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Index Value on Day 1 of Month 6	970 - Because the 970 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.	970 - Because the 970 Index Value does not represent a 5% or greater decrease versus the Initial Index Value, the Initial Index Value is not reset.
Accrued Credit Advantage Fee at 3.5 years	($0.00 + (($7,500.00 - $0.00) * (1278 / 2190))) = $4,376.71	($0.00 + (($7,500.00 - $0.00) * (1278 / 2190))) = $4,376.71

Interim Value Index Credit Rate at 3.5 years	5%	-10%
Interim Value at 3.5 years	$100,000.00 * (1 + 5%) - $4,376.71 = $100,623.29	$100,000.00 * (1 + -10%) - $4,376.71 = $85,623.29
Final Index Value	990	760
Index Change	(990 / 900) - 1 = 10%	(760 / 950) - 1 = -20%
Applicable Cap Rate and Buffer Rate	Cap Rate 9%; Buffer Rate 10%	Cap Rate 9%; Buffer Rate 10%
Cap Rate Applied	Lesser of 10% or 9% = 9%	N/A
Buffer Rate Applied	N/A	Lesser of 0% or (-20% + 10%) = -10%
Interest Credited	$100,000.00 * 9% = $9,000.00	$100,000.00 * -10% = -$10,000.00
Index Account Option Value prior to Credit Advantage Fee	$100,000.00 + $9,000.00 = $109,000.00	$100,000.00 - $10,000.00 = $90,000.00
Remaining Credit Advantage Fee to be assessed	$7,500.00	$7,500.00
Index Account Option Value at the end of a 6 -year Crediting Period	$109,000.00 - $7,500.00 = $101,500.00	$90,000.00 - $7,500.00 = $82,500.00

5. CREDIT ADVANTAGE CAP AND BUFFER IN VOLATILE MARKET

These examples are intended to show you the impact of withdrawals and GMDB rider fees to Index Account Option values, assuming both positive and negative Index changes, during a one-year Crediting Period. These examples assume that you allocate $100,000 to a Basic Index Account Option with a Cap Rate of 15% and a Buffer Rate of 10%. They assume that the Cap was designated as Credit Advantage and has an annualized Credit Advantage Fee percentage of 1.25%. They assume the optional GMDB rider was elected with an applicable fee percentage of 0.50%. They also assume surrender charges, Credit Advantage Fees, and GMDB rider fees are applied as illustrated below. All illustrated values are hypothetical.

Initial Index Value	1000
Initial Index Base	$100,000.00
Initial GMDB Benefit Base	$100,000.00
Credit Advantage Fee Amount	$100,000.00 * (1.25% * 1) = $1,250.00
At 3 months - Accrued Credit Advantage Fee	($0.00 + (($1,250.00 - $0.00) * (91 / 365))) = $311.64
At 3 months - Interim Value Index Credit Rate	5%
At 3 months - Interim Value prior to GMDB Rider Fee and withdrawal	$100,000.00 * (1 + 5%) - $311.64 = $104,688.36
At 3 months - GMDB Rider Fee	$100,000.00 * 0.50% / 4 = $125.00
At 3 months - Index Base after GMDB Rider Fee and prior to withdrawal	$100,000.00 – ($100,000.00 * ($125.00 / ($104,688.36 + $311.64))) = $99,880.95
At 3 months - Interim Value after GMDB Rider Fee and prior to withdrawal	$99,880.95 * (1 + 5%) - $311.64 = $104,563.36
At 3 months - GMDB Benefit Base after GMDB Rider Fee and prior to withdrawal	$100,000.00
At 3 months - Surrender Charge-Free Amount prior to withdrawal	10% * $100,000.00 = $10,000.00
At 3 months - Net Withdrawal Amount	$5,000.00
At 3 months - Withdrawal Amount subject to Surrender Charge	$5,000.00 is less than $10,000.00, so no surrender charges would apply
At 3 months - Surrender Charge applied to withdrawal	$0.00
At 3 months - Credit Advantage Fee assessed for withdrawal	($1,250.00 * ($5,000.00 / $104,563.36)) = $59.77
At 3 months - Accrued Credit Advantage Fee after Fee assessed for withdrawal	$311.64 - $59.77 = $251.87

At 3 months - Remaining Credit Advantage Fee after Fee assessed for withdrawal	$1,250.00 - $59.77 = $1190.23
At 3 months - Index Base after withdrawal and Credit Advantage Fee	$99,880.95 - ($99,880.95 * ($5,059.77 / ($104,563.36 + $311.64))) = $95,062.12
At 3 months - Interim Value after withdrawal and Credit Advantage Fee	$95,062.12 * (1 + 5%) - $251.87 = $99,563.36
At 3 months - GMDB Benefit Base after withdrawal and Credit Advantage Fee	$100,000.00 - ($104,563.36 * $5,059.770 / $104,563.36) = $94,940.23
At 6 months - Accrued Credit Advantage Fee	($251.87 + (($1,190.23 - $251.87) * (92 / 274))) = $566.94
At 6 months - Interim Value Index Credit Rate	-1%
At 6 months - Interim Value prior to GMDB Rider Fee	$95,062.12 * (1 + -1%) – $566.94 = $93,544.56
At 6 months - GMDB Rider Fee	$94,940.23 * 0.50% / 4 = $118.68
At 6 months - Index Base after GMDB Rider Fee	$95,062.12 – ($95,062.12 * ($118.68 /($93,544.56 + $566.94))) = $94,942.24
At 6 months - Interim Value after GMDB Rider Fee	$94,942.24 * (1 + -1%) - $566.94 = $93,425.88
At 6 months - GMDB Benefit Base after GMDB Rider Fee	$94,940.23
At 8 months - Accrued Credit Advantage Fee	($251.87 + (($1,190.23 – $251.87) * (153 / 274))) = $775.84
At 8 months - Interim Value Index Credit Rate	-20%
At 8 months - Index Base prior to withdrawal	$94,942.24
At 8 months - Interim Value prior to withdrawal	$94,942.24 * (1 + -20%) – $775.84 = $75,177.95
At 8 months - GMDB Benefit Base prior to withdrawal	$94,940.23
At 8 months - Surrender Charge Free Amount prior to withdrawal	$10,000.00 - $5,000.00 = $5,000.00
At 8 months - Net Withdrawal Amount	$13,000.00
At 8 months - Withdrawal Amount subject to Surrender Charge	$13,000.00 - $5,000.00 = $8,000.00
At 8 months - Surrender Charge applied to withdrawal	$8,000.00 / (1- 8%) - $8,000.00 = $695.65
At 8 months - Credit Advantage Fee assessed for withdrawal	($1,190.23 * ($13,695.65 / $75,177.95)) = $216.83
At 8 months - Accrued Credit Advantage Fee after Fee assessed for withdrawal	$775.84 – $216.83= $559.01
At 8 months - Remaining Credit Advantage Fee after Fee assessed for withdrawal	$1,190.23 – $216.83 = $973.40
At 8 months - Index Base after withdrawal	$94,942.24 – ($94,942.24 * ($13,912.48 / ($75,177.95 + $775.84))) = $77,551.64
At 8 months - Interim Value after withdrawal	$77,551.64 * (1 + -20%) – $559.01 = $61,482.30
At 8 months - GMDB Benefit Base after withdrawal	$94,940.23 – ($94,940.23 * ($13,912.48 / $75,177.95)) = $77,370.53
At 9 months - Accrued Credit Advantage Fee	($559.01+ (($973.40 – $559.01) * (30 / 122))) = $660.91
At 9 months - Interim Value Index Credit Rate	10%
At 9 months - Interim Value prior to GMDB Rider Fee	$77,551.64 * (1 + 10%) - $660.91 = $84,645.89
At 9 months - GMDB Rider Fee	$77,370.53 * 0.50% / 4 = $96.71

At 9 months - Index Base after GMDB Rider Fee	$77,551.64 – ($77,551.64 * ($96.71/ ($84,645.89 + $660.91))) = $77,463.72
At 9 months - Interim Value after GMDB Rider Fee	$77,463.72 * (1 + 10%) – $660.91 = $84,549.18
At 9 months - GMDB Benefit Base after GMDB Rider Fee	$77,370.53
At 12 months - Final Index Value	950
At 12 months - Index Change	(950 / 1000) - 1 = -5%
At 12 months - Applicable Cap Rate and Buffer Rate	Cap Rate 15%; Buffer Rate 10%
At 12 months - Buffer Rate Applied	Lesser of 0% or (-5% + 10%) = 0%
At 12 months - Interest Credited	$77,463.72 * 0% = $0.00
At 12 months - Index Account Option Value prior to GMDB Rider Fee and Credit Advantage Fee	$77,463.72
At 12 months - GMDB Rider Fee	$77,370.53 * 0.50% / 4 = $96.71
At 12 months - Index Account Option Value after GMDB Rider Fee and prior to Credit Advantage Fee	$77,463.72 – $96.71= $77,367.01
At 12 months - GMDB Benefit Base after GMDB Rider Fee	$77,370.53
At 12 months - Remaining Credit Advantage Fee to be assessed	$973.40
Index Account Option Value at the end of a 1-year Crediting Period	$77,367.01 – $973.40 = $76,393.61

APPENDIX C

REDUCTION TO GUARANTEED MINIMUM DEATH BENEFIT FOR WITHDRAWALS UNDER GMDB RIDER

Adjusted Withdrawals. If the GMDB rider is part of your Policy, and you take a withdrawal, then your guaranteed minimum death benefit is reduced by an amount called the adjusted withdrawal. The amount of the reduction depends on the relationship between your death proceeds and Policy Value. The adjusted withdrawal is equal to the gross withdrawal multiplied by the death proceeds immediately prior to the withdrawal divided by the Policy Value immediately prior to the withdrawal.

The formula is AW = DP x (GW/PV) where:

AW is the adjusted withdrawal

DP is the death proceeds prior to the withdrawal = greater of PV or GMDB

GW is the gross withdrawal

PV is the Policy Value prior to the withdrawal

GMDB is the guaranteed minimum death benefit prior to the withdrawal

The following examples describe the effect of a withdrawal on the guaranteed minimum death benefit and Policy Value.

Example 1: Death Proceeds Greater than Policy Value

Assumptions:

GMDB = $75,000

PV = $50,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$50,000) = $23,241

Reduction in guaranteed minimum death benefit	= $	23,241
Summary:
Reduction in Policy Value	= $	15,494
New guaranteed minimum death benefit amount	= $	51,759
New Policy Value (after withdrawal)	= $	34,506

The guaranteed minimum death benefit is reduced more than the Policy Value because the guaranteed minimum death benefit was greater than the Policy Value immediately prior to the withdrawal.

Example 2: Death Proceeds Equal to Policy Value

Assumptions:

GMDB = $50,000

PV = $75,000

DP = $75,000

GW = $15,494

AW = $75,000 x ($15,494 /$75,000) = $15,494

C-1

Reduction in guaranteed minimum death benefit	= $	15,494
Summary:
Reduction in Policy Value	= $	15,494
New guaranteed minimum death benefit amount	= $	34,506
New Policy Value (after withdrawal)	= $	59,506

The guaranteed minimum death benefit and Policy Value are reduced by the same amount because the Policy Value was greater than the guaranteed minimum death benefit immediately prior to the withdrawal.

These examples are for illustrative purposes only. The purpose of these illustrations is to demonstrate how this feature is calculated using hypothetical values. Your experience will vary based on circumstances at the time of withdraw

C-2

APPENDIX D

ADDITIONAL INDEX INFORMATION

S&P 500® INDEX

The S&P 500® Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Transamerica Life Insurance Company (TLIC). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx®, and CDX® are trademarks of S&P Global Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TLIC. It is not possible to invest directly in an index. Transamerica Structured Index Advantage® Annuity are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured Index Advantage® Annuity or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured Index Advantage® Annuity particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to TLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TLIC or the Transamerica Structured Index Advantage® Annuity. S&P Dow Jones Indices have no obligation to take the needs of TLIC or the owners of Transamerica Structured Index Advantage® Annuity into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing, or trading of Transamerica Structured Index Advantage® Annuity. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor, commodity trading advisor, commodity pool operator, broker dealer, fiduciary, promoter (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. §77k(a), or tax advisor. Inclusion of a security, commodity, crypto currency, or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency, or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TLIC, OWNERS OF THE TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED, AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS, OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

FIDELITY WORLD FACTOR LEADERS INDEXSM 0.5% AR

The Fidelity World Factor Leaders IndexSM 0.5% AR (the “Index”) is an equity index, offering exposure to US and Developed non-US companies with attractive valuations, high quality profiles, positive momentum signals and lower volatility than the broader world market and is a product of Fidelity Product Services LLC (“FPS”). Fidelity is a trademark of FMR LLC. The Index has been licensed for use for certain purposes by Transamerica Life Insurance Company (TLIC) on behalf of Transamerica Structured Index Advantage® Annuity. The Index is the exclusive property of FPS and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of TLIC, the Transamerica Structured Index Advantage® Annuity, or the Transamerica Structured Index Advantage® Annuity contract owners. The Transamerica Structured Index Advantage® Annuity is not sold, sponsored, endorsed or promoted by FPS or any other party involved in, or related to, making or compiling the Index.

FPS does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither FPS nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the Transamerica Structured Index Advantage® Annuity contract owner, TLIC, or any member of the public regarding the advisability of purchasing annuities generally or the Transamerica Structured Index Advantage® Annuity particularly, the legality of the Transamerica Structured Index Advantage® Annuity under applicable federal securities, state insurance and tax laws, the ability of the Transamerica Structured Index Advantage® Annuity to track the performance of the Index, any other index or benchmark or general market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by TLIC, the Transamerica Structured Index Advantage® Annuity, Transamerica Structured Index Advantage® Annuity contract owners, or any other person or entity. FPS does not provide investment advice to TLIC with respect to the Transamerica Structured Index Advantage® Annuity, to the Transamerica Structured Index Advantage® Annuity, or to Transamerica Structured Index Advantage® Annuity contract owners. TLIC exercises sole discretion in determining whether and how the Transamerica Structured Index Advantage® Annuity will be linked to the value of the Index. FPS does not provide investment advice to the Transamerica Structured Index Advantage® Annuity, the Transamerica Structured Index Advantage® Annuity contract owners, or any other person or entity with respect to the Index and in no event shall any Transamerica Structured Index Advantage® Annuity contract owner be deemed to be a client of FPS.

Neither FPS nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to TLIC with respect to the Transamerica Structured Index Advantage® Annuity. In the event that the Index is no longer available to the Transamerica Structured Index Advantage® Annuity or Transamerica Structured Index Advantage® Annuity contract owners, TLIC may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

FPS disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. FPS shall have no responsibility or liability with respect to the annuity.

FIRST TRUST EQUITY EDGE INDEXTM

The First Trust Equity Edge IndexTM (price return) (Ticker: FTEQEDGE) (the “Index”) is an adjusted return equity index offering exposure to dividend-paying companies. The index provider of the Index is FT Indexing Solutions LLC.

The daily performance of the Index is reduced by 0.55% annually. Without this adjustment to the return, the performance of the Index over any one year period would be approximately 0.55% higher. While this performance adjustment is not a charge under the Policy, it reduces the performance of the Index and therefore may negatively impact the performance of your Policy if you select an Index Account Option that is linked to the Index.

The Index is comprised of two underlying market indexes. The underlying indexes are assigned equal weightings (i.e., 50%), and the Index is rebalanced quarterly. The Index is calculated without any adjustment for dividends.

The first underlying index is the Nasdaq US Rising Dividend Achievers™ Index (price return) (Ticker: NQDVRIS). This underlying index measures the performance of a selection of securities that have increased their dividend value over the previous three year and five year annual periods. Approximately 50 common stocks comprise this underlying index, and each stock is assigned an equal weighting. This underlying index is reconstituted annually and rebalanced quarterly. The security selection process for this underlying index begins by identifying securities that are eligible for inclusion. To be eligible, a security must be among the top 1,000 securities by market capitalization (after removing ineligible security types) in the Nasdaq US Benchmark™ Index (Ticker: NQUSB), a broad-based index designed to track the performance of U.S. exchange-listed securities. In addition, a security must have: (i) a three-month average daily traded value of at least $5 million; (ii) paid a dividend in the trailing twelve-month period greater than the dividend paid in the trailing twelve-month period three and five years prior; (iii) a positive earnings per share in the trailing twelve-month period greater than the earnings per share in the trailing twelve-month period three years prior; (iv) a cash to debt ratio greater than 50%; and (v) a trailing twelve-month period payout ratio no greater than 65%. Only one security per issuer is permitted; if an issuer has multiple listed security classes, only the security with the highest three-month average daily traded value may be eligible. Real estate investment trust securities are ineligible. Furthermore, a security will be ineligible if Nasdaq is aware that the issuer or the security will soon undergo a fundamental change, such as entering into a definitive merger or acquisition agreement or other pending arrangement, or a filing of bankruptcy or similar protection from creditors. After identifying the securities that are eligible for inclusion, each eligible security receives a combined ranking based on dollar dividend increase, current dividend yield, and payout ratio. The top 50 securities based on ranking are selected for inclusion in the underlying index, subject to tie-breaker criteria and industry concentration restrictions.

The second underlying index is the Value Line® Dividend Index (price return) (Ticker: VLFVD). This underlying index is designed to track the performance of U.S. listed companies that pay above-average dividends and have the potential for capital appreciation. Its methodology was developed by Value Line, Inc., the index sponsor. The index seeks risk-adjusted performance by incorporating the “Value Line Safety Rank” ranking system. The index is reconstituted and rebalanced monthly. The starting universe from which index constituents are selected is comprised of common stocks, American Depositary Receipts, and Global Depositary Receipts of companies that are listed on the following U.S. exchanges: New York Stock Exchange (NYSE), NASDAQ, NYSE American, NYSE Arca, and Cboe BZX. Securities with a limited partnership, master limited partnership, or registered investment company structure are excluded from the starting universe. At each monthly reconstitution, the securities in the starting universe that meet all of the following criteria are included in the index and equally weighted: (i) a Value Line Safety Rank of either #1 or #2; (ii) a market capitalization of greater than $1 billion; (iii) an indicated dividend yield greater than or equal to the trailing 12-month rolling dividend yield of the S&P 500® (calculated by annualizing the most recent gross dividend); and (iv) a 3-month average daily traded value of greater than $500,000. On a weekly basis, the Value Line Safety Rank ranking system assigns rankings to approximately 1,600 - 1,700 securities based on a security’s price volatility over the last five years with a greater weighting to the most recent one year and the issuer’s financial condition. The ranking system ranges from #1 to #5. Stocks with a Value Line Safety Rank of either #1 or #2, as a group, are ranked as being more stable and presenting less investment risk relative to stocks with a lower Value Line Safety Rank (i.e., Value Line Safety Ranks of #3, #4, or #5).

The First Trust Equity Edge IndexTM is exclusively licensed to Transamerica for use with this Policy. Inquiries regarding this Index, including requests for daily Index Values, should be directed to our Administrative Office.

The First Trust Equity Edge Index (“FTIS Index”) is a product of FT Indexing Solutions LLC (“FTIS”) and is administered and calculated by Bloomberg Index Service Limited and its affiliates (collectively, “BISL”). FIRST TRUST® and FIRST TRUST EQUITY EDGE INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Bloomberg, Transamerica Life Insurance Company, Money Services, Inc. and Transamerica Capital, Inc. (“Transamerica”) in connection with the FTIS Index and the Transamerica Structured Index Advantage® products.

The Nasdaq U.S. Rising Dividend AchieversTM INDEX (“Nasdaq Index”) is a product of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). Nasdaq® and NASDAQ U.S. RISING DIVIDEND ACHIEVERSTM are trademarks of Nasdaq. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Transamerica in connection with the FTIS Index and Transamerica Structured Index Advantage® products.

The Value Line Dividend Index (“Value Line Index”) is a product of Value Line, Inc. (“Value Line”). VALUE LINE® and VALUE LINE DIVIDEND INDEXTM are trademarks of Value Line. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Transamerica in connection with the FTIS Index and Transamerica Structured Index Advantage® products. The FTIS Index is not sponsored, endorsed, recommended, sold or promoted by Value Line and Value Line makes no representation regarding the advisability of investing in the FTIS Index.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. Bloomberg Finance L.P., BISL, and their affiliates (“Bloomberg”) are not affiliated with First Trust. Bloomberg’s relationship to First Trust is only (1) in the licensing of the FIRST TRUST® and FIRST TRUST EQUITY EDGE INDEXTM trademarks and (2) to act as the administrator and calculation agent of the FTIS Index. Bloomberg does not guarantee the timeliness, accurateness, or completeness of the FTIS Index or any data or information relating thereto and shall have no liability in connection with the FTIS Index or any data or information relating thereto.

Transamerica Structured Index Advantage® products is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, Bloomberg, Nasdaq, Value Line, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to Transamerica Structured Index Advantage® products. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Nasdaq Index, or Value Line Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Nasdaq Index, or Value Line Index particularly, or the ability of the FTIS Index, Nasdaq Index, or Value Line Index to track general stock market performance. The Companies’ only relationship to Transamerica is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Nasdaq Index, and Value Line Index, which are determined, composed and calculated without regard to Transamerica or Transamerica Structured Index Advantage® products. The Companies have no obligation to take the needs of Transamerica, or the owners of Transamerica Structured Index Advantage® products, or the sponsors or owners of products based on the FTIS Index, Nasdaq Index, or Value Line Index into consideration when determining, composing, or calculating the FTIS Index, Nasdaq Index, or Value Line Index. The Companies are not responsible for and have not participated in the determination or calculation of Transamerica Structured Index Advantage® products. There are no assurances from the Companies that products based on the FTIS Index, Nasdaq Index, or Value Line Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY OR OF PRODUCTS BASED ON THE FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, NASDAQ INDEX, OR VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY, FTIS INDEX, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN TRANSAMERICA AND THE COMPANIES.

iSHARES® RUSSELL 2000 ETF

The iShares® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC.

iSHARES® U.S. TECHNOLOGY ETF

The iShares® U.S. Technology ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Transamerica Life Insurance Company (TLIC) for certain purposes. TLIC’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® U.S. Technology ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by TLIC or any member of the public regarding the advisability of purchasing any product or service offered by TLIC. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® U.S. Technology ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any TLIC product or service offered by TLIC

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Filing Fee	$0.00
Printing and Engraving	$0.00
Legal Fees and Expenses	$0.00
Accounting Fees and Expenses	$0.00
Total Expenses	$0.00

Item 14. Indemnification of Directors and Officers

Each director and officer of the registrant is indemnified by the registrant against personal liability and related expenses (including attorneys’ fees) reasonably incurred by him in connection with any claim, action, suit or proceeding made or instituted by or on behalf of any person, firm or corporation, against him by reason of his being or having been a director or officer of the registrant, except as to which: 1) he shall have been adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, or 2) in the event no adjudication shall have been made in any action, suit or proceeding with respect to the presence or absence of such dereliction, he shall be adjudged by the board of directors or the majority voting stockholders of the registrant to have been derelict in the performance of his duties as such director or officer.

Without limiting or affecting the scope of the foregoing, each officer and director is fully indemnified and protected by the registrant in any action or omission to act taken in good faith. The foregoing right of indemnification is not exclusive of other rights to which each such person may be entitled by law, and is available whether or not the director or officer is a director or officer at the time of incurring such expense and liability.

The Iowa Code (Sections 490.850 et. seq.) provides for permissive indemnification in certain situations, mandatory indemnification in other situations, and prohibits indemnification in certain situations. The Code also specifies procedures for determining when indemnification payments can be made.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits

(1)	(i) Form of Selling Agreement. Note 1

(ii) Amended and Restated Principal Underwriting Agreement by and between Transamerica Life Insurance Company and Transamerica Capital, Inc. Note 1

(2)	Not Applicable

(3)	(i) Articles of Incorporation of Transamerica Life Insurance Company. Note 1

(ii) Bylaws of Transamerica Life Insurance Company. Note 1

(4)	(i) Individual Flexible Premium Deferred Index-Linked Annuity Contract. Note 2

(ii) Individual Flexible Premium Deferred Index-Linked Annuity Contract Data Page (6 year). Note 2

(iii) Best Entry Index Account Rider. Note 2

(iv) Basic Index Account Rider. Note 2

(v) Credit Advantage Index Rider. Note 2

(vi) Guaranteed Minimum Death Benefit Rider. Note 2

(vii) Performance Lock Rider. Note 2

(viii) Application. Note 2

(5)	Opinion re Legality. Note 5

(6)	Not Applicable.

(7)	Not Applicable.

(8)	Not Applicable.

(9)	Not Applicable.

(10)	None.

(11)	Not Applicable.

(12)	Not Applicable.

(13)	Not Applicable.

(14)	Not Applicable.

(15)	Not Applicable.

(16)	Letter Re Change in Auditor. Note 3

(17)	Not Applicable.

(18)	Not Applicable.

(18)	Not Applicable.

(20)	Not Applicable.

(21)	Subsidiaries of the Registrant. Note 2

(22)	Not Applicable.

(23)	Consent of Independent Registered Public Accounting Firm. Note 5

(24)	Powers of Attorney. Note 4

(25)	Not Applicable.

(26 - 106)	Not Applicable

(107)	Filing Fee Table. Note 4

Note 1.	Incorporated herein by reference from Initial Filing of S-1 Registration Statement (File no. 333- 252121) filed on January 15, 2021.

Note 2.	Incorporated herein by reference from Post-Effective Amendment No. 1 to S-1 Registration Statement (File no. 333-252121) filed May 2, 2022.

Note 3.	Incorporated herein by reference from Post-Effective Amendment No. 2 to S-1 Registration Statement (File no. 333-269398) filed May 1, 2024.

Note 4.	Filed herewith

Note 5.	To be filed by amendment.

(B) Financial Statement Schedules

All required financial statement schedules of Transamerica Life Insurance Company are included in Part I of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on August 16, 2024.

TRANSAMERICA LIFE INSURANCE COMPANY
(Registrant)

Jamie Ohl *
Director, Chief Executive Officer, Individual Solutions Division and President (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 16, 2024.

Signatures	Title

* Jamie Ohl	Director, Chief Executive Officer, Individual Solutions Division and President (principal executive officer)

* Bonnie T. Gerst	Director, Chairman of the Board and President, Financial Assets (principal accounting officer)

* Christopher S. Fleming	Director and Vice President

* Andrew S. Williams	Director, Secretary, General Counsel and Senior Vice President

* Matt Keppler	Chief Financial Officer, Executive Vice President and Treasurer (principal financial officer)

* Chris Giovanni	Director, Chief Strategy & Development Officer and Senior Vice President

/s/ Brian Stallworth* Brian Stallworth	Assistant Secretary

*	By: Brian Stallworth – Attorney-in-Fact pursuant to Powers of Attorney filed previously and/or herewith.